Filed with the Securities and Exchange Commission on February 26, 1999


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                          ------------------------

                                  FORM S-4
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                          ------------------------

                              US AIRWAYS, INC.


Delaware                        4512                      53 - 0218143
(State or other          (Primary Standard             (I.R.S. Employer
jurisdiction of          Industrial Classification     Identification Number)
incorporation or             Code Number)
organization)

                             2345 Crystal Drive
                         Arlington, Virginia 22227
                               (703) 872-7000
                (Address, including zip code, and telephone
                      number, including area code, of
                      Registrant's principal executive
                                  offices)

                          ------------------------


                   Thomas A. Mutryn                                            Copy to:
Senior Vice President - Finance and Chief Financial Officer                 William R. Kunkel
                   US Airways, Inc.                              Skadden, Arps, Slate, Meagher & Flom (Illinois)
                  2345 Crystal Drive                                        333 W. Wacker Dr.
               Arlington, Virginia 22227                                  Chicago, Illinois 60606
                    (703) 872-7000                                          (312) 407-0700
        (Name, address, including zip code, and
        telephone number, including area code,
                 of agent for service)
                          ------------------------


         Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


                      CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                                 Proposed Maximum      Proposed Maximum
        Title of Each Class                   Amount to be         Offering Price          Aggregate            Amount of
   of Securities to be Registered              Registered           Per Unit (1)       Offering Price (1)   Registration Fee

Class C Pass Through Certificates, Series      $141,366,000          100%              $141,366,000         $39,300 (2)
1998-1
=============================================================================================================================

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.
(2) Pursuant to Rule 457(f)(2), the registration fee has been calculated using the book value of the securities being registered.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.




                              US AIRWAYS, INC.
                           CROSS REFERENCE SHEET



Form S-4 Item                                                     Location in Prospectus

A.  INFORMATION ABOUT THE TRANSACTION

Item 1:   Forepart of Registration Statement and Outside
          Front Cover Page of Prospectus.......................  Outside Front Cover Page

Item 2:   Inside Front and Outside Back Cover Pages of
          Prospectus...........................................  Inside Front Cover Page; Outside Back
                                                                 Cover Page

Item 3:   Risk Factors, Ratio of Earnings to Fixed Charges,
          and Other Information................................  Inside Front Cover Page; Prospectus
                                                                 Summary; Risk Factors; The Company;
                                                                 Ratio of Earnings to Fixed Charges

Item 4:    Terms of the Transaction............................  Prospectus Summary; The Exchange Offer;
                                                                 Description of the Certificates; Certain
                                                                 United States Federal Income Tax
                                                                 Consequences; Plan of Distribution

Item 5:   Pro Forma Financial Information......................  Not Applicable

Item 6:   Material Contacts With the Company Being
          Acquired.............................................  Not Applicable

Item 7:   Additional Information Required For Reoffering
          by Persons and Parties Deemed to be
          Underwriters.........................................  Not Applicable

Item 8:   Interests of Named Experts and Counsel...............  Not Applicable

Item 9:   Disclosure of Commission Position on
          Indemnification for Securities Act Liabilities.......  Not Applicable

B.  INFORMATION ABOUT THE REGISTRANT

Item 10:  Information With Respect to S-3 Registrants..........  Available Information; Incorporation of
                                                                 Certain Documents by Reference

Item 11:  Incorporation of Certain Information by
          Reference............................................  Available Information; Incorporation of
                                                                 Certain Documents by Reference

Item 12:  Information With Respect to S-2 or S-3
          Registrants..........................................  Not Applicable

Item 13:  Incorporation of Certain Information by
          Reference............................................  Not Applicable

Item 14:  Information With Respect to Registrants Other
          Than S-3 or S-2 Registrants..........................  Not Applicable

C.  INFORMATION ABOUT THE COMPANY BEING
     ACQUIRED

Item 15:  Information With Respect to S-3 Companies............  Not Applicable

Item 16:  Information With Respect to S-2 or S-3
          Companies............................................  Not Applicable

Item 17:  Information With Respect to Companies Other
          Than S-3 or S-2 Companies............................  Not Applicable

D.  VOTING AND MANAGEMENT INFORMATION

Item 18:  Information if Proxies, Consents or Authorizations
          Are to be Solicited..................................  Not Applicable

Item 19:  Information if Proxies, Consents or Authorizations
          Are Not to be Solicited or in an Exchange Offer......  Not Applicable




[FLAG]

The Information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


               Subject to Completion, dated February 26, 1999

Prospectus

                                                                       LOGO
                                                           US AIRWAYS, INC.


                             Exchange Offer for
                                $141,366,000
                     CLASS C PASS THROUGH CERTIFICATES,
                               SERIES 1998-1


Terms of the Exchange Offer

o         Expires 5:00 p.m. New York City time,
                        , 1999, unless extended.

o US Airways will not receive any proceeds from the Exchange Offer.

o All Old Class C Certificates that are validly tendered and not validly withdrawn will be exchanged.

o The exchange of the Old Class C Certificates (with attached Old Escrow Receipts) for the New Class C Certificates (with attached New Escrow Receipts) will not be a taxable event for U.S. federal income tax purposes.

o Tenders of the Old Class C Certificates may be withdrawn any time prior to the expiration of the Exchange Offer.

o Not subject to any condition, other than that the Exchange Offer not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

o The terms of the New Class C Certificates and the Old Class C Certificates are substantially identical, except that the New Class C Certificates will not contain terms with respect to transfer restrictions or liquidated damages and the New Class C Certificates will be available only in book-entry form.

o There is no existing market for the New Class C Certificates, and US Airways does not intend to apply for their listing on any securities exchange.



               INVESTING IN THE CERTIFICATES INVOLVES RISKS.
                  SEE "RISK FACTORS" BEGINNING ON PAGE 19.
                          ------------------------


        PASS THROUGH       PRINCIPAL                       FINAL EXPECTED
        CERTIFICATES        AMOUNT      INTEREST RATE     DISTRIBUTION DATE

           1998-1C       $141,366,000       6.82%           July 30, 2014

                          ------------------------


Each broker-dealer that receives New Class C Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Class C Certificates received in exchange for Old Class C Certificates where such Old Class C Certificates were acquired by such broker- dealer as a result of market-making activities or other trading activities. US Airways has agreed that, for a period of one hundred eighty (180) days after _____, 1999, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                          ------------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           _______________, 1999


                        PRESENTATION OF INFORMATION

     We have given certain capitalized terms specific meanings for purposes of this Prospectus. The "Index of Terms" attached as Appendix I to this Prospectus lists the page in this Prospectus on which we have defined each such term.

     At varying places in this Prospectus, we refer you to other sections of the Prospectus for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus can be found is listed in the Table of Contents below.

            TABLE OF CONTENTS
                PROSPECTUS

                                              Page

Prospectus Summary............................ 5
  The Exchange Offer.......................... 5
  Summary of Terms of Certificates............ 8
  Cash Flow Structure......................... 9
  Equipment Notes and the Aircraft............10
  Loan to Aircraft Value Ratios...............11
  The Certificates............................12
Risk Factors..................................19
  Risk Factors Relating to US Airways.........19
  Risk Factors Relating to the Airline
    Industry..................................22
  Risk Factors Relating to the Certificates ..24
  Risk Factors Relating to the Exchange Offer.26
The Company...................................27
  Domestic Service............................28
  Expanding International Service.............29
  Code Sharing Relationships..................30
  The US Airways and American Airlines
     Marketing Relationship...................30
  Labor Agreements............................30
  Fleet Rationalization and the Airbus
    Aircraft..................................31
  US Airways' Market Position.................31
  The SABRE Group Agreement...................32
  On-Line Reservation System..................32
  Change in Culture -- A New Outlook..........32
Use of Proceeds...............................33
Ratio of Earnings to Fixed Charges............33
The Exchange Offer............................33
  General.....................................33
  Expiration Date; Extensions; Amendments;
    Termination...............................36
  Interest on the New Class C Certificates....37
  Procedures for Tendering....................37
  Acceptance of Old Class C Certificates for
    Exchange; Delivery of New Class C
    Certificates..............................39
  Book-Entry Transfer.........................39
  Guaranteed Delivery Procedures..............39
  Withdrawal of Tenders.......................40
  Conditions..................................40
  Exchange Agent..............................42
  Fees and Expenses...........................42
  Miscellaneous...............................43
Description of the Certificates...............43
  General.....................................43
  Payments and Distributions..................45
  Pool Factors................................47
  Reports to Certificateholders...............49
  Indenture Defaults and Certain Rights
    upon an Indenture Default.................50
  Purchase Rights of Certificateholders.......52
  PTC Event of Default........................52
  Merger, Consolidation and Transfer
    of Assets.................................52
  Modifications of the Pass Through Trust
     Agreements and Certain Other Agreements..53
  Obligation to Purchase Equipment Notes......56
  Termination of the Trusts...................59
  The Trustees................................59
  Book-Entry; Delivery and Form...............59
Description of the Deposit Agreements.........62
  General.....................................62
  Unused Deposits.............................63
  Distribution upon Occurrence of a
    Triggering Event..........................64
  Distribution upon Occurrence of a
    Termination Event.........................64
  Depositaries................................64
Description of the Escrow Agreements..........65
Description of the Liquidity Facilities.......66
  General.....................................66
  Drawings....................................66
  Reimbursement of Drawings...................69
  Liquidity Events of Default.................70
  Liquidity Provider..........................71
Description of the Intercreditor Agreement....71
  Intercreditor Rights........................71
  Priority of Distributions...................73
  The Subordination Agent.....................76
Description of the Aircraft and the
  Appraisals..................................77
  The Aircraft................................77
  The Appraisals..............................77
  Deliveries of Aircraft......................78
  Substitute Aircraft.........................78
Description of the Equipment Notes............79
  General.....................................79
  Subordination...............................79
  Principal and Interest Payments.............80
  Redemption..................................80
  Security....................................82
  Loan to Value Ratios of Equipment Notes.....82
  Limitation of Liability.....................83
  Indenture Defaults, Notice and Waiver.......84
  Remedies....................................85
  Modification of Indentures and Leases.......87
  Indemnification.............................88
  The Leases and Certain Provisions of
    Owned Aircraft Indentures.................88
Certain United States Federal Income Tax
  Consequences................................95
ERISA Considerations..........................95
  General.....................................95
  Plan Assets Issues..........................96
  Prohibited Transaction Exemptions...........96
  Special Considerations Applicable to
    Insurance Company General Accounts....... 97
Plan of Distribution......................... 97
Legal Matters................................ 98
Experts...................................... 98
Other Information............................ 99
    Effects of Year 2000 .................... 99
Available Information........................100
Reports to Certificateholders................101
Incorporation of Certain Documents by
  Reference..................................101
Index of Terms...............................I-1
Appraisal Letters...........................II-1


     We have not authorized anyone to provide you with information concerning this offering other than the information contained in this Prospectus. We are offering to exchange Certificates only in jurisdictions where such offers are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any exchange of Certificates.


                    [THIS PAGE INTENTIONALLY LEFT BLANK]



                             PROSPECTUS SUMMARY

     This summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. References in this Prospectus to "we," "us," "our," the "Company" or "US Airways" refer to US Airways, Inc. and its subsidiary. For more complete information about the Certificates and US Airways, you should read this entire Prospectus, as well as the materials filed with the Securities and Exchange Commission that are considered to be part of this Prospectus. See "Incorporation of Certain Documents by Reference" in the Prospectus.


                                            The Exchange Offer

The Certificates                    On December 14, 1998, we privately
                                    placed an aggregate of $141,366,000 of
                                    Old Class C Certificates. On the same
                                    date, we publicly sold an aggregate of
                                    $447,768,000 of Class A and Class B
                                    Certificates, which were registered
                                    under the Securities Act. We are using
                                    the proceeds from the sale of the
                                    Certificates to purchase Equipment
                                    Notes issued to finance the
                                    acquisition, from time to time, of 23
                                    new Airbus aircraft by us and our
                                    affiliates. We already have used some
                                    of the proceeds to purchase Equipment
                                    Notes relating to nine of the Aircraft.
                                    The remaining proceeds are being held
                                    in escrow and were deposited by the
                                    Escrow Agent with the applicable
                                    Depositary. Funds are withdrawn from
                                    escrow to acquire Equipment Notes, from
                                    time to time, to finance Aircraft when
                                    they are delivered to us.

                                    When we refer to the "Old Class C
                                    Certificates" in this Prospectus, we
                                    mean the Class C Pass Through
                                    Certificates, Series 1998-1 privately
                                    placed with the Initial Purchaser on
                                    December 14, 1998 and which were not
                                    registered with the Securities
                                    and Exchange Commission.

                                    When we refer to the "New Class C
                                    Certificates" in this Prospectus, we
                                    mean the Class C Certificates
                                    registered with the Securities and
                                    Exchange Commission and offered hereby
                                    in exchange for the Old Class C
                                    Certificates.

                                    When we refer to the "Class C
                                    Certificates" in this Prospectus, the
                                    related discussion applies to both the
                                    Old Class C Certificates and the New
                                    Class C Certificates.

                                    When we refer to the "Certificates" in
                                    this Prospectus, the related discussion
                                    applies to all of the Class A
                                    Certificates, the Class B Certificates,
                                    the Old Class C Certificates and the
                                    New Class C Certificates.

Registration Agreement              On December 14, 1998, we entered into a
                                    Registration Agreement with the Initial
                                    Purchaser and Trustee of the Class C
                                    Trust providing, among other things,
                                    for the Exchange Offer. On January 20,
                                    1999, the parties entered into
                                    Amendment No. 1 to the Registration
                                    Agreement providing for an extension of
                                    time by 30 days to file the
                                    Registration Statement with the
                                    Commission.

The Exchange Offer                  We are offering New Class C
                                    Certificates in exchange for an equal
                                    principal amount of Old Class C
                                    Certificates. The New Class C
                                    Certificates will be issued to satisfy
                                    our obligations under the Registration
                                    Agreement. The New Class C Certificates
                                    will be entitled to the benefits of and
                                    will be governed by the same Pass
                                    Through Trust Agreement that governs
                                    the Old Class C Certificates. The form
                                    and terms of the New Class C
                                    Certificates are the same in all
                                    material respects as the form and terms
                                    of the Old Class C Certificates, except
                                    that we registered the New Class C
                                    Certificates under the Securities Act
                                    so their transfer is not restricted
                                    like the Old Class C Certificates and
                                    the New Class C Certificates are not
                                    entitled to liquidated damages under
                                    the Registration Agreement. As of the
                                    date of this Prospectus, $141,366,000
                                    aggregate principal amount of the Old
                                    Class C Certificates are outstanding.
                                    You may tender Old Class C Certificates
                                    only in integral multiples of $1,000.
                                    See "The Exchange Offer--General."

                                    The Class A Certificates and the Class
                                    B Certificates are not being exchanged
                                    in the Exchange Offer. We anticipate
                                    that all $447,768,000 of the Class A
                                    and Class B Certificates outstanding on
                                    the date of this Prospectus will be
                                    outstanding following completion of the
                                    Exchange Offer.

Resale of New Class C
Certificates                        We believe that you can offer for
                                    resale, resell and otherwise transfer
                                    the New Class C Certificates without
                                    complying with the registration and
                                    prospectus delivery requirements of the
                                    Securities Act if:

                                    o   you acquire the New Class C
                                        Certificates in the ordinary course
                                        of your business;

                                    o   you are not participating, do not
                                        intend to participate, and have no
                                        arrangement or understanding with any
                                        person to participate, in the
                                        distribution of the New Class C
                                        Certificates; and

                                    o   you are not an "affiliate" of ours,
                                        as defined in Rule 405 of the
                                        Securities Act.

                                    If any of these conditions is not
                                    satisfied and you transfer any New
                                    Class C Certificate without delivering
                                    a proper prospectus or without
                                    qualifying for a registration
                                    exemption, you may incur liability
                                    under the Securities Act. We do not
                                    assume or indemnify you against such
                                    liability.

Consequences of Failure to
Exchange Old Class C
Certificates                        Once the Exchange Offer has been
                                    completed, if you do not exchange your
                                    Old Class C Certificates for New Class C
                                    Certificates in the Exchange Offer, you
                                    will no longer be entitled to
                                    registration rights and will not be able to offer or sell your Old Class C
                                    Certificates, unless (i) such Old Class C
                                    Certificates are subsequently registered under the Securities Act (which, subject to certain exceptions set forth in the Registration Agreement, we will have no obligation to do) or (ii) your transaction is exempt from or otherwise not subject to, the Securities Act and applicable state securities laws. See
                                    "Risk Factors--Risk Factors Relating to
                                    the Certificates and the
                                    Offering--Consequences of Failure to
                                    Exchange" and "The Exchange Offer."

Expiration Date                     The Exchange Offer expires at 5:00 p.m.,
                                    New York City time, _________, 1999,
                                    unless we extend the expiration date.

Interest on the New Class C         The New Class C Certificates will accrue
Certificates                        interest at the rate of 6.82% per annum,
                                    from the most recent date to which
                                    interest has been paid on the Old Class C
                                    Certificates or, if no interest has been paid, from the Issuance Date.

Conditions to the Exchange Offer    The Exchange Offer is not conditioned
                                    upon any minimum principal amount of Old
                                    Class C Certificates being tendered for
                                    exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by us. See "The
                                    Exchange Offer--Conditions."

Procedures for Tendering Old
Class C Certificates                If you wish to accept the Exchange Offer,
                                    you must transmit a properly completed
                                    and signed Letter of Transmittal, or a
                                    facsimile thereof (or, in the case of a
                                    book- entry transfer, an Agent's Message in lieu of such Letter of Transmittal), together with the Old Class C
                                    Certificates to be exchanged and any
                                    other required documentation to the
                                    Exchange Agent at the address set forth
                                    in this Prospectus or effect a tender of Old Class C Certificates pursuant to the procedures for book- entry transfer as provided for in this Prospectus. See "The
                                    Exchange Offer --Procedures for
                                    Tendering" and "--Book-Entry Transfer."

Guaranteed Delivery Procedures      If you wish to tender Old Class C
                                    Certificates and your Old Class C
                                    Certificates are not immediately
                                    available or you cannot deliver your Old
                                    Class C Certificates and a properly
                                    completed Letter of Transmittal or any
                                    other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, you may tender your Old Class C Certificates according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed
                                    Delivery Procedures."

Withdrawal Rights                   You may withdraw a tender of Old Class C
                                    Certificates at any time prior to 5:00
                                    p.m., New York City time, on the
                                    Expiration Date. To withdraw a tender of Old Class C Certificates, the Exchange
                                    Agent must receive a written or facsimile transmission notice of withdrawal at its address set forth under "The Exchange
                                    Offer--Exchange Agent" prior to 5:00
                                    p.m., New York City time, on the
                                    Expiration Date.

Acceptance of Old Class C
Certificates and Delivery of
New Class C Certificates            Subject to certain conditions, we will
                                    accept for exchange any and all Old Class
                                    C Certificates which are properly
                                    tendered in the Exchange Offer prior to
                                    5:00 p.m., New York City time, on the
                                    Expiration Date. We will deliver the New
                                    Class C Certificates promptly following
                                    the Expiration Date. See "The Exchange
                                    Offer."

Certain United States Federal
Income Tax  Consequences            The exchange of the Old Class C
                                    Certificates (with attached Old Escrow
                                    Receipts) for the New Class C
                                    Certificates (with attached New Escrow
                                    Receipts) will not be a taxable event for U.S. federal income tax purposes. See
                                    "Certain United States Federal Income Tax
                                    Consequences."

Exchange Agent                      State Street Bank and Trust Company is
                                    serving as Exchange Agent in the Exchange
                                    Offer.

Fees and Expenses                   We will pay all expenses of completing
                                    the Exchange Offer and compliance with
                                    the Registration Agreement, except that
                                    the Initial Purchaser will bear any
                                    additional expenses caused by a request
                                    by the Initial Purchaser to delay
                                    effectiveness of the Registration
                                    Statement and keeping the Registration
                                    Statement effective with the Commission
                                    for more than 180 days after the
                                    expiration of the Exchange Offer. See
                                    "The Exchange Offer--Fees and Expenses."

Use of Proceeds                     We will not receive any cash proceeds
                                    from the exchange of the New Class C
                                    Certificates for the Old Class C
                                    Certificates.

                       Summary of Terms of Certificates



                                                             Class A            Class B            Class C
                                                          Certificates       Certificates       Certificates
                                                          ------------       ------------       ------------

Aggregate Face Amount................................     $366,486,000        $81,282,000       $141,366,000
Ratings:
     Moody's.........................................          A2                Baa1               Ba1
     Standard & Poor's...............................          AA-                 A                BBB-
Initial Loan to Aircraft Value (cumulative) (1)......         39.6%              48.3%              63.9%
Expected Principal Distribution Windows
   (in years)........................................      0.6 - 19.1         1.1 - 19.1         7.1 - 15.6
Initial Average Life (in years from issuance date)...         12.9                9.6               12.5
Regular Distribution Dates...........................      January 30         January 30         January 30
                                                           and July 30        and July 30        and July 30
Final Expected Regular Distribution Date.............   January 30, 2018   January 30, 2018     July 30, 2014
Final Maturity Date..................................     July 30, 2019      July 30, 2019    January 30, 2016
Minimum Denomination.................................        $1,000             $1,000             $1,000
Section 1110 Protection..............................          Yes                Yes                Yes
Liquidity Facility Coverage..........................     3 semiannual       3 semiannual       3 semiannual
                                                            interest           interest           interest
                                                             payments           payments           payments

------------

(1) These percentages are calculated as of January 30, 2000, the first Regular Distribution Date after all Aircraft are scheduled to have been delivered. In making such calculations, we have assumed that all Aircraft are delivered prior to such date, that the maximum principal amount of the Equipment Notes is issued and that the aggregate appraised Aircraft base value is $906,005,467 as of such date. The appraised base value is only an estimate and reflects certain assumptions, which assumptions may not reflect current market conditions. See "Description of the Aircraft and the Appraisals--The Appraisals." The Mandatory Economic Terms require that the initial loan to Aircraft value, based on the foregoing appraisals, for each Aircraft as of its delivery date be not in excess of 40.5% in the case of the Series A Equipment Notes, 51.0% in the case of Series B Equipment Notes and 67.0% in the case of the Series C Equipment Notes.


Cash Flow Structure

     Set forth below is a diagram illustrating the cash flow structure relating to the Certificates.

     Diagram omitted, which shows that US Airways will pay to the Loan Trustee for Leased Aircraft and Owned Aircraft (i) the Lease Rental Payments, which are assigned by the Loan Trustee, on Leased Aircraft and
(ii) the Mortgage Payments on Owned Aircraft. From such Lease Rental Payments and Mortgage Payments, the Loan Trustee will make Equipment Note Payments on the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes with respect to all Aircraft to the Subordination Agent. Excess Rental Payments will be paid by the Loan Trustee to the Lessors for Leased Aircraft. From such Equipment Note Payments, the Subordination Agent will pay Principal, Premium, if any, and Interest Distributions to the Pass Through Trustee for the Class A Trust, the Pass Through Trustee for the Class B Trust and the Pass Through Trustee for the Class C Trust, who will pay such principal, premium, if any, and interest distributions to the Holders of Class A Certificates, the Holders of Class B Certificates and Holders of Class C Certificates, respectively. The Subordination Agent may also receive Advances, if any, and pay Reimbursements, if any, to the Liquidity Provider. The applicable Depositary will make Interest Payments on the Deposits to the Paying Agent on behalf of the Escrow Agent. From such Interest Payments, the Paying Agent on behalf of the Escrow Agent will make payments to the Holders of Class A Certificates, the Holders of Class B Certificates and the Holders of Class C Certificates.

-------------
(1) Each Aircraft leased to us will be subject to a separate Lease and a related Indenture; each Owned Aircraft will be subject to a separate Indenture.

(2) A portion of the proceeds of the public offering of the Class A and Class B Certificates and a portion of the proceeds of the private placement of the Old Class C Certificates have been used by the Trusts to purchase Equipment Notes relating to nine of the Aircraft. The remaining proceeds from the sale of the Certificates are held in escrow and deposited with the Depositaries. The Depositaries are holding such funds as interest-bearing Deposits. Each Trust will withdraw funds from the Deposits relating to such Trust to purchase the corresponding series of Equipment Notes from time to time as each Aircraft is financed. The scheduled payments of interest on the Equipment Notes and on the Deposits relating to a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. The Liquidity Facilities will not cover interest on the Deposits. If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date, such funds will be withdrawn by the Escrow Agent and distributed to the holders of the Certificates issued by such Trust, together with accrued and unpaid interest thereon and a Deposit Make-Whole Premium payable by us, provided that no premium will be paid with respect to unused Deposits attributable to the failure of an Aircraft to be delivered prior to the Delivery Period Termination Date due to any reason not occasioned by our fault or negligence.


Equipment Notes and the Aircraft

     Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and the Aircraft expected to secure such Equipment Notes:



                                                                                                Maximum
                                                                  Principal       Principal    Principal
                                     Manu-                        Amount of       Amount of    Amount of
                     Expected      facturer's     Aircraft        Series A        Series B     Series C    Appraised
                    Registration   Serial         Delivery        Equipment      Equipment     Equipment      Base
 Aircraft Type         Number       Number        Month (1)          Notes          Notes      Notes (2)    Value (3)
---------------    -------------   ----------     ---------       ----------     ----------    ----------  ----------

 Airbus A319.         N700UW          0885      October 15, 1998  $15,053,003   $2,735,481    $5,755,411  $37,633,333
 Airbus A319.         N701UW          0890      October 20, 1998   15,053,000    3,617,119     5,758,425   37,633,333
 Airbus A319.         N702UW          0896      November 2, 1998   15,062,667    3,647,600     5,779,505   37,656,667
 Airbus A319.         N703UW          0904      November 10, 1998  15,062,667    3,643,831     5,783,274   37,656,667
 Airbus A319.         N704US          0922      December 14, 1998  15,073,333    3,523,910     5,793,467   37,683,333
 Airbus A319.         N705UW          0929      December 17, 1998  15,073,333    3,523,910     5,793,467   37,683,333
 Airbus A320.         N101UW          0936      January 29, 1999   17,594,667    4,706,573     7,063,070   43,986,667
 Airbus A319.         N706US          0946      January 22, 1999   15,253,333    3,414,504     5,793,467   38,133,333
 Airbus A319.         N707UW          0949      January 29, 1999   15,253,333    3,249,879     5,793,467   38,133,333
 Airbus A319.         N708UW          0972         March 1999      15,264,000    3,387,021     5,788,248   38,160,000
 Airbus A319.         N709UW          0997         March 1999      15,273,333    3,406,805     5,797,284   38,183,333
 Airbus A320.         N102UW          0844          May 1999       17,777,333    3,100,808     7,110,663   44,443,333
 Airbus A320.         N103US          0861          May 1999       17,777,333    4,179,107     7,110,663   44,443,333
 Airbus A319.         N710UW          1019          May 1999       15,412,000    3,353,182     5,823,677   38,530,000
 Airbus A320.         N104UW          0863         June 1999       17,789,333    4,069,042     7,125,015   44,473,333
 Airbus A320.         N105UW          0868         June 1999       17,789,333    4,069,042     7,125,015   44,473,333
 Airbus A319.         N711UW          1033         June 1999       15,421,333    3,369,900     5,831,762   38,553,333
 Airbus A319.         N712US          1038         June 1999       15,421,333    3,369,900     5,831,762   38,553,333
 Airbus A320.         N106US          1044         July 1999       17,937,333    3,846,114     7,134,730   44,843,333
 Airbus A319.         N713UW          1040         July 1999       15,536,000    3,292,757     5,843,407   38,840,000
 Airbus A319.         N714US          1046         July 1999       15,536,000    3,292,757     5,843,407   38,840,000
 Airbus A319.         N715UW          1051         July 1999       15,536,000    3,241,379     5,843,407   38,840,000
 Airbus A319.         N716UW          1055         July 1999       15,536,000    3,241,379     5,843,407   38,840,000


-------------
(1) The delivery dates for the first nine Aircraft are set forth in this table. The delivery date for any other Aircraft may be delayed or accelerated. The Delivery Period Termination Date will be no later than October 31, 1999. See "Description of the Aircraft and the Appraisals--Deliveries of Aircraft." We have the option to substitute other aircraft if the delivery of any Aircraft is expected to be delayed for more than 30 days after the month scheduled for such delivery or beyond the Delivery Period Termination Date. See "Description of the Aircraft and the Appraisals--Substitute Aircraft."

(2) The actual principal amount of the Series C Equipment Notes issued for any Aircraft may be less than the amounts set forth in this table depending on the circumstances of the financing of such Aircraft. The aggregate principal amount of all the Equipment Notes of each Series will not exceed the aggregate face amount of the Certificates of the corresponding Class.

(3) The appraised base value of each Aircraft set forth above is the lesser of the mean and median base values of such Aircraft as appraised by three independent appraisal and consulting firms, and, in the case of future deliveries, projected as of the scheduled delivery month of each Aircraft. Such appraisals are based upon varying assumptions (which assumptions may not reflect current market conditions) and methodologies made in connection with the initial sale of the Certificates in December of 1998. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See "Risk Factors--Risk Factors Relating to the Certificates and the Exchange Offer--Appraisals and Realizable Value of Aircraft."


Loan to Aircraft Value Ratios

     The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of January 30, 2000 (the first Regular Distribution Date that occurs after all Aircraft are scheduled to have been delivered) and each July Regular Distribution Date thereafter assuming that Equipment Notes of each series in the maximum principal amount for all of the Aircraft are acquired by the Trusts prior to the Delivery Period Termination Date. The LTVs for any Class of Certificates as of dates prior to January 30, 2000 are not meaningful, since the property of the Trusts will not include during such period all of the Equipment Notes expected to be acquired by the Trusts and the related Aircraft will not be included in the calculation. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. See "Risk Factors--Risk Factors Relating to the Certificates and the Exchange Offer--Appraisals and Realizable Value of Aircraft."



                        Assumed       Class A       Class B       Class C
                       Aggregate   Certificates   Certificates  Certificates         Class A      Class B       Class C
                       Aircraft        Pool           Pool          Pool          Certificates   Certificates  Certificates
        Date           Value(1)     Balance(2)     Balance(2)    Balance(2)           LTV(3)      LTV(3)         LTV(3)
        ----         -----------   ------------   ------------  ------------       -----------   -----------    -----------

January 30, 2000.   $ 906,005,467  $ 358,949,213  $ 78,388,855 $ 141,366,000           39.6%       48.3%         63.9%
July 30, 2000....     878,518,967    355,800,180    78,286,374   141,366,000           40.5        49.4          65.5
July 30, 2001....     851,032,467    344,668,148    74,637,893   141,366,000           40.5        49.3          65.9
July 30, 2002....     823,545,967    333,536,115    69,891,574   141,366,000           40.5        49.0          66.2
July 30, 2003....     796,059,467    322,404,083    63,697,711   141,366,000           40.5        48.5          66.3
July 30, 2004....     768,572,967    311,119,854    56,358,337   141,366,000           40.5        47.8          66.2
July 30, 2005....     741,086,467    299,424,046    47,863,796   141,366,000           40.4        46.9          65.9
July 30, 2006....     713,599,967    284,800,838    41,523,788   140,435,893           39.9        45.7          65.4
July 30, 2007....     686,113,467    269,507,075    37,335,503   136,477,828           39.3        44.7          64.6
July 30, 2008....     658,626,967    255,868,673    34,166,914   130,782,717           38.8        44.0          63.9
July 30, 2009....     631,140,467    249,816,689    31,728,454   120,443,849           39.6        44.6          63.7
July 30, 2010....     603,653,967    243,091,889    29,289,994    99,155,827           40.3        45.1          61.5
July 30, 2011....     576,167,467    233,347,823    26,851,534    75,384,499           40.5        45.2          58.2
July 30, 2012....     548,680,967    222,215,790    24,413,074    48,885,700           40.5        44.9          53.9
July 30, 2013....     521,194,467    210,920,930    19,814,328     3,406,990           40.5        44.3          44.9
July 30, 2014....     490,304,233    148,586,631    14,097,042             0           30.3        33.2          NA
July 30, 2015....     453,655,567    121,490,540    12,068,520             0           26.8        29.4          NA
July 30, 2016....     417,006,900     84,523,352    12,068,520             0           20.3        23.2          NA
July 30, 2017....     334,185,000     24,280,592    11,376,265             0            7.3        10.7          NA



(1) We have assumed the initial appraised value of each Aircraft, determined as described under "--Equipment Notes and the Aircraft," declines by 3% per year for the first fifteen years after the year of delivery of such Aircraft and by 4% per year for the next five years. Other depreciation assumptions would result in important differences in the LTVs.

(2) In calculating the outstanding balances, we have assumed that the Trusts will acquire the maximum principal amount of Equipment Notes for all Aircraft.

(3) The LTVs for each Class of Certificates were obtained for each Regular Distribution Date by dividing (i) the expected outstanding balance of such Class together with the expected outstanding balance of all other Classes equal or senior in right of payment to such Class after giving effect to the distributions expected to be made on such date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above. The outstanding balances and LTVs may change if, among other things, the aggregate principal amount of the Equipment Notes acquired by the Trusts is less than the maximum permitted under the terms of the offering or the amortization of the Equipment Notes differs from the assumed amortization schedule calculated for purposes of this Prospectus.

     The above table was compiled on an aggregate basis. However, the Equipment Notes for an Aircraft will not have a security interest in any other Aircraft. This means that any excess proceeds realized from the sale of an Aircraft or other exercise of remedies will not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft. See "Description of the Equipment Notes--Loan to Value Ratios of Equipment Notes" for examples of LTVs for the Equipment Notes issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown above.

                                                 The Certificates

The Certificates                       Each Class of Certificates
                                       represents a fractional undivided
                                       interest in a related Trust. The
                                       Certificates represent interests in
                                       the Trusts only and do not represent
                                       interests in or obligations of US
                                       Airways or any of our affiliates.

Use of Proceeds                        We are using the proceeds from the
                                       sale of the Class A Certificates,
                                       the Class B Certificates and the Old
                                       Class C Certificates to purchase
                                       Equipment Notes issued to finance
                                       the acquisition of 23 new Airbus
                                       aircraft to be operated by US
                                       Airways and our affiliates. A
                                       portion of the proceeds from such
                                       sale already has been used by the
                                       Trusts to purchase Equipment Notes
                                       relating to nine of the 23 new
                                       Airbus aircraft. The remaining
                                       proceeds from such sale are held in
                                       escrow and were deposited with the
                                       applicable Depositary. Each such
                                       Trust will withdraw funds from the
                                       escrow relating to such Trust to
                                       acquire Equipment Notes. We will not
                                       receive any cash proceeds from the
                                       exchange of the New Class C
                                       Certificates for the Old Class C
                                       Certificates.

Subordination Agent, Trustee,
Paying Agent and Loan Trustee          State Street Bank and Trust Company.

Escrow Agent                           First Security Bank, National
                                       Association.

Depositaries                           Credit Suisse First Boston, New York
                                       branch, for the Class A and Class B
                                       Certificates; Citibank, N.A., for
                                       the Class C Certificates.

Liquidity Provider                     ABN AMRO Bank N.V., acting through
                                       its Chicago branch.

Trust Property                         The property of each Trust includes:

                                        o   Equipment Notes acquired by
                                            such Trust.

                                        o   All monies receivable under
                                            the Liquidity Facility for
                                            such Trust.

                                        o   Funds from time to time
                                            deposited with the Trustee in
                                            accounts relating to such
                                            Trust.

                                        o   Rights of the Trust to acquire
                                            Equipment Notes under the Note
                                            Purchase Agreement.

                                        o   Rights of the Trust under the
                                            related Escrow and Paying Agent
                                            Agreement.

                                        o   Rights of the Trust under the
                                            Intercreditor Agreement.

Regular Distribution Dates             January 30 and July 30, commencing
                                       on January 30, 1999.

Record Dates                           The fifteenth day preceding the
                                       related Distribution Date.

Distributions                          The Trustee and the Paying Agent, as
                                       the case may be, will distribute all
                                       payments of principal, premium (if
                                       any) and interest received on the
                                       Equipment Notes held in each Trust
                                       and all payments of interest and
                                       Deposit Make-Whole Premium (if any)
                                       on the Deposits relating to each
                                       Trust to the holders of the
                                       Certificates of such Trust, subject,
                                       in the case of payments on the
                                       Equipment Notes, to the
                                       subordination provisions applicable
                                       to the Certificates.

                                       Subject to the subordination
                                       provisions applicable to the
                                       Certificates, scheduled payments of
                                       principal and interest made on the
                                       Equipment Notes will be distributed
                                       on the applicable Regular
                                       Distribution Dates.

                                       Subject to the subordination
                                       provisions applicable to the
                                       Certificates, payments of principal,
                                       premium (if any) and interest made
                                       on the Equipment Notes resulting
                                       from any early redemption or
                                       purchase of such Equipment Notes
                                       will be distributed on a Special
                                       Distribution Date after not less
                                       than 15 days' notice to
                                       Certificateholders.

Subordination                          After distributions are made to
                                       reimburse the Liquidity Provider (if
                                       necessary), distributions on the
                                       Certificates will be made in the
                                       following order:

                                       o     First, to the holders of the
                                             Class A Certificates.

                                       o     Second, to the holders of the
                                             Class B Certificates.

                                       o     Third, to the holders of the
                                             Class C Certificates.

                                       If we are in bankruptcy or certain
                                       other specified events have occurred
                                       but we are continuing to meet
                                       certain of our obligations, the
                                       subordination provisions applicable
                                       to the Certificates permit
                                       distributions to be made to junior
                                       Certificates prior to making
                                       distributions in full on the senior
                                       Certificates.

Control of Loan Trustee                The holders of at least a majority
                                       of the outstanding principal amount
                                       of Equipment Notes issued under each
                                       Indenture will be entitled to direct
                                       the Loan Trustee under such
                                       Indenture in taking action as long
                                       as no Indenture Default is
                                       continuing under the respective
                                       Indenture. If an Indenture Default
                                       is continuing, subject to certain
                                       conditions, the "Controlling Party"
                                       will direct the Loan Trustees
                                       (including in exercising remedies,
                                       such as accelerating such Equipment
                                       Notes or foreclosing the lien on the
                                       Aircraft securing such Equipment
                                       Notes).

                                       The Controlling Party will be:

                                       o     The Class A Trustee.

                                       o    Upon payment of final
                                            distributions to the holders of
                                            Class A Certificates, the Class
                                            B Trustee.

                                       o    Upon payment of final
                                            distributions to the holders of
                                            Class B Certificates, the Class
                                            C Trustee.

                                       o    Under certain circumstances, the
                                            Liquidity Provider.

                                       In exercising remedies during the
                                       nine months after the earlier of (a)
                                       the acceleration of the Equipment
                                       Notes issued pursuant to any
                                       Indenture or (b) the bankruptcy of
                                       US Airways, the Controlling Party
                                       may not sell such Equipment Notes or
                                       the Aircraft subject to the lien of
                                       such Indenture for less than certain
                                       specified minimums or modify lease
                                       rental payments for such Aircraft
                                       below a specified threshold.

Right to Buy Other Classes of
Certificates                           If we are in bankruptcy or certain
                                       other specified events have
                                       occurred, the Certificateholders may
                                       have the right to buy the more
                                       senior Classes of Certificates on
                                       the following basis:

                                        o   The Class B Certificateholders
                                            will have the right to purchase
                                            all of the Class A
                                            Certificates.

                                       o    The Class C Certificateholders
                                            will have the right to purchase
                                            all of the Class A and Class B
                                            Certificates.

                                       The purchase price will be the
                                       outstanding balance of the
                                       applicable Class of Certificates
                                       plus accrued and unpaid interest,
                                       plus any other amounts then due to
                                       the Certificateholders of such
                                       Class.

Liquidity Facilities                   Under the Liquidity Facility for
                                       each Trust, the Liquidity Provider
                                       will, if necessary, make advances in
                                       an aggregate amount sufficient to
                                       pay interest on the applicable
                                       Certificates on up to three
                                       successive semiannual Regular
                                       Distribution Dates at the applicable
                                       interest rate for such Certificates.
                                       The Liquidity Facilities cannot be
                                       used to pay any other amount in
                                       respect of the Certificates and will
                                       not cover interest payable on
                                       amounts held in escrow as Deposits
                                       with the Depositaries or liquidated
                                       damages paid pursuant to the
                                       Registration Agreement.

                                       Notwithstanding the subordination
                                       provisions applicable to the
                                       Certificates, the holders of the
                                       Certificates to be issued by each
                                       Trust will be entitled to receive
                                       and retain the proceeds of drawings
                                       under the Liquidity Facility for
                                       such Trust.

                                       Upon each drawing under any
                                       Liquidity Facility to pay interest
                                       on the Certificates, the
                                       Subordination Agent will, to the
                                       extent of available funds, reimburse
                                       the Liquidity Provider for the
                                       amount of such drawing. Such
                                       reimbursement obligation and all
                                       interest, fees and other amounts
                                       owing to the Liquidity Provider will
                                       rank senior to the Certificates in
                                       right of payment.

Escrowed Funds                         Funds paid to the Escrow Agent by
                                       the Certificateholders were
                                       deposited with the applicable
                                       Depositary and are held as Deposits
                                       pursuant to separate Deposit
                                       Agreements for each Trust. Funds may
                                       be withdrawn by the Escrow Agent at
                                       the direction of the applicable
                                       Trustee from time to time to
                                       purchase Equipment Notes prior to
                                       the Delivery Period Termination
                                       Date. On each Regular Distribution
                                       Date, the applicable Depositary will
                                       pay to the Paying Agent interest
                                       accrued on the Deposits relating to
                                       each Trust at a rate per annum equal
                                       to the interest rate applicable to
                                       the Certificates issued by such
                                       Trust. The Paying Agent, on behalf
                                       of the Escrow Agent, will pay such
                                       interest to the applicable
                                       Certificateholders. The Deposits
                                       relating to a Trust and interest
                                       paid thereon will not be subject to
                                       the subordination provisions
                                       applicable to the Certificates. The
                                       Deposits cannot be used to pay any
                                       other amount in respect of the
                                       Certificates.

Unused Escrowed Funds                  Less than all of the Deposits held
                                       in escrow may be used to purchase
                                       Equipment Notes by the Delivery
                                       Period Termination Date. This may
                                       occur because of delays in the
                                       delivery of Aircraft or other
                                       reasons. If any funds remain as
                                       Deposits with respect to any Trust
                                       after the Delivery Period
                                       Termination Date, they will be
                                       withdrawn by the Escrow Agent for
                                       such Trust and distributed, with
                                       accrued and unpaid interest, to the
                                       holders of Escrow Receipts relating
                                       to the respective Trust after at
                                       least 15 days' prior written notice.
                                       In addition, such distribution will
                                       include a premium payable by us
                                       equal to the Deposit Make-Whole
                                       Premium with respect to such Trust's
                                       remaining Deposits, provided that no
                                       premium will be paid with respect to
                                       unused Deposits attributable to the
                                       failure of an Aircraft to be
                                       delivered prior to the Delivery
                                       Period Termination Date due to any
                                       reason not occasioned by our fault
                                       or negligence. See "Description of
                                       the Deposit Agreements --Unused
                                       Deposits."

Obligation to Purchase Equipment
Notes The Class A, Class B and Class C Trustees will be obligated to purchase the Series A, Series B and Series C Equipment Notes issued with respect to each Aircraft pursuant to the Note Purchase Agreement. We may enter into a leveraged lease financing or a secured debt financing with respect to each Aircraft pursuant to forms of financing agreements attached to the Note Purchase Agreement. In the case of a Leased Aircraft, the terms of the financing agreements entered into may differ from the forms of such agreements described in this Prospectus because a third party, the Owner Participant, which will provide a portion of the financing of each Aircraft, may request changes. However, under the Note Purchase Agreement, the terms of such financing agreements must (a) contain the Mandatory Document Terms set forth in the Note Purchase Agreement with such modification as is expressly permitted by the terms of the Note Purchase Agreement and
                                       (b) not vary the Mandatory Economic
                                       Terms set forth in the Note Purchase
                                       Agreement. In addition, we must (a)
                                       certify to the Trustees that any
                                       such modifications do not materially
                                       and adversely affect the
                                       Certificateholders and (b) obtain
                                       written confirmation from each
                                       Rating Agency that the use of
                                       versions of such agreements modified
                                       in any material respect will not
                                       result in a withdrawal, suspension
                                       or downgrading of the rating of any
                                       Class of Certificates. The Trustees
                                       will not be obligated to purchase
                                       Equipment Notes if, at the time of
                                       issuance, we are in bankruptcy or
                                       certain other specified events have
                                       occurred. See "Description of the
                                       Certificates--Obligation to Purchase
                                       Equipment Notes."

Equipment Notes
   (a) Issuer                          Leased Aircraft. For Aircraft leased
                                       by us, the related Equipment Notes
                                       will be issued by First Security
                                       Bank, National Association, acting
                                       as Owner Trustee. The Owner Trustee
                                       will not be individually liable for
                                       such Equipment Notes. However, our
                                       scheduled rental obligations under
                                       the related Lease will be in amounts
                                       sufficient to pay scheduled payments
                                       on such Equipment Notes.

                                       Owned Aircraft. If we purchase an
                                       Aircraft, the related Equipment
                                       Notes will be issued by us.

   (b) Interest                        The Equipment Notes held in the
                                       Class C Trust will accrue interest
                                       at the rate of 6.82% per annum. The
                                       Equipment Notes held in the Class A
                                       Trust and the Class B Trust will
                                       accrue interest at 6.85% per annum
                                       and 7.35% per annum, respectively.
                                       Interest on all Equipment Notes will
                                       be payable on January 30 and July 30
                                       of each year, commencing on January
                                       30, 1999. Interest is calculated on
                                       the basis of a 360-day year
                                       consisting of twelve 30-day months.

   (c) Principal                       Principal payments on the Series A,
                                       Series B and Series C Equipment
                                       Notes are scheduled to begin on July
                                       30, 1999, January 30, 2000 and
                                       January 30, 2006, respectively.

   (d) Redemption and Purchase         Aircraft Event of Loss. If an Event
                                       of Loss occurs with respect to an
                                       Aircraft, all of the Equipment Notes
                                       issued with respect to such Aircraft
                                       will be redeemed, unless such
                                       Aircraft is replaced by us under the
                                       related financing agreements. The
                                       redemption price in such case will
                                       be the unpaid principal amount of
                                       such Equipment Notes, together with
                                       accrued interest, but without any
                                       premium.

                                       Optional Redemption. The issuer of
                                       the Equipment Notes with respect to
                                       an Aircraft may elect to redeem them
                                       prior to maturity. The redemption
                                       price in such case will be the
                                       unpaid principal amount of such
                                       Equipment Notes, together with
                                       accrued interest plus a Make-Whole
                                       Premium. See "Description of the
                                       Equipment Notes--Redemption."

                                       Purchase by Owner. In the case of a
                                       Leased Aircraft, if a Lease Event of
                                       Default is continuing, the
                                       applicable Owner Trustee or Owner
                                       Participant may elect to purchase
                                       all of the Equipment Notes with
                                       respect to such Aircraft, subject to
                                       the terms of the applicable Leased
                                       Aircraft Indenture. The purchase
                                       price in such case will be the
                                       unpaid principal amount of such
                                       Equipment Notes, together with
                                       accrued interest, but without any
                                       premium (provided, that a Make-Whole
                                       Premium will be payable under
                                       certain circumstances specified in
                                       the Leased Aircraft Indenture). In
                                       the case of an Owned Aircraft, we
                                       will have no comparable right to
                                       purchase the Equipment Notes under
                                       such circumstances.

   (e) Security                        The Equipment Notes issued with
                                       respect to each Aircraft will be
                                       secured by a security interest in
                                       such Aircraft and, in the case of
                                       each Leased Aircraft, in the related
                                       Owner Trustee's rights under the
                                       Lease with respect to such Aircraft
                                       (with certain exceptions).

                                       The Equipment Notes are not
                                       cross-collateralized. This means
                                       that the Equipment Notes issued in
                                       respect of an Aircraft will not be
                                       secured by any other Aircraft or
                                       Leases and that any excess proceeds
                                       from the sale of an Aircraft or
                                       other exercise of remedies with
                                       respect to such Aircraft will not be
                                       available to cover any shortfall
                                       with respect to any other Aircraft.

                                       By virtue of the Intercreditor
                                       Agreement, the Equipment Notes are
                                       cross-subordinated. This means that
                                       payments received on a junior class
                                       of Equipment Notes issued in respect
                                       of one Aircraft may be applied in
                                       accordance with the priority of
                                       payment provisions set forth in the
                                       Intercreditor Agreement to make
                                       payments in respect of a more senior
                                       class of Certificates.

                                       There are no cross-default
                                       provisions in the Indentures or in
                                       the Leases. This means that if the
                                       Equipment Notes issued with respect
                                       to one or more Aircraft are in
                                       default and the Equipment Notes
                                       issued with respect to the remaining
                                       Aircraft are not in default, no
                                       remedies will be exercisable with
                                       respect to the remaining Aircraft.

   (f) Section 1110 Protection         Our outside counsel has provided its
                                       opinion to the Trustees that the
                                       Trustee (as assignee of the lessor's
                                       rights with respect to Leased
                                       Aircraft) will be entitled to the
                                       benefits of Section 1110 of the U.S.
                                       Bankruptcy Code with respect to the
                                       applicable Aircraft. See
                                       "Description of the Equipment
                                       Notes--Remedies."

Certain United States Federal
Income Tax Consequences                The exchange of the Old Class C
                                       Certificates (with attached Old
                                       Escrow Receipts) for the New Class C
                                       Certificates (with attached New
                                       Escrow Receipts) will not be a
                                       taxable event for U.S. federal
                                       income tax purposes.

ERISA Considerations                   In general, employee benefit plans
                                       subject to Title I of ERISA or
                                       Section 4975 of the Code (or
                                       entities which may be deemed to hold
                                       the assets of any such plan) will be
                                       eligible to acquire and hold the New
                                       Class C Certificates, subject to
                                       certain conditions and the
                                       circumstances applicable to such
                                       plans. Each person who acquires a
                                       New Class C Certificate will be
                                       deemed to have represented and
                                       warranted that either: (a) no
                                       employee benefit plan assets have
                                       been used to acquire and hold such
                                       New Class C Certificate or (b) the
                                       acquisition and holding of such New
                                       Class C Certificate are exempt from
                                       the prohibited transaction
                                       restrictions of ERISA and Section
                                       4975 of the Code pursuant to one or
                                       more prohibited transaction
                                       statutory or administrative
                                       exemptions. See "ERISA
                                       Considerations."

Rating of the Certificates             The Class A, Class B and Class C
                                       Certificates are rated by Moody's
                                       and Standard & Poor's as set forth
                                       below.

                                                                     Standard
                                          Certificates    Moody's    & Poor's

                                             Class A         A2         AA-
                                             Class B        Baa1        A
                                             Class C        Ba1        BBB-

                                       A rating is not a recommendation to
                                       purchase, hold or sell Certificates,
                                       since such rating does not address
                                       market price or suitability for a
                                       particular investor. There can be no
                                       assurance that such ratings will not
                                       be lowered or withdrawn by a Rating
                                       Agency.

                                                                     Standard
                                                             Moody's  & Poor's
Rating of each Depositary              Short Term.........    P-1      A-1+

Threshold Rating for the Liquidity
Provider                               Short Term                    Standard
                                                            Moody's   & Poor's
                                         Class A..........   P-1        A-1+
                                         Class B..........   P-1        A-1
                                         Class C..........   P-1        A-1

Liquidity Provider Rating              The Liquidity Provider meets the
                                       threshold ratings requirement for
                                       each Class of Certificates.



                                RISK FACTORS

     You should carefully read the following risk factors before tendering your Old Class C Certificates in the Exchange Offer. The risk factors set forth below (other than "Consequences of Failure to Exchange") are generally applicable to the Old Class C Certificates as well as the New Class C Certificates.

Risk Factors Relating to US Airways

     Leverage and Liquidity

     US Airways, Inc. ("US Airways") has a higher proportion of debt compared to its equity capital than most of its principal competitors. A majority of US Airways' property and equipment is subject to liens securing indebtedness. US Airways requires substantial cash resources in order to meet scheduled debt and lease payments and to finance day-to-day operations. Accordingly, US Airways may be less able than some of its competitors to withstand a prolonged recession in the airline industry or respond as flexibly to changing economic and competitive conditions.

     As of December 31, 1998, US Airways had:

     o    $[   ] billion of cash, cash equivalents and short-term investments;

     o    a ratio of current assets to current liabilities of [   ];

     o    $[   ] billion of long-term debt and capital lease obligations; and

     o    a ratio of debt to equity of [   ].

     The ability of US Airways to fulfill its short-term and long-term cash needs and to service its debt obligations depends upon a variety of factors, including:

     o the rates US Airways pays to acquire resources vital to its operations, such as labor and aviation fuel;

     o    the prices US Airways can obtain for its services;

     o    the absence of adverse general economic changes;

     o    the ability of US Airways to compete effectively in the market;

     o    continued unit operating cost reductions; and

     o    the ability of US Airways to attract new capital.

     There can be no assurances that any of these factors will produce an outcome favorable to US Airways. Continued unit cost reductions
(particularly in personnel costs) are especially critical to enable US Airways to become more competitive with airlines with lower unit operating costs and those with greater financial strength.

     US Airways Group, Inc. ("US Airways Group"), US Airways' parent corporation, has agreements to acquire up to 430 new Airbus aircraft, accompanying jet engines and ancillary assets. As of December 31, 1998, US Airways Group had 122 Airbus A320 Family single-aisle aircraft on firm order, 112 Airbus A320 Family aircraft subject to reconfirmation prior to delivery and options for 160 additional Airbus A320 Family aircraft. In addition, US Airways Group had seven Airbus A330-300 widebody aircraft on firm order, seven aircraft subject to reconfirmation and options for 16 additional Airbus A330 Family aircraft. Of the first 122 A320 Family aircraft, 43 of the aircraft scheduled for delivery between 2000 to 2002 are subject to cancellation with 18 months notice and payment of a cancellation fee. The new single-aisle aircraft are expected to replace, at a minimum, US Airways' McDonnell Douglas DC-9-30 and MD-80 and Boeing 737-200 aircraft. The Airbus A330-300 aircraft are expected to be deployed by US Airways in transatlantic markets. As of December 31, 1998, the minimum determinable payments associated with US Airways Group's acquisition agreements for Airbus aircraft (including progress payments, payments at delivery, buyer-furnished equipment, spares, capitalized interest, penalty payments, cancellation fees and/or nonrefundable deposits) were estimated to be $[ ] billion in 1999, $[ ] billion in 2000 and $[ ] million in 2001. US Airways Group may from time to time assign its rights and obligations with respect to the purchase of the new Airbus aircraft to US Airways.

     With respect to aircraft for which the purchase rights have been assigned to US Airways, US Airways anticipates financing such aircraft with a combination of enhanced pass through trust certificates, other debt, leveraged leases and cash. Because US Airways is currently funding US Airways Group's purchase deposits for Airbus aircraft and since it is expected that US Airways Group will continue to assign its purchase rights to US Airways, this represents a significant financial obligation of US Airways. As of December 31, 1998, US Airways had commitments or letters of intent which it believes will provide financing for at least 25% of the anticipated purchase price of all of its 129 firm-order Airbus aircraft. These commitments include a financing commitment between US Airways and an affiliate of Airbus (the "Airbus Financing Commitment"). Subject to certain conditions described below, such affiliate fulfilled its commitment with respect to the Aircraft being financed with the proceeds of the Old Class C Certificates through the purchase by Airbus Industrie Financial Services ("AIFS") of the Old Class C Certificates. However, further financing or internally-generated funds is needed to satisfy the Company's capital commitments for the balance of the aircraft purchase price and for other aircraft-related expenditures. Other capital expenditures, such as for training simulators, rotables and other aircraft components, also are expected to increase in conjunction with the acquisition of the new aircraft and jet engines. There can be no assurance that sufficient financing will be available for all aircraft and other capital expenditures not covered by commercial financing.

     US Airways currently is unable to predict the full impact that the purchase of the new aircraft will have on its future operating cash flows. US Airways expects decreases in certain expenses as US Airways replaces several older, diverse aircraft types with newer, more efficient aircraft. US Airways may, however, experience increases in certain expenses resulting from US Airways' growth plans, including higher ownership costs and costs associated with integrating new aircraft types into its operating fleet. An economic downturn, additional government regulation, intensified competition from lower-cost competitors or increases in the cost of aviation fuel could have a material adverse effect on US Airways' results of operations, financial condition and future prospects.

     Financial History

     US Airways recorded net income of $559 million for 1998, $1.05 billion for 1997, $183.2 million for 1996 and $33.0 million for 1995. However, it recorded net losses in excess of $3.23 billion on revenues of approximately $35.9 billion from 1989 through 1994. Historically, the United States airline industry's results have correlated with the performance of the economy, as is evidenced by the Company's financial performance since 1989. US Airways cannot predict whether the favorable economic conditions of the last several years will continue.

     Transactions with US Airways Group, Inc.

     Historically, US Airways has funded certain activities and financing transactions of US Airways Group. As of December 31, 1998, US Airways Group owed US Airways $[ ] billion, of which $[ ] billion was not expected to be collected prior to December 31, 1999. This reflects an increase from December 31, 1997 when US Airways Group owed US Airways $419 million. The increase is due primarily to US Airways' funding of US Airways Group's common stock purchase programs and an increase in US Airways Group's obligations for purchase deposits for new flight equipment, including the new Airbus aircraft. In 1998, US Airways Group purchased 17.9 million shares of its common stock for approximately $1.1 billion.

     High Personnel Costs

     US Airways' personnel costs are the largest single component of its operating costs (approximately 38% for 1998). US Airways' unit operating costs, and particularly its personnel costs, generally are higher than those of its competitors. US Airways believes that it must reduce its operating cost structure substantially to achieve sustained improved financial performance.

     The current status of US Airways' principal labor union agreements is as follows:

    o Pilots. US Airways' pilots ratified a new five year labor agreement in October 1997. The new agreement became effective on January 1, 1998 and becomes amendable on January 1, 2003. The labor agreement includes various provisions which US Airways believes will help address its high cost structure, including work rule changes and linking the compensation of US Airways' pilots to the compensation of pilots at several other major domestic air carriers. The new contract also includes provisions which allowed US Airways to launch its MetroJet service, its competitive response to low-cost, low-fare competition, and introduce regional jet aircraft on certain routes operated by US Airways Express.

     o Flight Attendants. US Airways' labor agreement with its flight attendants became amendable in January 1997. US Airways currently is in negotiations over the labor agreements with the Association of Flight Attendants covering US Airways' flight attendants.

     o Passenger Service. US Airways' passenger service employees voted for representation by the Communications Workers of America (the "CWA") on September 27, 1997. The election was a re-run election mandated by the National Mediation Board ("NMB"). US Airways has filed an action challenging the NMB order in federal court. US Airways is still in negotiations over an initial contract with the CWA.

     o Mechanics. US Airways' mechanics and related employees, represented by the International Association of Machinists and Aerospace Workers ("IAMAW"), filed on September 29, 1998 with the NMB for mediation of its contract negotiations with US Airways. Negotiations resumed in November 1998 under the auspices of an NMB-appointed mediator.

     o Fleet Service. US Airways' fleet service employees, represented by IAMAW, filed on June 23, 1998 with the NMB for mediation of its negotiations with US Airways for its initial contract. A tentative agreement was reached by representatives of the IAMAW and US Airways on August 17, 1998. The members of the IAMAW rejected the tentative agreement, and negotiations reconvened on October 6, 1998.

     US Airways cannot predict the outcome of its current negotiations with its unionized employees at this time. With respect to its current negotiations, US Airways may not be able to obtain meaningful wage and benefit concessions and productivity improvements from its unionized employees, which would impede US Airways' drive to meaningfully lower costs.

     Geographical Concentration

     A substantial portion of US Airways' flights are to or from cities in the Eastern United States. As of December 1998, approximately 84% of US Airways' departures originated from, and approximately 56% of its capacity (available seat miles) was deployed within the United States east of the Mississippi River. Accordingly, severe weather, downturns in the economy and air traffic control problems in the Eastern United States can adversely affect US Airways' results of operations and financial condition more than they affect airlines that do not have flights concentrated in the Eastern United States.

     Year 2000 Matters

     For a discussion of US Airways' preparations for Year 2000 issues related to its information technology and non-information technology systems, see the section of the Prospectus captioned "Other
Information--Effects of Year 2000."

Risk Factors Relating to the Airline Industry

     General Industry Conditions

     The airline industry is highly competitive and susceptible to price discounting and similar promotions. Airlines, including US Airways, typically use discount fares and other promotions to stimulate traffic during normally slack travel periods to generate cash flow and to increase relative market share in certain markets.

     US Airways believes that, for the foreseeable future, demand for more profitable "business fares" will remain essentially flat and demand for lower-profit "leisure fares," which are affected by the general economy, will remain highly price sensitive. These conditions make it difficult for airlines, including US Airways, to implement regular price increases. Therefore, US Airways believes it must reduce its cost structure substantially in order to ensure its long-term financial stability.

     Current Competitive Position

     Most of US Airways' operations are in competitive markets. US Airways competes with at least one major airline on most of its routes between major cities. US Airways also competes with all forms of ground transportation.

     Vigorous price competition exists in the airline industry. Competitors frequently offer sharply reduced discount fares and other promotions to increase the number of passengers during normally slack travel periods, to generate cash flow and to increase market share in selected markets. US Airways often elects to match discount or promotional fares in certain markets in order to compete in those discounted markets.

     Significant Impact of Low-Cost, Low-Fare Competition

     US Airways' foremost competitive threat is the growth of low-cost, low-fare competition in its primary operating region, the Eastern United States. US Airways' primary low-cost, low-fare competition is Southwest Airlines Co. ("Southwest Airlines") and Delta Express. Southwest Airlines has exhibited steady growth within the Eastern United States since launching service at Baltimore-Washington International Airport in 1993. In October 1996, Delta Air Lines, a major air carrier which was itself experiencing pressure from low-cost, low-fare competition, launched Delta Express, its low-cost product.

     Direct competition with low-cost, low-fare competitors has typically resulted in the dilution of yield realized by US Airways. US Airways Northeast-Florida service has been particularly affected by low-cost, low-fare competition. US Airways has the highest unit operating cost (operating cost per available seat mile or cost per available seat mile) of all major domestic air carriers. US Airways' cost per available seat mile was 12.34 cents for 1998. In contrast, Southwest Airlines reported unit operating costs for 1998 of 7.32 cents. Although Delta Air Lines reported an overall unit operating cost of 8.86 cents for calendar year 1998, its Delta Express product is purported to have a unit operating cost of approximately 7.50 cents.

     US Airways launched MetroJet, its competitive response to low-cost, low-fare competition, on June 1, 1998. US Airways believes that MetroJet is helping US Airways to compete effectively against low-cost, low-fare competitors in the markets in which MetroJet operates. US Airways also believes that MetroJet improves the attractiveness of its product offering, particularly with respect to predominately leisure markets such as service between the Northeast United States and Florida.

     Aviation Fuel

     Aviation fuel costs represent a significant portion of US Airways' operating costs; approximately 8% of US Airways' operating costs for 1998. Significant increases in aviation fuel costs could materially and adversely effect US Airways' results of operations. Fuel prices continue to be susceptible to, among other factors, political events and market factors that US Airways cannot control. If a fuel supply shortage resulting from a disruption of oil imports or otherwise occurs, higher fuel prices or curtailment of scheduled service could result.

     Regulatory Matters

     US Airways is subject to a wide range of government regulation. Changes in government regulation can have a material impact on US Airways' results of operations and financial condition. In recent years, for example, the Federal Aviation Administration ("FAA") has issued or proposed mandates relating to, among other things, flight data recorders that measure more parameters than most original equipment flight data recorders, cargo hold fire detection/suppression systems, ground proximity warning systems, the retirement of older aircraft, collision avoidance systems, airborne windshear avoidance systems, noise abatement and increased inspections and maintenance procedures to be conducted on certain aircraft.

     US Airways expects to continue to incur expenditures relating to compliance with noise and aging aircraft modifications and fire safety. In addition, several airports have increased substantially the rates charged to airlines. The ability of airlines to contest these increases is restricted by federal legislation, United States Department of Transportation ("DOT") regulations and judicial decisions.

     The FAA has designated John F. Kennedy International Airport ("Kennedy"), Chicago O'Hare International Airport ("O'Hare"), LaGuardia Airport ("LaGuardia") and Washington's Ronald Reagan Washington National Airport ("Reagan National") as "high-density traffic airports" and limited the number of departure and arrival slots available to air carriers at those airports. Currently, slots at the high-density traffic airports may be voluntarily sold or transferred between air carriers. The DOT has in the past reallocated slots to other air carriers and reserves the right to add or withdraw slots. The DOT awarded slots to several low-cost, low-fare air carriers during October 1997, however, these slots were "created" and not confiscated from incumbent air carriers. Various amendments to the slot system, proposed from time-to-time by the FAA, members of Congress and others, could, if adopted, significantly affect operations at the high-density traffic airports or expand slot controls to other airports. Certain proposals could restrict the number of flights, limit the ownership transferability of slots, increase the risk of slot withdrawal, or otherwise decrease the value of slots. A bill recently introduced in Congress would eliminate the high-density rule at Kennedy, O'Hare and LaGuardia in five years. Passage of such legislation could have a significant impact on US Airways' results of operations and financial condition. US Airways holds a substantial number of slots at both LaGuardia and Reagan National. These slots are valuable assets and important to the US Airways' overall business strategy. US Airways cannot predict whether any of the current proposals before Congress will be adopted or, if adopted, precisely how their implementation would impact US Airways' current operations at LaGuardia.

     Legislation has recently been enacted that would provide for increased review of certain airline joint ventures by the DOT. In April 1998, the DOT issued proposed rules designed to regulate perceived anti-competitive behavior directed at new entrants in the airline industry. Legislation has recently been enacted requiring, among other things, the National Research Council of the National Academy of Sciences to complete a comprehensive study pertaining to competitive issues in the airline industry prior to the DOT's implementation of any such rules. US Airways cannot predict whether or when any such proposed rules will be adopted. Also in early 1999, legislation was introduced in Congress that would impose, in some cases, significant obligations on airlines by providing significant rights to passengers. US Airways cannot predict whether, or in what form, this legislation might be enacted.

     US Airways cannot predict what laws and regulations will be adopted, what changes to aviation treaties and agreements between the United States and foreign governments may be effected or how any of the foregoing might affect US Airways. Future laws or regulations may adversely affect US Airways.

Risks Factors Relating to the Certificates

     Appraisals and Realizable Value of Aircraft

     Three independent appraisal and consulting firms prepared base value appraisals of the Aircraft in connection with the initial sale of the Certificates in December of 1998. Letters summarizing such appraisals are annexed to this Prospectus as Appendix II. Such appraisals, which are based on the base value of the Aircraft, rely on certain varying assumptions and methodologies and may not reflect current market conditions that could affect the fair market value of the Aircraft. The appraisals were prepared without physical inspection of the Aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. See "Description of the Aircraft and the Appraisals--The Appraisals."

     An appraisal is only an estimate of value. It does not indicate the price at which an Aircraft may be purchased from the Aircraft manufacturer. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In particular, the appraisals of the Aircraft are estimates of values as of the Aircraft's projected delivery dates at the time the appraisals were made. The value of an Aircraft, if remedies are exercised under the applicable Indenture, will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, proceeds realized upon any such exercise of remedies may not be sufficient to satisfy the total payments due on the Certificates.

     Control Over Collateral; Sale of Collateral

     If an Indenture Default is continuing, subject to certain conditions, the bank, trust company or other institution as trustee under such Indenture (the "Loan Trustee") will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default."

     The Controlling Party will be:

     o    the Trustee of the Class A Trust, ("Class A Trustee");

     o upon payment of final distributions to the holders of Class A Certificates, the Trustee of the Class B Trust ("Class B Trustee");

     o upon payment of final distributions to the holders of Class B Certificates, the Trustee of the Class C Certificates ("Class C Trustee"); and

     o    under certain circumstances, the Liquidity Provider.

     During the continuation of any Indenture Default, the Controlling Party may accelerate and sell the Equipment Notes issued under such Indenture, subject to certain limitations. See "Description of the Intercreditor Agreement--Intercreditor Rights--Sale of Equipment Notes or Aircraft." The market for Equipment Notes during any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If the Controlling Party sells any Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against US Airways, any Owner Trustee, any Owner Participant or any Trustee.

     Ratings of the Certificates

     The Class A, Class B and Class C Certificates have received the following ratings from Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc. ("Standard & Poor's" and, together with Moody's, the "Rating
Agencies").

                                               Moody's    Standard &
                                                            Poor's
     Class A Certificates......................   A2          AA-
     Class B Certificates......................  Baa1          A
     Class C Certificates......................  Ba1         BBB-

     A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of US Airways, either Depositary or the Liquidity Provider) so warrant.

     The rating of the Certificates is based primarily on the default risk of the Equipment Notes and the applicable Depositary, the availability of the Liquidity Facility for the benefit of holders of the Certificates, the collateral value provided by the Aircraft relating to the Equipment Notes and the subordination provisions applicable to the Certificates. Standard & Poor's has indicated that its rating applies to a unit consisting of Certificates representing the Trust Property and Escrow Receipts initially representing undivided interests in certain rights to the Deposits. Amounts deposited under the Escrow Agreements are not property of US Airways and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Neither the Certificates nor the Escrow Receipts may be separately assigned or transferred.

     Agreements May Change

     US Airways currently is in negotiations with several companies to act as Owner Participant with respect to several of the Aircraft. Such Owner Participants and other Owner Participants that have not yet been identified may request changes to the forms of the Participation Agreement, Lease and Leased Aircraft Indenture attached to the Note Purchase Agreement. As a result, the actual Participation Agreements, Leases and Leased Aircraft Indentures entered into by US Airways may differ from the descriptions of such agreements in this Prospectus. The degree to which such agreements may change is limited because (i) such agreements are required to contain the Mandatory Document Terms (as such Mandatory Document Terms are permitted to vary under the Note Purchase Agreement), and the Mandatory Economic Terms,
(ii) US Airways is obligated to certify that changes to the form agreements do not materially and adversely affect the Certificateholders and (iii) US Airways is obligated to obtain written confirmation from the rating agencies that use of versions of such agreements modified in any material respect will not result in a withdrawal, downgrade or suspension of the rating of any Class of Certificates.

     Note Purchase Agreement; Series C Equipment Notes

     The Note Purchase Agreement contains certain conditions to the Class C Trustee's obligation to enter into the Participation Agreement to purchase the Series C Equipment Notes to be issued in any particular financing transaction that do not apply to the Class A and Class B Trustees' obligations to purchase Series A and Series B Equipment Notes. These conditions are part of the Airbus Financing Commitment and remain in effect only for so long as AIFS owns any Class C Certificates. US Airways has no reason to believe that these conditions will not be satisfied at all times during the Delivery Period. If, however, at the time of the closing of a financing with respect to any Aircraft, such conditions are not satisfied and AIFS owns any Class C Certificates, US Airways will still be obligated to finance such Aircraft but will not issue any Series C Equipment Notes with respect to such Aircraft. US Airways believes that, as of the date of this Prospectus, AIFS owned no Class C Certificates.

     Any Series C Equipment Notes not purchased by the Class C Trustee will reduce the aggregate amount of equipment note payments made to the Subordination Agent under the Intercreditor Agreement. Accordingly, less money will be available to support the payment obligations on the Class A and Class B Certificates, which rank senior in right of distributions to the Class C Certificates.

     Unused Escrowed Funds

     Under certain circumstances, less than all of the funds held in escrow as Deposits may be used to purchase Equipment Notes by the Delivery Period Termination Date. See "Description of the Deposit Agreements--Unused Deposits." If any funds remain as Deposits with respect to any Trust after the Delivery Period Termination Date, they will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest, to the Certificateholders of such Trust. In addition, such distribution will include a premium payable by US Airways equal to the Deposit Make-Whole Premium with respect to such remaining Deposits. However, (i) no premium will be paid with respect to unused deposits attributable to the failure of an Aircraft to be delivered prior to the Delivery Period Termination Date due to any reason not occasioned by US Airways' fault or negligence and
(ii) with respect to Deposits pertaining to the Class C Trust, the amount of a premium will be limited under certain circumstances. See "Description of the Deposit Agreements--Unused Deposits."

Risk Factors Relating to the Exchange Offer

     Consequences of Failure to Exchange

     Holders of Old Class C Certificates who do not exchange their Old Class C Certificates for New Class C Certificates pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Class C Certificates as set forth in the legend thereon. In general, the Old Class C Certificates may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. US Airways does not currently anticipate that it will register the Old Class C Certificates under the Securities Act, unless required to under the Registration Agreement. To the extent that Old Class C Certificates are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Class C Certificates could be adversely affected.

     Absence of an Established Market for the Certificates

     Prior to the Exchange Offer, there was no public market for the Old Class C Certificates. There can be no assurance as to the liquidity of the public market for the New Class C Certificates or that any active public market for the New Class C Certificates will develop. Neither US Airways nor the Class C Trust intends to apply for listing of the New Class C Certificates on any securities exchange or for quotation of the New Class C Certificates on The Nasdaq Stock Market's National Market or otherwise. The Initial Purchaser has advised us that it does not intend to make a market in the Class C Certificates. If an active public market does not develop, the market price and liquidity of the Class C Certificates may be adversely affected.

     Procedures for Tender of Old Class C Certificates

     The New Class C Certificates will be issued in exchange for the Old Class C Certificates only after timely receipt by the Exchange Agent of the Old Class C Certificates, a properly completed and executed Letter of Transmittal and all other required documentation. Holders of Old Class C Certificates who wish to tender their Old Class C Certificates in exchange for New Class C Certificates should allow sufficient time to ensure timely delivery. None of the Exchange Agent, the Trustee or the Company is under any duty to give holders of Old Class C Certificates notification of defects or irregularities with respect to tenders of Old Class C Certificates for exchange. Old Class C Certificates that are not tendered or are tendered but not accepted will, following the Exchange Offer, continue to be subject to the existing transfer restrictions. In addition, holders of Old Class C Certificates who tender Old Class C Certificates in the Exchange Offer to participate in a distribution of the New Class C Certificates will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.


                                THE COMPANY

     US Airways is a certificated air carrier engaged primarily in the business of transporting passengers, property and mail. It is the principal operating subsidiary of US Airways Group. US Airways accounted for approximately 90% of US Airways Group's consolidated operating revenues for 1998.

     US Airways carried approximately 58 million passengers in 1998 and is currently the sixth largest domestic air carrier (as ranked by total revenue passenger miles). The US Airways system includes its mainline domestic and international service and its new MetroJet service, together with its code share partners US Airways Express and US Airways Shuttle. See "--Code Sharing Relationships." The combined US Airways system served 202 destinations worldwide as of December 1998. As of December 31, 1998, US Airways had more than 38,000 full-time equivalent employees.

     US Airways has established a new foundation on which it is moving forward with achieving its long-term strategic objective of establishing itself as a competitive global airline:

     o   a new labor contract between US Airways and its pilots;

     o an agreement between US Airways Group and Airbus to purchase up to 400 new aircraft from the Airbus A320 Family of single-aisle aircraft (these aircraft are expected to replace, at a minimum, US Airways' B737- 200, DC-9 and MD-80 aircraft) and up to 30 new Airbus A330 Family widebody aircraft (these aircraft are expected to be used primarily by US Airways in the transatlantic market);

     o an expanded and substantially improved line of products including new international service and international business class, and expanded regional jet service on certain routes operated by US Airways Express;

     o the MetroJet service--US Airways' competitive response to low-cost, low-fare competition; and

     o a contract with The SABRE Group that US Airways believes will provide long-term cost savings and enhancements to US Airways' information services requirements.

     On April 15, 1998, Standard & Poor's raised its senior unsecured credit ratings of US Airways to B and removed US Airways from CreditWatch, where it was placed on October 1, 1997. Standard & Poor's cited "sharply improved operating performance" among other factors for its decision to raise the credit ratings. On April 23, 1998, Moody's also raised its senior unsecured credit ratings of US Airways to B1. Credit ratings issued by agencies such as Standard & Poor's and Moody's affect a company's ability to issue debt or equity securities and the effective rate at which such financings are undertaken.

Domestic Service

     US Airways' major connecting hubs are located at airports in Charlotte, Philadelphia and Pittsburgh. US Airways also has substantial operations at the Baltimore-Washington International Airport, Boston's Logan International Airport, New York's LaGuardia Airport and Washington's Ronald Reagan Washington National Airport. As of January 1999, measured by departures, US Airways was the largest airline at each of these airports and is the largest air carrier in many other smaller eastern cities such as Albany, Buffalo, Hartford, Providence, Richmond, Rochester and Syracuse. US Airways also is the leading airline from the Northeast United States to Florida. As of January 1999, approximately 84% of US Airways' departures and approximately 56% of its capacity (available seat miles) were deployed within the United States east of the Mississippi River.

     Four Northeast United States corridor cities are the core of US Airways' network: Boston, New York, Philadelphia and Washington. These metropolitan areas represent approximately 14% of the United States' population as of August 1998, and approximately one-third of US Airways' jet service in terms of departures. With the exception of Newark Airport and Washington Dulles Airport, US Airways is the number one carrier in terms of number of departures at these metro regions' airports as of January 1999. US Airways believes that its intra-East Coast core provides a platform for growth by allowing US Airways to leverage its intra-East Coast short-haul presence into long-haul operations.

     MetroJet

     In response to the entrance and growth of "low-cost, low-fare" competition, including competition from Southwest Airlines and Delta Express, US Airways launched its "MetroJet" product on June 1, 1998. Through the use of a cross-functional employee task force, the MetroJet product was developed to serve the following mission: "To Serve the Low-Fare Demands of the Marketplace Effectively While Competing at a Profitable Level Against Low-Cost Carriers."

     The MetroJet service is designed to be competitive with Southwest Airlines in terms of labor costs, asset utilization and the on-board product offered. Southwest Airlines still maintains advantages relating to the cost of employee benefits and productivity and to the cost of distribution, but US Airways believes that these advantages have been significantly reduced. US Airways believes MetroJet will maintain a revenue premium advantage over Southwest Airlines by virtue of the following factors:

     o    strong East Coast presence;

     o    broad-based Dividend Miles program;

     o    seat assignments at the airport;

     o    existing customer base;

     o    vast travel agency network;

     o reciprocal club room access for members of US Airways Clubs and American Airlines' Admirals Club; and

     o marketing agreement with American Airlines to share frequent flyer miles.

     Due to these factors, US Airways also anticipates carrying a few more passengers per departure than its low-cost competitors, as well as a broader yield mix of passengers. See "--The US Airways and American Airlines Marketing Relationship."

     US Airways believes it will realize cost savings from MetroJet principally due to the fact that the MetroJet service is largely a conversion of US Airways' mainline service. US Airways also realizes cost savings due to the increased utilization of its fleet. MetroJet currently operates 28 Boeing B737-200 aircraft and currently serves 19 cities. US Airways anticipates that MetroJet will operate 54 aircraft by the end of 1999. US Airways' new pilot labor agreement allows for additional expansion beyond this first phase; MetroJet can comprise up to 25% of the US Airways system (as measured by revenue block hours).

Expanding International Service

     As part of its strategy to become a competitive global airline, US Airways has expanded and intends to continue to expand its international service. In the last two-and-one-half years, US Airways has increased its weekly flights to Europe from 21 to 70. In July 1998, US Airways announced its order for up to 30 Airbus A330-300 widebody aircraft and the plans for a new international terminal at Philadelphia International Airport, US Airways' primary international gateway.

     This commitment to expand international service also is exemplified by the introduction of "Envoy Class" in December 1997. In 1998, US Airways added new service from Philadelphia to London's Gatwick Airport (now two flights daily) and from Philadelphia to Amsterdam. In October 1998, US Airways temporarily suspended its second Philadelphia-Paris flight in order to initiate daily service to Paris from Pittsburgh. However, in November 1998, US Airways received authority from the U.S. government to operate a third daily flight to Paris beginning in March 1999 and will resume the second Philadelphia-Paris flight this Summer. US Airways has filed with the DOT for authority to serve London's Heathrow Airport from Charlotte, Philadelphia, Pittsburgh and Boston. US Airways anticipates moving its operations at Gatwick Airport to Heathrow Airport at the earliest possible time. The availability of operating rights at Heathrow Airport currently is constrained by the bilateral aviation treaty between the United States and the United Kingdom. Also in 1998, US Airways applied to DOT for authority to operate Philadelphia-Milan service using seven weekly frequencies made available pursuant to an agreement between the United States and Italy. US Airways participated vigorously in DOT's Italy proceeding. However, in February 1999 DOT selected Delta Air Lines over US Airways for the new Italy route. US Airways' transatlantic 1998 was 15% greater than for 1997, which in 1997 was approximately 35% greater than for 1996 and has more than doubled from 1995 levels. US Airways continues to explore additional international opportunities.

     On April 22, 1998, US Airways announced that it had postponed its service to London's Gatwick Airport from Charlotte, citing "unlawful" behavior by the United Kingdom in refusing to grant commercially viable landing rights for the flight, which was scheduled to begin on May 7, 1998. While not commercially viable for once-daily service from Charlotte, US Airways has been able to use landing rights during the 1998-1999 winter season it intended for use to Charlotte to add the second Philadelphia--London flight. US Airways so far has been unable to secure commercially viable slots to operate the Charlotte service during the Summer 1999 season. However, US Airways continues to pursue this matter vigorously and intends to establish Charlotte--London service as soon as it is granted commercially viable landing rights for the flight.

Code Sharing Relationships

     US Airways Express

     US Airways has code-sharing arrangements with nine air carriers which operate under the trade name "US Airways Express," including US Airways Group's wholly-owned subsidiaries Allegheny Airlines, Inc., Piedmont Airlines, Inc. and PSA Airlines, Inc. Typically, under a code-share arrangement, one air carrier places its designator code and sells tickets on flights of another carrier. Through service agreements, US Airways provides reservations and, at certain stations, ground support services, in return for service fees. The US Airways Express network feeds traffic into US Airways' route system at several points, primarily at US Airways' hubs. As of December 31, 1998, US Airways Express served 169 airports in the continental United States, Canada and the Bahamas, including 69 airports also served by US Airways. During 1998, US Airways Express air carriers carried approximately 12 million passengers, approximately 59% of whom connected to US Airways' flights.

     US Airways Shuttle

     US Airways also code shares with US Airways Group's wholly-owned subsidiary, Shuttle, Inc., which operates under the trade name "US Airways Shuttle." US Airways Shuttle owns 12 Boeing B727-200 aircraft and currently provides high frequency service between LaGuardia and Boston's Logan International Airport and between LaGuardia and Reagan National.

     Other Relationships

     US Airways also has code-share arrangements with Deutsche BA for certain intra-Germany flights.

The US Airways and American Airlines Marketing Relationship

     On April 23, 1998, US Airways and American Airlines, Inc. ("American Airlines") announced a marketing relationship that gives customers of both companies important new benefits, including combined access to both frequent traveler programs: US Airways' Dividend Miles and American Airlines' AAdvantage. Under the program, effective August 1, 1998, members who belong to Dividend Miles and AAdvantage are able to claim awards for travel on both airlines. In addition, US Airways Club and American Airlines' Admirals Club members now enjoy reciprocal access to each airlines' airport clubs. During August 1998, the second phase of the marketing relationship was launched: enabling Dividend Miles and AAdvantage members who belong to both programs to combine miles when claiming a travel award on either airline. The third phase of the relationship, allowing AAdvantage members to earn AAdvantage miles as well as Dividend Miles on certain US Airways Shuttle flights (through September 30, 1999), was unveiled in early October 1998.

Labor Agreements

     A new five-year labor contract between US Airways and its pilots became effective January 1, 1998. This contract provides the Company's pilots with job security, guaranteed capacity growth and the opportunity to share in the success of the airline through stock options. The labor agreement includes various provisions which US Airways believes will help address its high cost structure, including work rule changes and linking the compensation of US Airways' pilots to the compensation of pilots at several other major domestic air carriers. The new contract also includes provisions which allowed US Airways to launch MetroJet and introduce jet aircraft on certain routes operated by US Airways Express. US Airways currently is negotiating agreements with its flight attendants, machinists and customer service employees. See "Risk Factors Relating to US Airways--High Personnel Costs."

Fleet Rationalization and the Airbus Aircraft

     US Airways is committed to rationalizing its fleet through US Airways Group's order for up to 400 new aircraft from the Airbus A320 Family of single-aisle aircraft and US Airways Group's order for up to 30 new Airbus A330-300 widebody aircraft. Prior to taking delivery of any new Airbus aircraft, US Airways' operating fleet was comprised of eight different aircraft models--six within the 95-150 seat range--a diversity which reflects the different airlines that have merged with or been acquired by US Airways over the years. As of December 31, 1998, US Airways operated 324 aircraft, excluding Airbus A320 Family aircraft, in the 95-150 seat category, including 50 DC-9s, 64 737-200s, 31 MD- 80s and 40 Fokker-100s. The complexity and mechanical differences of US Airways' fleet creates inefficiencies with respect to aircraft maintenance, flight scheduling, flight crew and maintenance training and inventory management (spare parts).

     US Airways believes the addition of the Airbus A320 Family of aircraft to US Airways' fleet will allow the airline to enjoy economies of consolidation in terms of training costs, ground support equipment and spare aircraft parts. The Airbus aircraft are expected to serve the dual purposes of retiring older fleet types while growing the fleet overall, and are expected to permit US Airways the flexibility to further increase capacity through the exercise of options for additional aircraft. The addition of the Airbus single-aisle aircraft also provides more seats with lower direct operating costs per plane mile. As US Airways modernizes its fleet over the next several years, the airline believes it will realize a reduction in maintenance and fuel costs associated with retiring aircraft. A newer fleet is generally expected to have greater dispatch reliability, which is expected to enhance further US Airways' revenues. However, certain ownership costs such as interest expense, depreciation and aircraft rent expense are likely to increase in conjunction with the higher ownership and/or rental costs associated with the new aircraft.

     US Airways also believes that upgrading its fleet to include the Airbus A320 Family of aircraft will provide the airline with added flexibility in assigning aircraft to routes based on customer volume and demand. As the full-passenger ranges of the Airbus A320 Family of aircraft range from 2,500 to 2,900 nautical miles, these aircraft can be dispatched non-stop from any of US Airways' four domestic hub cities to most major cities on the West Coast. Additionally, the aircraft delivered initially will be overwater equipped and have the range for Caribbean flying.

     US Airways Group's recent order for up to 30 Airbus A330-300 aircraft is designed to take advantage of fleet commonality in order to increase US Airways' savings. These aircraft are expected to be deployed by US Airways in transatlantic markets. The savings in training costs, ground support equipment and spare parts will be compounded because the Airbus A330-300 aircraft are consistent in cockpit design with the Airbus A320 aircraft. The decision to select the Airbus A330-300 was based, in part, on the desire to obtain properly-sized planes in order to upgrade existing routes as well as to introduce service in new markets. US Airways anticipates that, by combining the Airbus A330-300 deliveries with the Airbus A320 Family deliveries, it will have one of the most modern commercial air carrier fleets within a few years time. US Airways also believes that the Airbus A330-300 offers exceptional passenger appeal together with comfort and efficiency in international service.

US Airways' Market Position

     Historically, demand for air transportation tends to mirror general economic conditions. Since early 1995, general domestic economic conditions have been relatively favorable as has been the level of demand for air transportation. In addition, over the same time period, US Airways and its affiliated carriers have experienced favorable pricing and capacity trends in the markets in which they operate.

     Most of the markets in which US Airways and its affiliated carriers operate are highly competitive, especially with respect to leisure traffic. Crucial to US Airways' ability to compete effectively is the airline's ongoing efforts to reduce its traditionally high cost structure. The Airbus single-aisle aircraft are expected to bring substantial operational cost savings to US Airways over time. In addition, US Airways' new labor agreement with its pilots has opened the way for the airline to develop its own cost-effective response to the low-cost, low-fare competition by launching its MetroJet service.

The SABRE Group Agreement

     US Airways entered into an extensive contract with The SABRE Group under which The SABRE Group has assumed responsibility, as of January 1, 1998, for substantially all of US Airways' information technology requirements. The agreement with The SABRE Group is expected to result in substantial information system enhancements and efficiencies, particularly in the areas of reservations, passenger check-in, yield management and aircraft and crew scheduling. The SABRE Group also has assumed responsibility for the majority of US Airways' Year 2000 compliance efforts. These conversion efforts are expected to be substantially completed as of August 1, 1999. For additional information regarding The SABRE Group agreement and US Airways' Year 2000 compliance efforts, see the section of the Prospectus captioned "Other Information--Effects of Year 2000."

On-Line Reservation System

     In October 1998, US Airways launched an on-line internet reservation system called "Personal Travelworks." The new system offers customers the ability to make their own travel arrangements for flights on US Airways, MetroJet, US Airways Shuttle and US Airways Express. Visitors to www.usairways.com, and the new MetroJet internet site, www.flymetrojet.com, can make travel reservations, purchase tickets and obtain flight schedules, ticket prices and other travel information on-line.

Change in Culture--A New Outlook

     US Airways is engaged in a process to change how the airline is perceived both internally and externally. Hundreds of front-line employees, who have extensive first-hand knowledge and experience to offer, have been involved in cross-functional task forces to address some of the most important service issues facing US Airways. US Airways has instituted a company-wide policy to "make exceptional service a way of life at US Airways" and has identified teamwork and training as the centerpieces of its efforts. US Airways has offered a day-long session called "Creating Impressions of Excellence" to the majority of its employees throughout the airline.

     US Airways' efforts to change external perceptions of the airline have produced measurable benefits. US Airways has been working to improve its performance with respect to several areas traditionally identified in the industry as barometers of customer satisfaction, such as on-time arrivals and lost baggage problems. As a result of these strategic initiatives, US Airways was ranked as the top airline in terms of best overall service in 1997 as measured by the DOT composite statistics of five selected major United States airlines. This high level has continued into 1998 as illustrated by the table below:

                                            1998
                       ---------------------------------------------------

                                   On-                          Involuntary
                          1998    Time   Consumer    Lost        Denied
Airline                 Ranking* Arrival Complaints  Baggage    Boardings**
-------                 -------  ------- ---------   -------    -----------
US Airways.............    1       3         2         1            1
American...............    2       1         3         3            3
Delta..................    3       2         1         2            5
Northwest..............    4       5         5         4            2
United.................    5       4         4         5            4

----------
* Composite average of DOT rankings of on-time arrivals, lost baggage, consumer complaints and involuntarily denied boardings.

**   Involuntary denied boardings twelve months ended September 1998.


                              USE OF PROCEEDS

     There will be no cash proceeds payable to US Airways from the issuance of the New Class C Certificates pursuant to the Exchange Offer. US Airways is using the proceeds from the sale of the Class A Certificates, the Class B Certificates and the Old Class C Certificates to purchase the Series A, Series B and Series C Equipment Notes, respectively, issued by (a) the related Owner Trustees in connection with the refinancing of the indebtedness originally incurred by such Owner Trustees to finance the purchase of each of the Leased Aircraft and (b) US Airways in connection with the debt financings secured by the Owned Aircraft.


                     RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for the years ended December 31, 1998, 1997, 1996 and 1995 was 2.7, 2.2, 1.3 and 1.1, respectively. For the year ended December 31, 1994, earnings were not sufficient to cover fixed charges. Additional earnings of $721 million would have been required to achieve a ratio of earnings to fixed charges of 1.0. For purposes of calculating this ratio, earnings consist of pre-tax income, fixed charges, capitalized interest and amortization of previously capitalized interest. Fixed charges consist of interest expense, amortization of debt issue expense and the portion of rental expense representative or interest expense.


                             THE EXCHANGE OFFER

     The summary herein of certain provisions of the Registration Agreement dated as of December 14, 1998 (the "Registration Agreement") among US Airways, the Initial Purchaser and the Trustee does not purport to be complete and reference is made to the provisions of the Registration Agreement, which has been filed as an exhibit to the Registration Statement. In addition, on January 20, 1999, the parties entered into Amendment No. 1 to the Registration Agreement ("Amendment No. 1 to the Registration Agreement") providing for an extension of time by 30 days to file the Registration Statement with the Commission. The Registration Agreement and Amendment No. 1 to the Registration Agreement are collectively referred to herein as the "Registration Agreement."

General

     On December 14, 1998, US Airways, through its Class C Trust, privately placed an aggregate of $141,366,000 of Class C Pass Through Certificates, Series 1998-1 (the "Old Class C Certificates"). In connection with the issuance of the Old Class C Certificates, pursuant to a Purchase Agreement, dated as of December 14, 1998 (the "Purchase Agreement"), between US Airways and Airbus Industries Financial Services (the "Initial Purchaser"), a wholly-owned subsidiary of Airbus Industries, G.I.E. ("Airbus"), the Initial Purchaser and its respective assignees became entitled to the benefits of the Registration Agreement.

     Under the Registration Agreement, US Airways is obligated (i) to file the Registration Statement of which this Prospectus is a part for a registered exchange offer (the "Exchange Offer") with respect to an issue of Class C Pass Through Certificates, Series 1998-1 (the "New Class C Certificates") identical in all material respects to the Old Class C Certificates within 75 days after December 14, 1998 (the "Issuance Date"),
(ii) to cause the Registration Statement to become effective under the Securities Act within 150 days after the Issuance Date, (iii) to consummate the Exchange Offer within 180 calendar days after the Issuance Date and
(iv) to keep the Registration Statement effective under the Securities Act until the close of business on the 180th day following the expiration of the Exchange Offer. The Initial Purchaser may cause the Issuer to delay effectiveness of the Registration Statement to any date not later than 210 days from the Issuance Date (the "Delay Period"). The 150 day and 180 day periods described above will be extended by the Delay Period. US Airways will keep the Exchange Offer open for a period of not less than 30 calendar days. The Exchange Offer, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Registration Agreement.

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal (which together constitute the Exchange Offer), all Old Class C Certificates validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New Class C Certificates of the same class will be issued in exchange for an equal face amount of outstanding Old Class C Certificates accepted in the Exchange Offer. Old Class C Certificates may be tendered only in integral multiples of $1,000. This Prospectus, together with the letter of transmittal accompanying this Prospectus (the "Letter of Transmittal"), is being sent to all registered holders of the Old Class C Certificates as of __________, 1999. The Exchange Offer is not conditioned upon any minimum principal amount of Old Class C Certificates being tendered for exchange. However, the obligation to accept Old Class C Certificates for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Conditions."

     Old Class C Certificates will be deemed to have been accepted as validly tendered when, as and if the Trustee has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Class C Certificates for the purposes of receiving the New Class C Certificates and delivering New Class
C Certificates to such holders.

     The New Class C Certificates are being offered hereby in order to satisfy certain obligations of US Airways contained in the Registration Agreement. US Airways is making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, US Airways has not sought its own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Commission, US Airways believes that New Class C Certificates issued pursuant to the Exchange Offer to a holder in exchange for Old Class C Certificates may be offered for resale, resold and otherwise transferred by a holder (other than (i) a broker-dealer who purchased Old Class C Certificates directly from US Airways for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (ii) an "affiliate" of US Airways within the meaning of Rule 405 under the Securities Act, or (iii) a broker-dealer who acquired the Old Class C Certificates as a result of market-making or other trading activities) without further compliance with the registration and prospectus delivery provisions of the Securities Act; provided, that such holder is acquiring the New Class C Certificates in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the New Class C Certificates. Any holder of Old Class C Certificates who is not able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned interpretive letters must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Class C Certificates unless such sale is made pursuant to an exemption from such requirements.

     Each broker-dealer that receives New Class C Certificates for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer"), where such Old Class C Certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Class C Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Class C Certificates received in exchange for Old Class C Certificates where such Old Class C Certificates were acquired by such Participating Broker-Dealer for its own account as a result of market making or other trading activities. Subject to certain provisions set forth in the Registration Agreement, US Airways has agreed that this Prospectus may be used by a Participating Broker-Dealer in connection with resales of such New Class C Certificates. See "Plan of Distribution."

     Each holder of the Old Class C Certificates who wishes to exchange such Old Class C Certificates for New Class C Certificates in the Exchange Offer will be required to make certain representations, including that (i) any New Class C Certificates to be received by it are being acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Old Class C Certificates or of the New Class C Certificates, (iii) it is not an affiliate of US Airways or if it is an affiliate of US Airways, such holder acknowledges that it must comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the New Class C Certificates and (v) if such holder is a broker-dealer, that it will receive New Class C Certificates for its own account in exchange for the Old Class C Certificates that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Class C Certificates.

     If the Exchange Offer does not occur in the time period prescribed by the Registration Agreement because (i) US Airways determines that registration of the Exchange Offer is not available because of any change in applicable law or interpretations thereof by the staff of the Commission, (ii) the Exchange Offer is not consummated by the 180th day after the Issuance Date (as extended by any Delay Period), (iii) the Initial Purchaser determines that any Holder (as defined in the Registration Agreement) is not eligible to participate in the Exchange Offer, (iv) the Initial Purchaser requests with respect to Old Class C Certificates not eligible to be exchanged for New Class C Certificates or
(v) the Initial Purchaser determines that any holder of Old Class C Certificates will not receive freely transferable New Class C Certificates,
(a) as promptly as practicable (but in any event within 45 days of being so required or requested), file with the Commission a shelf registration statement on an appropriate form, under the Securities Act (the "Shelf Registration Statement") covering resales of such Old Class C Certificates,
(b) use all reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 120 days after so required or requested pursuant to the Registration Agreement and
(c) use all reasonable best efforts to keep continuously effective the Shelf Registration Statement for a period of two years from the Issuance Date (or for such shorter period as ends when all of the Old Class C Certificates covered by the Shelf Registration Statement have been sold pursuant thereto). US Airways will, in the event of the filing of a Shelf Registration Statement, provide to each holder of such Certificates copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Old Class C Certificates has become effective and take certain other actions as are required pursuant to the Registration Agreement. A holder of the Old Class C Certificates who sells such Old Class C Certificates pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver the prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Agreement that are applicable to such a holder (including certain indemnification obligations).

     If (i) any Registration Statement required by the Registration Agreement is not filed with the Commission on or prior to the applicable filing deadline specified in the Registration Agreement, (ii) any Registration Statement required by the Registration Agreement is not declared effective by the Commission on or prior to the applicable effectiveness deadline specified in the Registration Agreement, (iii) the Exchange Offer has not been consummated on or prior to the consummation deadline specified in the Registration Agreement or (iv) any Registration Statement required by the Registration Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within two (2) days by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within five (5) days of filing such post-effective amendment to such Registration Statement (each such event in clauses (i) through (iv), a "Registration Default"), then US Airways agrees to pay to the Class C Trust for distribution to each Holder effected thereby liquidated damages in an amount equal to the following: during the first ninety (90)-day period immediately following the occurrence of such Registration Default, .0025 (the "Multiplier") times the aggregate principal amount of such Holder's Old Class C Certificates times the number of days such Registration Default exists divided by 360 (less any amount thereof that has been paid as provided in the next paragraph). The amount of the Multiplier shall increase by .0025 during each subsequent ninety (90)-day period up to a maximum Multiplier of .01. Once US Airways cures a default described in clause (i), (ii), (iii) or (iv) of the preceding sentence, the liquidated damages payable with respect to the Old Class C Certificates as a result of such clause (i), (ii), (iii) or (iv), as applicable, will cease, until such time, if any, that another Registration Default occurs.

     US Airways will pay any such liquidated damages to the Class C Trust for distribution to each Holder affected thereby as Class C Special Indemnity Payments under the Participation Agreement and as Class C Special Deposit Payments under the Note Purchase Agreement. (Participation Agreement, 6(d); Note Purchase Agreement, 5(a)) Liquidated damages paid by US Airways to the Class C Trust are not subject to the Intercreditor Agreement and, accordingly, are not subordinated to the payment of principal and interest on the Class A and Class B Certificates. Liquidated damages payable by US Airways, if any, are not covered by the Liquidity Facility for the Class C Certificates.

     US Airways' obligation to pay liquidated damages may be postponed for up to 30 days if the reason US Airways failed to meet a deadline described above is because (i) such action was required by law, (ii) US Airways cannot obtain, after using its reasonable best efforts, financial information necessary for the Registration Statement or (iii) such action is taken by US Airways in good faith and for valid business reasons (not including the avoidance of US Airways' obligations under the Registration Agreement).

     All accrued liquidated damages will be paid to holders entitled thereto in the manner provided for the payment of interest in the Class C Pass Through Trust Agreement, on each Regular Distribution Date, as more fully set forth in the Class C Pass Through Trust Agreement and the Old Class C Certificates.

     Upon consummation of the Exchange Offer, subject to certain exceptions described above, holders of Old Class C Certificates who do not exchange their Old Class C Certificates for New Class C Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Class C Certificates, unless such Old Class C Certificates are subsequently registered under the Securities Act (which, subject to certain limited exceptions, US Airways will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors--Risk Factors Relating to the Certificates and the Exchange Offer--Consequences of Failure to Exchange."

Expiration Date; Extensions; Amendments; Termination

     The term "Expiration Date" means ___________________, 1999 (30 calendar days following the commencement of the Exchange Offer), unless US Airways, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" means the latest date to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by June 14, 1999, US Airways is obligated under the Registration Agreement to pay liquidated damages to the Class C Trust for distribution to the holders of the Class C Certificates. See "--General."

     In order to extend the Expiration Date, US Airways will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Class C Certificates an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that US Airways is extending the Exchange Offer for a specified period of time.

     US Airways reserves the right (i) to delay acceptance of any Old Class C Certificates, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Class C Certificates not previously accepted if any of the conditions set forth under "--Conditions" have occurred and not have been waived by US Airways, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or
(ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Class C Certificates. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by US Airways to constitute a material change, US Airways will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Class C Certificates of such amendment.

     Without limiting the manner in which US Airways may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, US Airways has no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Interest on the New Class C Certificates

     The New Class C Certificates will accrue interest at the rate of 6.82% per annum, from the most recent date to which interest has been paid on the Old Class C Certificates or, if no interest has been paid, from the Issuance Date. Interest on the New Class C Certificates is payable on January 30 and July 30 of each year, commencing on January 30, 1999.

Procedures for Tendering

     To tender in the Exchange Offer, a holder must transmit a properly completed and duly executed Letter of Transmittal, or a facsimile thereof, together with any other documents required by such Letter of Transmittal, or (in the case of a book-entry transfer) an Agent's Message in lieu of such Letter of Transmittal, to the Exchange Agent at the address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Class C Certificates must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Class C Certificates, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date with the Letter of Transmittal or Agent's Message in lieu of such Letter of Transmittal or (iii) the holder must comply with the guaranteed delivery procedures described below. The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by, and makes the representations and warranties contained in, the Letter of Transmittal and that US Airways may enforce such Letter of Transmittal against such participant. THE METHOD OF DELIVERY OF OLD CLASS C CERTIFICATES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD CLASS C CERTIFICATES SHOULD BE SENT TO US AIRWAYS. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

     The tender by a holder of Old Class C Certificates will constitute an agreement between such holder and US Airways in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Only a holder of Old Class C Certificates may tender such Old Class C Certificates in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Class C Certificates are registered on the books of US Airways or any other person who has obtained a properly completed bond power from the registered holder.

     Any beneficial owner whose Old Class C Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial holder wishes to tender on its own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering its Old Class C Certificates, either make appropriate arrangements to register ownership of the Old Class C Certificates in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each, an "Eligible Institution") unless the Old Class C Certificates tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Class C Certificates listed therein, such Old Class C Certificates must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Class C Certificates on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Class C Certificates.

     If the Letter of Transmittal or any Old Class C Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by US Airways, evidence satisfactory to US Airways of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Class C Certificates will be determined by US Airways in its sole discretion, which determination will be final and binding. US Airways reserves the absolute right to reject any and all Old Class C Certificates not properly tendered or any Old Class C Certificates the acceptance of which would, in the opinion of counsel for US Airways, be unlawful. US Airways also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Class C Certificates. US Airways' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Class C Certificates must be cured within such time as US Airways shall determine. Neither US Airways, the Exchange Agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of Old Class C Certificates, nor will any of them incur any liability for failure to give such notification. Tenders of Old Class C Certificates will not be deemed to have been made until such irregularities have been cured or waived. Any Old Class C Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Class C Certificates, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, US Airways reserves the right in its sole discretion, subject to the provisions of the Pass Through Trust Agreements, to (i) purchase or make offers for any Old Class C Certificates that remain outstanding subsequent to the Expiration Date or, as set forth under "--Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Agreement and (ii) to the extent permitted by applicable law, purchase Old Class C Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

Acceptance of Old Class C Certificates for Exchange; Delivery of New Class C Certificates

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Class C Certificates properly tendered will be accepted, promptly after the Expiration Date, and the New Class C Certificates will be issued promptly after acceptance of the Old Class C Certificates. See "--Conditions" below. For purposes of the Exchange Offer, Old Class C Certificates will be deemed to have been accepted for exchange when, as and if US Airways has given oral or written notice thereof to the Exchange Agent. For each Old Class C Certificate accepted for exchange, the holder of such Old Class C Certificate will receive a New Class C Certificate having a denomination equal to that of the surrendered Old Class C Certificate.

     In all cases, issuance of New Class C Certificates for Old Class C Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for such Old Class C Certificates or a timely Book-Entry Confirmation of such Old Class C Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility, (ii) a properly completed and duly executed Letter of Transmittal or an Agent's Message in lieu thereof and (iii) all other required documents. If any tendered Old Class C Certificates are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted or nonexchanged Old Class C Certificates will be returned without expense to the tendering holder thereof (or, in the case of Old Class C Certificates tendered by book-entry transfer procedures described below, such nonexchanged Old Class C Certificates will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

Book-Entry Transfer

     The Exchange Agent will make a request to establish an account with respect to the Old Class C Certificates at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Class C Certificates by causing the Book-Entry Transfer Facility to transfer such Old Class C Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Class C Certificates may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees or an Agent's Message in lieu thereof, together with any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

     If a registered holder of the Old Class C Certificates desires to tender such Old Class C Certificates, and the Old Class C Certificates are not immediately available, or time will not permit such holder's Old Class C Certificates or other required documents to reach the Exchange Agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by US Airways (a "Notice of Guaranteed Delivery") (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Class C Certificates and the amount of Old Class C Certificates tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Class C Certificates, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof or an Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Class C Certificates, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof or an Agent's Message in lieu thereof), with any required signature guarantees and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal of Tenders

     Tenders of Old Class C Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date at the address set forth below under "--Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Class C Certificates to be withdrawn, identify the Old Class C Certificates to be withdrawn (including the principal amount of such Old Class C Certificates) and (where certificates for Old Class C Certificates have been transmitted) specify the name in which such Old Class C Certificates are registered, if different from that of the withdrawing holder. If certificates for Old Class C Certificates have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Class C Certificates have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Class C Certificates and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by US Airways, whose determination will be final and binding on all parties. Any Old Class C Certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Class C Certificates which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Class C Certificates tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Class C Certificates will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Class C Certificates) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Class C Certificates may be retendered by following one of the procedures described under "--Procedures for Tendering" and "--Book-Entry Transfer" above at any time on or prior to the Expiration Date.

Conditions

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, US Airways will not be required to accept for exchange, or to exchange, any Old Class C Certificates for any New Class C Certificates, and, as described below, may terminate the Exchange Offer (whether or not any Old Class C Certificates have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

     (i) the due tendering of Old Class C Certificates in accordance with the Exchange Offer;

     (ii) the Exchange Offer, or the making of any exchange by a holder, violates any applicable law, statute, rule, regulation or any applicable interpretation of the staff of the Commission;

     (iii) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted that, in the reasonable judgment of US Airways, might materially impair the ability of US Airways to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to US Airways; or

     (iv) each holder of Old Class C Certificates exchanged in the Exchange Offer shall have made certain customary representations, including representations that, among other things, (a) the holder will acquire New Class C Certificates in the ordinary course of business, (b) that the holder has no arrangement or understanding with any person to participate, in the distribution of the New Class C Certificates, (c) the holder is not an "affiliate" of US Airways as defined in Rule 405 of the Securities Act or, if it is an affiliate, the holder acknowledges it must comply with the prospectus delivery requirements of the Securities Act, (d) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the New Class C Certificates and
           (e) if such holder is a broker-dealer, that it will receive New Class C Certificates for its own account in exchange for Old Class C Certificates that were acquired as a result of market-making activities or other trading activities and that it will be required to deliver a prospectus in connection with any resale of New Class C Certificates.

     If US Airways determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, US Airways may, subject to applicable law, (i) terminate the Exchange Offer (whether or not any Old Class C Certificates have theretofore been accepted for exchange), (ii) extend the Exchange Offer and retain all Old Class C Certificates tendered prior to the expiration of the Exchange Offer subject, however, to the rights of holders to withdraw such Old Class C Certificates or (iii) waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, US Airways will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Class C Certificates, and US Airways will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     The foregoing conditions are for the sole benefit of US Airways and may be waived by US Airways in whole or in part at any time and from time to time in its sole discretion. The failure by US Airways at any time to exercise any of the foregoing rights shall not be deemed a waiver of such rights and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by US Airways concerning the events described above will be final and binding upon all parties.

     In addition, US Airways will not accept for exchange any Old Class C Certificates tendered, and no New Class C Certificates will be issued in exchange for any such Old Class C Certificates, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Pass Through Trust Agreements under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     The Exchange Offer is not conditioned upon any minimum principal amount of the Old Class C Certificates being tendered for exchange.

Exchange Agent

     State Street Bank and Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                           By Hand, Mail or Overnight Delivery:

                           State Street Bank and Trust Company
                           Corporate Trust Department
                           Two International Place-4th Floor
                           Boston, MA 02110

                           Attention:  Susan Lavey

                           Facsimile Transmission:
                           (617) 664-5290

                           Confirm by Telephone:
                           (617) 664-5314

Fees and Expenses

     The expenses of soliciting tenders pursuant to the Exchange Offer and all other expenses to be incurred in connection with the Exchange Offer will be paid by US Airways, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses, provided that the Initial Purchaser will bear any additional expenses caused by a request by the Initial Purchaser to delay effectiveness of the Registration Statement and keeping the Registration Statement effective with the Commission for more than 180 days after the expiration of the Exchange Offer. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. However, additional solicitations may be made by telegraph, telephone, telecopy, electronic mail or in person by officers and regular employees of US Airways.

     US Airways will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. US Airways will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. US Airways may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Class C Certificates, and in handling or forwarding tenders for exchange.

     US Airways will pay all transfer taxes, if any, applicable to the exchange of Old Class C Certificates pursuant to the Exchange Offer. If, however, certificates representing New Class C Certificates or Old Class C Certificates for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Class C Certificates tendered, or if tendered Old Class C Certificates are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Class C Certificates pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Miscellaneous

     Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Old Class C
Certificates are urged to consult their financial and tax advisors in making their own decision on what action to take.

     US Airways may in the future seek to acquire untendered Old Class C Certificates, to the extent permitted by applicable law, in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. US Airways has no present plans to acquire any Old Class C Certificates that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Old Class C Certificates.


                      DESCRIPTION OF THE CERTIFICATES

     The following description of the particular terms of the Certificates provides the general terms and provisions of the Certificates. The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Basic Agreement, a form of which was filed with the Commission on September 28, 1998 as an exhibit to US Airways' Registration Statement on Form S-3, and to all of the provisions of the Certificates, the Trust Supplements, the Deposit Agreements, the Escrow Agreements and the Intercreditor Agreement. The documents pertaining to the Class A and Class B Certificates were filed with the Commission as exhibits to US Airways' Current Report on Form 8-K on December 29, 1998. The documents pertaining to the Class C Certificates were filed on February 26, 1999 with the Commission as exhibits to US Airways' Registration Statement on Form S-4.

     Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under "Description of the Intercreditor Agreement--Priority of Distributions" below and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

General

     On December 14, 1998, US Airways, through its Class C Trust, privately placed an aggregate of $141,366,000 of Old Class C Certificates. The Old C Certificates were issued, and the New Class C Certificates will be issued, pursuant to the Class C Pass Through Trust Agreement. The form and terms of the New Class C Certificates are the same in all material respects as the form and terms of the Old Class C Certificates, except that:

     o US Airways registered the New Class C Certificates under the Securities Act and their transfer is not restricted like the Old Class C Certificates; and

     o the New Class C Certificates are not entitled to liquidated damages under the Registration Agreement.

As of the date of this Prospectus, $141,366,000 aggregate principal amount of Old Class C Certificates is outstanding.

     On December 14, 1998, US Airways publicly sold an aggregate of $447,768,000 of Class A Pass Through Certificates, Series 1998-1 (the "Class A Certificates") and Class B Pass Through Certificates, Series 1998-1 (the "Class B Certificates"), which were registered with the Securities and Exchange Commission (the "Commission"). All $447,768,000 of the Class A and Class B Certificates remains outstanding as of the date of this Prospectus. Class A and Class B Certificates are not being exchanged in connection with the Exchange Offer.

     The Certificates represent a fractional undivided interest in one of the three US Airways 1998-1 Pass Through Trusts (the "Class A Trust," the "Class B Trust," and the "Class C Trust," and, collectively, the "Trusts"). The Trusts were formed pursuant to a pass through trust agreement between US Airways and State Street Bank and Trust Company, as trustee (the "Trustee"), dated as of December 4, 1998 (the "Basic Agreement"), and three separate supplements thereto (each, a "Trust Supplement" and, together with the Basic Agreement, collectively, the "Pass Through Trust Agreements").

     The property of each Trust (the "Trust Property") consists of:

     o Subject to the Intercreditor Agreement, Equipment Notes acquired under the Note Purchase Agreement and issued, at US Airways' election, either (a) on a nonrecourse basis by the trustees (each, an "Owner Trustee") of separate owner trusts in each separate leveraged lease transaction with respect to each Leased Aircraft to finance a portion of the purchase price of such Leased Aircraft by the Owner Trustee, in which case the applicable Leased Aircraft will be leased to US Airways, or (b) on a recourse basis by US Airways in connection with each separate secured loan transaction with respect to each Owned Aircraft to finance a portion of the purchase price of such Owned Aircraft by US Airways. All Aircraft financed prior to the date hereof were Leased Aircraft and there were no Owned Aircraft.

     o The rights of such Trust to acquire Equipment Notes under the Note Purchase Agreement.

     o The rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the applicable Depositary funds sufficient to enable each such Trust to purchase Equipment Notes on the delivery of each Aircraft during the Delivery Period.

     o The rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

     o    Monies receivable under the Liquidity Facility for such Trust.

     o Funds from time to time deposited with the Trustee in accounts relating to such Trust.

     The Certificates of each Trust have been issued in fully registered form only and are subject to the provisions described below under "--Book-Entry; Delivery and Form." Certificates will be issued only in minimum denominations of $1,000 or integral multiples thereof, except that one Certificate of each Trust may be issued in a different denomination. (Section 3.01)

     The Certificates represent interests in the respective Trusts, and all payments and distributions thereon are made only from the Trust Property of the related Trust. (Section 3.09) The Certificates do not and will not represent an interest in or obligation of US Airways, the Trustees, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any affiliate of any thereof.

     Pursuant to the Escrow Agreement applicable to each Trust, the holders of Certificates of each such Trust (each a "Certificateholder") as holders of the Escrow Receipts affixed to each Certificate are entitled to certain rights with respect to payments and withdrawals that are required to be made by the applicable Depositary under the applicable Deposit Agreement. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to such payments, and rights with respect to payments and withdrawals to be made under the applicable Deposit Agreement may not be separately transferred by holders of the Certificates. Rights with respect to the Deposits, payments and withdrawals to be made under the applicable Deposit Agreement and the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, do not constitute Trust Property of such Trust.

Payments and Distributions

     The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement which may have the consequence of altering the effect of the following provisions in a default situation. See "Description of the Intercreditor Agreement--Priority of Distributions." Payments of interest on the Deposits with respect to each Trust will be made by the applicable Depositary to the Paying Agent and will be distributed to the Receiptholders on the date receipt of such payment is confirmed by the Paying Agent and payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

     The Deposits held with respect to the Class A Trust, the Class B Trust and the Class C Trust and the Equipment Notes held in each such Trust accrue interest at the rate of 6.85% per annum for the Class A Certificates, 7.35% per annum for the Class B Certificates and 6.82% per annum for the Class C Certificates, payable on January 30 and July 30 of each year, commencing on January 30, 1999 (or, in the case of Equipment Notes issued after such date, commencing with the first such date to occur after initial issuance thereof). The interest rate applicable to each Class of Certificates is referred to as the "Stated Interest Rate" for such Trust. All such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject in the case of payments on the Equipment Notes to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Payments of interest applicable to the Certificates are supported by a separate Liquidity Facility provided by the Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Certificates on the next three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates).

     The Liquidity Facility with respect to each Trust does not cover interest payable by the applicable Depositary on the Deposits relating to such Trust. Furthermore, such Liquidity Facility does not provide for drawings thereunder to pay for principal of or premium on such Certificates, any interest on such Certificates in excess of the Stated Interest Rates, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium on the Certificates of any other Class. Therefore, only the holders of the Certificates issued by a particular Trust are entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. The Liquidity Facility with respect to the Class C Trust does not cover amounts payable by US Airways as liquidated damages under the Registration Agreement. See "Description of the Liquidity Facilities."

     Payments of principal of the Equipment Notes are scheduled to be received by the Trustee on January 30 and July 30 in certain years depending upon the terms of the Equipment Notes held in such Trust.

     Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as "Scheduled Payments," and January 30 and July 30 of each year are herein referred to as "Regular Distribution Dates." See "Description of the Equipment Notes--Principal and Interest Payments." The "Final Maturity Date" for the Class A Certificates is July 30, 2019, for the Class B Certificates is July 30, 2019, and for the Class C Certificates is January 30, 2016.

     The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held by the Subordination Agent on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreement, Section 2.3) If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment (as defined below) and distributed as described below.

     Any payment in respect of, or any proceeds of, any Equipment Note, Trust Indenture Estate under (and as defined in) any Leased Aircraft Indenture or Collateral under (and as defined in) any Owned Aircraft Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which is a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each a "Special Distribution Date", each Special Distribution Date and Regular Distribution Date, a "Distribution Date"). Any such distribution will be subject to the Intercreditor Agreement.

     Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon (each, also a "Special Payment"), will be distributed on a date 15 days after the Paying Agent has received notice of the event requiring such distribution (also a "Special Distribution Date"). However, if such date is within ten days before or after a Regular Distribution Date, such Special Payment will be made on such Regular Distribution Date. Payments made on or with respect to a Deposit are not subject to the Intercreditor Agreement.

     Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Trust Supplements, Section 3.01; Escrow Agreement, Sections 2.3 and 2.6) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b); Escrow Agreements Section 2.3) See "--Indenture Defaults and Certain Rights upon an Indenture Default" and "Description of the Equipment Notes--Redemption."

     Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. The Class C Pass Through Trust Agreement also requires that the Trustee deposit any Class C Special Indemnity Payments and any Class C Special Deposit Payments received by the Trustee in the Certificate Account. Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which are to be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01; Trust Supplements, Section 3.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02; Trust Supplements, Section 3.01)

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the "Paying Agent Account"), which are to be non-interest bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to such Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

     The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Trust Supplements, Section 7.01) See "--Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "--Book-Entry; Delivery and Form" below.

     If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Boston, Massachusetts, Pittsburgh, Pennsylvania or Salt Lake City, Utah (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and without additional interest.

Pool Factors

     The "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01)

     The "Pool Factor" for each Trust as of any Distribution Date will be the quotient (rounded to the seventh decimal place) computed by dividing
(i) the Pool Balance of such Trust by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust or for the Certificates issued by any Trust as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01) The Pool Factor for each Trust was 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust declines as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 3.02)

     The following table sets forth an illustrative aggregate principal amortization schedule for the Equipment Notes held in each Trust (the "Assumed Amortization Schedule") and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below, since the amortization schedule for the Equipment Notes issued with respect to an Aircraft may vary from such illustrative amortization schedule so long as it complies with the Mandatory Economic Terms. The scheduled distribution of principal payments for any Trust will be affected if any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on such Equipment Notes occurred. Accordingly, the aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors may differ from those set forth in the following table.



                             Class A Trust               Class B Trust               Class C Trust
                               Equipment      Class A      Equipment      Class B      Equipment        Class C
                                 Notes         Trust         Notes         Trust         Notes           Trust
                               Scheduled      Expected     Scheduled      Expected     Scheduled       Expected
                              Payments of       Pool      Payments of       Pool      Payments of       Pool
Date                           Principal       Factor      Principal       Factor      Principal        Factor
----                           ---------       ------      ---------       ------      ---------        ------

January 30, 1999............  $         0.00   1.0000000  $         0.00   1.0000000  $         0.00     1.000000
July 30, 1999...............    2,433,005.55   0.9933613            0.00   1.0000000            0.00     1.000000
January 30, 2000............    5,103,781.46   0.9794350    2,893,145.27   0.9644061            0.00     1.000000
July 30, 2000...............    3,149,032.98   0.9708425      102,480.59   0.9631453            0.00     1.000000
January 30, 2001............    9,128,060.99   0.9459355    3,546,870.19   0.9195087            0.00     1.000000
July 30, 2001...............    2,003,971.51   0.9404674      101,610.63   0.9182586            0.00     1.000000
January 30, 2002............    9,829,788.99   0.9136457    4,644,708.50   0.8611154            0.00     1.000000
July 30, 2002...............    1,302,243.51   0.9100924      101,610.63   0.8598653            0.00     1.000000
January 30, 2003............   10,185,787.67   0.8822993    6,193,863.27   0.7836632            0.00     1.000000
July 30, 2003...............      946,244.83   0.8797173            0.00   0.7836632            0.00     1.000000
January 30, 2004............   10,870,342.17   0.8500563    7,339,373.87   0.6933680            0.00     1.000000
July 30, 2004...............      413,886.03   0.8489270            0.00   0.6933680            0.00     1.000000
January 30, 2005............   11,639,293.39   0.8171678    8,494,541.27   0.5888610            0.00     1.000000
July 30, 2005...............       56,514.73   0.8170136            0.00   0.5888610            0.00     1.000000
January 30, 2006............   14,623,208.46   0.7771125    6,340,007.87   0.5108608      930,106.80    0.9934206
January 30, 2007............   15,293,762.28   0.7353816    4,188,284.55   0.4593330    3,958,065.23    0.9654219
January 30, 2008............   13,638,402.14   0.6981677    3,168,589.53   0.4203503    5,695,110.61    0.9251356
January 30, 2009............    6,051,984.14   0.6816541    2,438,460.00   0.3903503   10,338,868.68    0.8520001
January 30, 2010............    6,261,480.67   0.6645689    2,438,460.00   0.3603503   20,287,335.49    0.7084908
July 30, 2010...............      463,320.00   0.6633047            0.00   0.3603503    1,000,685.99    0.7014121
January 30, 2011............    9,744,066.00   0.6367169    2,438,460.00   0.3303503   23,771,328.56    0.5332576
January 30, 2012............    9,212,170.50   0.6115804    2,438,460.00   0.3003503   25,507,683.49    0.3528204
July 30, 2012...............    1,919,862.00   0.6063418            0.00   0.3003503      991,114.93    0.3458095
January 30, 2013............    5,962,865.08   0.5900714    2,125,415.09   0.2742017   38,998,859.05    0.0699379
July 30, 2013...............    5,331,994.62   0.5755225    2,473,331.06   0.2437726    6,479,851.23    0.0241005
January 30, 2014............   53,641,014.05   0.4291567    4,666,657.19   0.1863595    2,926,097.76    0.0034018
July 30, 2014...............    8,693,285.15   0.4054360    1,050,628.59   0.1734337      480,892.18    0.0000000
January 30, 2015............   26,034,323.21   0.3343983    2,028,521.50   0.1484772            0.00    0.0000000
July 30, 2015...............    1,061,768.36   0.3315012            0.00   0.1484772            0.00    0.0000000
January 30, 2016............   31,300,318.96   0.2460946            0.00   0.1484772            0.00    0.0000000
July 30, 2016...............    5,666,868.31   0.2306319            0.00   0.1484772            0.00    0.0000000
January 30, 2017............   60,242,760.23   0.0662524      611,608.26   0.1409526            0.00    0.0000000
July 30, 2017...............            0.00   0.0662524       80,647.56   0.1399604            0.00    0.0000000
January 30, 2018............   24,280,592.03   0.0000000   11,376,264.58   0.0000000            0.00    0.0000000



     The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in "--Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes--Redemption," or a special distribution attributable to unused Deposits after the Delivery Period Termination Date, the occurrence of a Triggering Event or, in the case of the Class C Trust, the failure of US Airways to satisfy certain conditions set forth in the Note Purchase Agreement, as described in "Description of the Deposit Agreements." If the principal payments scheduled for July 30, 1999 are changed, notice thereof will be mailed to the Certificateholders by no later than July 15, 1999. If (i) any other change in the scheduled repayments from the Assumed Amortization Schedule or (ii) any such redemption, purchase, default or special distribution, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust promptly after the Delivery Period Termination Date in the case of clause (i) and promptly after the occurrence of any event described in clause (ii).

Reports to Certificateholders

     On each Distribution Date, the applicable Paying Agent and Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, except as to the amounts described in items (1) and (6) below):

(1) The aggregate amount of funds distributed on such Distribution Date under the Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount allocable to each source.

(2) The amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to premium, if any.

(3) The amount of such distribution under the Pass Through Trust Agreement allocable to interest.

(4) The amount of such distribution under the Escrow Agreement allocable to interest.

(5) The amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any.

(6) The Pool Balance and the Pool Factor for such Trust. (Trust
Supplements, Section 3.02(a))

     So long as the Certificates are registered in the name of The Depository Trust Company ("DTC"), or its nominee, on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Paying Agent and Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements,
Section 3.02(a))

     In addition, after the end of each calendar year, the applicable Trustee and Paying Agent will furnish to each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1), (2), (3), (4) and (5) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. (Trust Supplements, Section 3.02(b)) Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Trust Supplements, Section 3.02(b)) At such time, if any, as the Certificates are issued in the form of definitive certificates, the applicable Paying Agent and Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.

Indenture Defaults and Certain Rights upon an Indenture Default

     An event of default under an Indenture (an "Indenture Default") will, with respect to the Leased Aircraft Indentures, include an event of default under the related Lease (a "Lease Event of Default"). See "Description of the Equipment Notes--Indenture Defaults, Notice and Waiver." Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Default under such Indenture would affect the Equipment Notes held by each such Trust. There are no cross-default provisions in the Indentures or in the Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on all of the Equipment Notes will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement--Priority of Distributions."

     With respect to each Leased Aircraft, the applicable Owner Trustee and Owner Participant, under the related Leased Aircraft Indenture, will have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

     In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. State Street Bank and Trust Company is the initial Trustee under each Trust.

     Upon the occurrence and continuation of an Indenture Default, the Controlling Party will direct the Indenture Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. See "Description of the Intercreditor Agreement--Intercreditor Rights--Sale of Equipment Notes or Aircraft." The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against US Airways, any Liquidity Provider, any Owner Trustee, any Owner Participant or any Trustee.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Note, Trust Indenture Estate under (and as defined in) any Leased Aircraft Indenture or Collateral under (and as defined in) any Owned Aircraft Indenture held in such Trust following an Indenture Default will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02; Trust Supplements, Section 3.01) In addition, if, following an Indenture Default under any Leased Aircraft Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Leased Aircraft Indenture, the price paid by such Owner Participant or Owner Trustee for the Equipment Notes issued under such Leased Aircraft Indenture and distributed to such Trust by the Subordination Agent will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

     Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) Such permitted investments will be defined as obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States is pledged and which mature in not more than 60 days after the date of acquisition thereof or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

     Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of any default known to the Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of such uncured or unwaived default with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02) The term "default" as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

     Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.03(e))

     Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

     In certain cases, the Certificateholders of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past "event of default" under such Trust (i.e., any Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Default.

Purchase Rights of Certificateholders

     Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each Certificateholder of the same Class:

     o The Class B Certificateholders will have the right to purchase all, but not less than all, of the Class A Certificates; and

     o The Class C Certificateholders will have the right to purchase all, but not less than all, of the Class A and B Certificates.

     In each case, the purchase price will be equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts due to the Certificateholders of such Class or Classes. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the ten-day period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Trust Supplements, Section 4.01)

PTC Event of Default

     A Pass Through Certificate Event of Default (a "PTC Event of Default") under each Pass Through Trust Agreement means the failure to pay:

     o The outstanding Pool Balance of the applicable Class of Certificates within ten Business Days of the Final Maturity Date for such Class.

     o Interest due on such Class of Certificates within ten Business Days of any Distribution Date (unless the Subordination Agent has made Interest Drawings, or withdrawals from the Cash Collateral Account for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto). (Section 1.01)

     Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Default under all Indentures will constitute a "Triggering Event." See "Description of the Intercreditor Agreement--Priority of Distributions--After a Triggering Event" for a discussion of the consequences of the occurrence of a Triggering Event.

Merger, Consolidation and Transfer of Assets

     US Airways is prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other entity unless:

     o The surviving successor corporation or transferee is validly existing under the laws of the United States or any state thereof or the District of Columbia.

     o The surviving successor corporation or transferee is a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code.

     o The surviving successor corporation or transferee expressly assumes all of the obligations of US Airways contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Indentures, the Participation Agreements and the Leases, and any other operative documents.

     o US Airways delivers a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

     In addition, after giving effect to such transaction, no Lease Event of Default, in the case of a Leased Aircraft, or Indenture Default, in the case of an Owned Aircraft, will have occurred and be continuing. (Section 5.02; Leased Aircraft Participation Agreement, Section 7(v); Owned Aircraft Participation Agreement, Section 7(i))

     The Basic Agreement, the Trust Supplements, the Note Purchase Agreement, the Indentures, the Participation Agreements and the Leases do not contain any covenants or provisions which afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of US Airways.

Modifications of the Pass Through Trust Agreements and Certain Other Agreements

     Each Pass Through Trust Agreement contains provisions permitting, at the request of the Company, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, without the consent of the holders of any of the Certificates of such Trust:

     o To provide for the formation of a Trust, to issue an additional series of Certificates and to enter into Trust Supplements setting forth the terms of any series of Certificates.

     o To evidence the succession of another corporation to US Airways and the assumption by such corporation of US Airways' obligations under such Pass Through Trust Agreement, the Note Purchase Agreement or any Liquidity Facility.

     o To add to the covenants of US Airways for the benefit of holders of such Certificates or to surrender any right or power conferred upon US Airways in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility.

    o To correct or supplement any provision of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, provided that such action will not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility.

     o To comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body.

    o To modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to such extent as is necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act, or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act.

     o To evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility as is necessary to provide for or facilitate the administration of the Trusts under the Basic Agreement by more than one Trustee.

     In each case, such modification or supplement may not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), for U.S. federal income tax purposes. (Section 9.01; Trust Supplements, Section 6.01)

     Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility. No such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby:

    o Reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust (or, with respect to the Deposits, payments to be made to Receiptholders), or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due.

     o Permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes.

     o Alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders.

     o Reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement.

     o Modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment except to increase any percentage of Certificateholders required to effect a waiver or to add to the list of provisions that may not be altered without the consent of each Certificateholder affected thereby. (Section 9.02; Trust Supplements, Section 6.02)

     In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Lease, any Equipment Note or any other related document, the Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. The Trustee will request from the Certificateholders a direction as to:

     o Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct.

     o Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party.

     o How to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.

     Provided such a request for Certificateholder direction has been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

     o Other than as Controlling Party, the Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust.

     o As the Controlling Party, the Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

     For purposes of the immediately preceding sentence, a Certificate is deemed "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement or Lease, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement does not materially adversely affect the interests of the Certificateholders. (Section 10.01)

Obligation to Purchase Equipment Notes

     Each Trustee is obligated to purchase the Equipment Notes issued with respect to the Aircraft during the Delivery Period, subject to the terms and conditions of a note purchase agreement (the "Note Purchase Agreement") and the applicable Participation Agreement. Under the Note Purchase Agreement, US Airways agrees to finance each Aircraft in the manner provided therein. US Airways has the option of entering into a leveraged lease financing or a secured debt financing with respect to each Aircraft.

     o If US Airways chooses to enter into a leveraged lease financing with respect to an Aircraft (such Aircraft, a "Leased Aircraft"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a "Participation Agreement"), a Lease and an indenture (each, a "Leased Aircraft Indenture") relating to the financing of such Leased Aircraft.

     o If US Airways chooses to enter into a secured debt financing with respect to an Aircraft (such Aircraft, an "Owned Aircraft"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a "Participation Agreement") and an indenture (each, an "Owned Aircraft Indenture," and together with the other Owned Aircraft Indentures and the Leased Aircraft Indentures, the "Indentures") relating to the financing of such Owned Aircraft.

     The description of such agreements in this Prospectus is based on the agreements entered into on or shortly after the Issuance Date with respect to four of the Leased Aircraft delivered during October, November and December 1998 (the "Initial Delivered Aircraft") and forms of such agreements to be utilized pursuant to the Note Purchase Agreement. In the case of a Leased Aircraft, the terms of the agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus. See "Description of the Equipment Notes." However, under the Note Purchase Agreement, the terms of such agreements are required to (a) contain the Mandatory Document Terms (as such Mandatory Document Terms are permitted to vary in accordance with the terms of the Note Purchase Agreement) and (b) not vary the Mandatory Economic Terms except as expressly provided therein. In addition, US Airways is obligated (a) to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders and (b) to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. Under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event has occurred. The Trustees have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date. So long as AIFS is the registered or beneficial owner of any of the Class C Certificates, the Class C Trustee's obligation to purchase Series C Equipment Notes relating to the financing of an Aircraft will be subject to the satisfaction of certain additional conditions precedent. The conditions to the Class C Trustee's obligation to purchase Series C Equipment Notes to be issued in any financing include (i) the absence of a material payment default by US Airways Group under its purchase agreement with an affiliate of Airbus,
(ii) the absence of a material payment default under other financing arrangements with Airbus or its affiliates, (iii) the failure of US Airways to hold an air carrier operating certificate required for lessors and lenders to US Airways to be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code, (iv) the absence of a Note Purchase Termination Event, (v) the satisfaction of certain liquidity conditions, and (vi) compliance with certain parameters relating to the per Aircraft amount and aggregate amount of financing that AVSA, S.A.R.L. ("AVSA"), an affiliate of Airbus, is obligated to provide. "Note Purchase Termination Events" include certain bankruptcy-related events or other material events that result, or could result, in the termination of the Aircraft purchase agreement between US Airways Group and an affiliate of Airbus. US Airways believes that, as of the date of this Prospectus, AIFS does not own any Class C Certificates.

     US Airways expects that the foregoing conditions will be satisfied at all times. However, no assurances can be given and if the conditions are not satisfied with respect to any Aircraft, such Aircraft will be an Owned Aircraft and no Series C Notes will be issued with respect thereto.

     The "Mandatory Economic Terms," as defined in the Note Purchase Agreement, require, among other things, that:

     o The principal amount of the Series A and Series B Equipment Notes issued with respect to an Aircraft equals the principal amount of Series A and Series B Equipment Notes indicated for each such Aircraft as set forth in "Prospectus Summary--Equipment Notes and the Aircraft" under the columns "Principal Amount of Series A Equipment Notes" and "Principal Amount of Series B Equipment Notes," respectively.

     o The maximum principal amount of the Series C Equipment Notes issued with respect to an Aircraft not exceed the principal amount of Series C Equipment Notes indicated for each Aircraft as set forth in "Prospectus Summary--Equipment Notes and Aircraft" under the column "Maximum Principal Amount of Series C Equipment Notes."

     o The initial loan to aircraft value with respect to an Aircraft (with the value of any Aircraft for these purposes to equal the value (the "Assumed Appraised Value") for such Aircraft set forth in "Prospectus Summary--Equipment Notes and the Aircraft" under the column "Appraised Base Value"), not exceed 40.5% in the case of the Series A Equipment Notes, 51.0% in the case of Series B Equipment Notes and 67.0% in the case of Series C Equipment Notes.

     o The loan to aircraft value for each series of Equipment Notes issued in respect of each Aircraft (computed as of the date of issuance thereof on the basis of the Assumed Appraised Value of such Aircraft and the Depreciation Assumption) not exceed as of any Regular Distribution Date thereafter (assuming no default in the payment of the Equipment Notes) 40.5% in the case of the Series A Equipment Notes, 51.0% in the case of the Series B Equipment Notes and 69.5% in the case of the Series C Equipment Notes.

     o The initial average life of the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes on any Aircraft will not extend beyond 13.5 years, 12.5 years and 13.5 years, respectively, from the Issuance Date.

     o As of the Delivery Period Termination Date the average life of the Class A Certificates, the Class B Certificates and the Class C Certificates not be more than 13.0 years, 11.0 years and 12.5 years, respectively, from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits).

     o The final expected distribution date of each Class of Certificates be as set forth in the "Prospectus Summary--Summary of Terms of Certificates".

     o The original aggregate principal amount of all of the Equipment Notes of each Series not exceed the original aggregate face amount of the Certificates issued by the corresponding Trust.

     o The interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust.

    o The payment dates for the Equipment Notes and basic rent under the Leases must be January 30 and July 30.

     o Basic rent and termination values under the Leases must be sufficient to pay amounts due with respect to the related Equipment Notes.

     o The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the applicable termination value, subject to certain rights of self-insurance.

    o (a) The past due rate in the Indentures and the Leases, (b) the Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption and purchase of Equipment Notes in the Indentures, (d) the minimum liability insurance amount on Aircraft in the Leases, (e) the interest rate payable with respect to termination value in the Leases, and (f) the indemnification of the Loan Trustees, Subordination Agent, Liquidity Provider, Trustees, Escrow Agents and registered holders of the Equipment Notes (in such capacity, the "Note Holders") with respect to certain taxes and expenses, in each case must be no less favorable to the Loan Trustees, Subordination Agent, the Liquidity Provider, the Trustees, the Escrow Agents and the Note Holders than as set forth in the form of Participation Agreements, Lease and Indentures (collectively, the "Aircraft Operative Agreements").

     The "Mandatory Document Terms" prohibit modifications in any material adverse respect to certain specified provisions of the Aircraft Operative Agreements annexed to the Note Purchase Agreement, as follows:

     o In the case of the Indentures, the following modifications are prohibited:

     (i) modifications to the Granting Clause of the Indentures so as to deprive the Note Holders of a first priority security interest in the Aircraft, certain of US Airways' rights under its aircraft purchase agreement with an affiliate of the Aircraft manufacturer and, in the case of a Leased Aircraft, the Lease or to eliminate the obligations intended to be secured thereby;

     (ii) modifications to certain provisions relating to the issuance, redemption, purchase, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Premium in certain circumstances);

     (iii) modifications to certain provisions regarding Indenture Defaults, remedies relating thereto and rights of the Owner Trustee and Owner Participant in such circumstances;

     (iv) modifications to certain provisions relating to any replaced airframe or engines with respect to an Aircraft; and

     (v) modifications to the provision that New York law will govern the Indentures.

     o   In the case of the Lease, the following modifications are prohibited:

     (i) modifications to certain provisions regarding the unconditional obligation of US Airways to pay basic rent and termination value to the Leased Aircraft Trustee;

     (ii) modification of the obligations of US Airways to record the Leased Aircraft Indenture with the Federal Aviation Administration and to maintain such Indenture as a first-priority perfected mortgage on the related Aircraft;

     (iii) modification of the obligations of US Airways to furnish certain opinions with respect to a replacement airframe; and

     (iv) modification of the obligations of US Airways to consent to the assignment of the Lease by the Owner Trustee as collateral under the Leased Aircraft Indenture, as well as modifications which would either alter the provision that New York law will govern the Lease or would deprive the Loan Trustee of rights expressly granted to it under the Leases.

     o In the case of the Participation Agreement, the following modifications are prohibited:

     (i) modifications to certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving obtaining a certificate of airworthiness with respect to such Aircraft, delivery of an opinion of outside counsel with respect to the entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the Federal Aviation Administration;

     (ii) modifications to the provisions restricting the Note Holder's ability to transfer such Equipment Notes;

     (iii) modifications to certain provisions requiring the delivery of legal opinions; and

     (iv) modifications to the provision that New York law will govern the Participation Agreement.

     o In the case of all of the Aircraft Operative Agreements, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent, the Liquidity Provider or the Loan Trustee in the definition of "Make-Whole Premium."

     Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action does not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, Loan Trustees or the Certificateholders.

Termination of the Trusts

     The obligations of US Airways and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Trust Supplements, Section 7.01)

The Trustees

     The Trustee for each Trust will be State Street Bank and Trust
Company.

Book-Entry; Delivery and Form

     General

     Upon issuance, each series of Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. No person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth below under "--Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders will refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

     DTC has advised US Airways that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in the accounts of DTC Participants, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of DTC Participants and by the New York State Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

     Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Trustee to Cede, as nominee for DTC. US Airways expects DTC to forward such payments in same-day funds to DTC Participants who are credited with ownership of the Certificates in amounts proportionate to the principal amount of each such DTC Participant's respective holdings of beneficial interests in the Certificates, as shown on the records of DTC or its nominee. US Airways also expects that DTC Participants will thereafter forward payments to Indirect Participants or Certificate Owners, as the case may be, in accordance with standing instructions and customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. Unless and until the Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to Certificate Holders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Rules applicable to DTC and DTC Participants are on file with the Commission.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised US Airways that it will take any action permitted to be taken by a Certificateholder under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, DTC has advised US Airways that in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

     Neither US Airways nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the rules and procedures governing their obligations.

     The information contained in this Prospectus concerning DTC and its book entry system has been obtained from sources US Airways believes to be reliable, but US Airways takes no responsibility for the accuracy thereof.

     Same-Day Settlement and Payment

     As long as the Certificates are registered in the name of DTC or its nominee, all payments made by US Airways to the Loan Trustee under any Lease or any Owned Aircraft Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates of any Trust, will be passed through to DTC in immediately available funds.

     Any Certificates registered in the name of DTC or its nominee, will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Certificates.

     Definitive Certificates

     Class C Certificates will be issued in certificated form ("Definitive Certificates") to respective Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) US Airways advises the Class C Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Class C Certificates and US Airways is unable to locate a qualified successor, (ii) US Airways, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of certain events of default, Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in the Class C Trust advise the Class C Trustee, US Airways and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Certificate Owners' best interest. Upon the occurrence of any event described in the immediately preceding sentence, the Class C Trustee will be required to notify all such Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Class C Certificates and receipt of instructions for re-registration, the Class C Trustee will reissue the Class C Certificates as Definitive Certificates to such Certificate Owners.

     Distributions of principal, premium, if any, and interest with respect to the Class C Certificates will thereafter be made by the Class C Trustee directly in accordance with the procedures set forth in the Basic Agreement and the Class C Trust Supplement, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Class C Trustee. The final payment on any Class C Certificate, however, will be made only upon presentation and surrender of such # ? Class C Certificate at the office or agency specified in the notice of final distribution to such Certificateholders.

     Definitive Certificates will be freely transferable and exchangeable at the office of the Class C Trustee upon compliance with the requirements set forth in the Basic Agreement and the Class C Trust Supplement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required.

     Holders of Old Class C Certificates who do not exchange such Old Class C Certificates for New Class C Certificates shall be subject to additional transfer restrictions with respect to such Old Class C Certificates as set forth in the Class C Trust Supplement.


                   DESCRIPTION OF THE DEPOSIT AGREEMENTS

     The following is a description of the particular terms of the Deposit Agreements. The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Deposit Agreements. The Deposit Agreements relating to the Class A and Class B Certificates were filed with the Commission as exhibits to US Airways' Current Report on Form 8-K on December 29, 1998. The Deposit Agreement relating to the Class C Certificates was filed with the Commission on February 26, 1999 as an exhibit to US Airways' Registration Statement on Form S-4. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

General

     Pursuant to the Escrow Agreements, the Escrow Agent with respect to each Trust has entered into a separate Deposit Agreement with the applicable Depositary. Pursuant to the deposit agreements between the Escrow Agent and the applicable Depositary (the "Deposit Agreements"), the Depositaries have established separate accounts in the name of the Escrow Agent (each such account, a "Deposit Account"). On the Issuance Date, that portion of the proceeds not paid to the Trustees to be used for the purchase of Equipment Notes relating to Initial Delivered Aircraft was deposited (each, a "Deposit") into the Deposit Accounts by the Underwriters (or, in the case of the Class C Certificates, by the Initial Purchaser), in each case, on behalf of such Escrow Agent.

     On each Regular Distribution Date the applicable Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the holders of Escrow Receipts relating to the applicable Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust.

     In connection with the financing of each Airbus aircraft delivered during the Delivery Period, the Trustee for each of the Trusts will request that the Escrow Agent relating to the applicable Trust withdraw from the Deposits relating to the applicable Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust.

     The Deposits relating to the Trusts and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

Unused Deposits

     The Trustees' obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of delivery, as set forth in the Note Purchase Agreement and the Participation Agreements. See "Description of the Certificates--Obligation to Purchase Equipment Notes." Since the Aircraft are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each Aircraft. Moreover, since the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the Aircraft manufacturer's right to postpone deliveries under the purchase agreement between its affiliate and US Airways. See "Description of the Aircraft and Appraisals--Deliveries of Aircraft." Depending on the circumstances of the financing of each Aircraft, the maximum aggregate principal amount of Equipment Notes may not be issued. In addition, so long as AIFS holds any Class C Certificates the conditions to the obligations of the Class C Trustee to purchase the Series C Equipment Notes differ from those applicable to the Series A and Series B Equipment Notes. See "Description of the Certificates--Obligation to Purchase Equipment Notes." If for any Aircraft the conditions to the Class A and Class B Trustees' obligation to purchase Series A and Series B Equipment Notes are satisfied, but the conditions to the Class C Trustee's purchase of Series C Equipment Notes are not, US Airways will be obligated to finance such Aircraft, but such financing may not include Series C Equipment Notes. US Airways believes that, as of the date of this Prospectus, AIFS does not own any Class C Certificates.

     If any funds remain as Deposits with respect to any Trust at the end of the Delivery Period or, if earlier, upon the acquisition by such Trusts of the Equipment Notes with respect to all of the Aircraft (the "Delivery Period Termination Date") or, in the case of Deposits relating to the Class C Certificates, upon the occurrence of a termination event under the Aircraft Financing Letter Agreement, dated as of October 31, 1997, between AVSA and US Airways, such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon to the holders of Escrow Receipts relating to the respective Trust after at least 15 days' prior written notice. Such distribution will include, in the case of Deposits relating to the Class A and Class B Certificates, a premium payable by US Airways equal to the Deposit Make-Whole Premium with respect to the remaining Deposits applicable to each such Trust, provided that no Deposit Make-Whole Premium will be payable with respect to unused Deposits attributable to the failure of an Aircraft to be delivered prior to the Delivery Period Termination Date due to any reason not occasioned by US Airways' fault or negligence. In the case of Deposits relating to the Class C Certificates, such distribution will include a premium payable by US Airways equal to the Deposit Make-Whole Premium with respect to the remaining Deposits applicable to the Class C Trust, except that the Deposit Make-Whole Premium will be payable only to the extent the remaining Deposits applicable to the Class C Trust exceeds the Par Redemption Amount and will not be payable in respect of a Non-Premium Amount.

     "Deposit Make-Whole Premium" means, with respect to the distribution of unused Deposits to holders of any Class of Certificates, as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the Equipment Notes, assuming the maximum principal amount thereof (the "Maximum Amount") minus the Non-Premium Amount and, in the case of the Class C Certificates, the Par Redemption Amount (without duplication) were issued, on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule over (ii) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 225 basis points in the case of the Class A Certificates, 275 basis points in the case of the Class B Certificates and 222 basis points in the case of Class C Certificates over (b) the amount of such unused Deposits to be distributed to the holders of such Certificates minus the Non-Premium Amount and, in the case of the Class C Certificates, the Par Redemption Amount (without duplication), plus accrued and unpaid interest on such net amount to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the date of issuance of the Certificates).

     "Non-Premium Amount" means the amount equal to unused Deposits to be distributed due to the failure of an Aircraft to be delivered prior to the Delivery Period Termination Date due to any reason not occasioned by US Airways' fault or negligence. Deposits comprising Non-Premium Amounts will not be treated as unused Deposits in determining whether the unused Deposits exceed the Par Redemption Amount.

     "Par Redemption Amount" means (x) in the case where the unused Deposits are returned due to the fault or negligence of US Airways, $0 and
(y) in all other cases $15,000,000.

Distribution upon Occurrence of a Triggering Event

     If a Triggering Event occurs prior to the Delivery Period Termination Date, the Escrow Agent for the Trusts will withdraw any funds then held as Deposits with respect to such Trusts and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the holders of Escrow Receipts relating to such Trusts by the Paying Agent on behalf of the Escrow Agent, after at least 15 days' prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft delivered after the occurrence of such Triggering Event.

Distribution upon Occurrence of a Termination Event

     If an event occurs that entitles the Airbus affiliate that is a party to the Airbus Financing Commitment to terminate its commitment to US Airways (an "Airbus Financing Termination Event") at a time when AIFS holds any of the Class C Certificates, the Escrow Agent for the Class C Trust will withdraw funds then held as Deposits with respect to the Class C Trust and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the holders of Escrow Receipts relating to such Trust by the Paying Agent, on behalf of the Escrow Agent, after at least 15 days' prior written notice. So long as no Triggering Event has occurred, Aircraft delivered from and after the time an Airbus Financing Termination Event has occurred may still be financed but no Series C Equipment Notes will be issued in respect of such Aircraft.

Depositaries

     Credit Suisse First Boston ("CSFB"), New York branch, is acting as "Depositary" for each of the Class A and Class B Certificates. Citibank, N.A. ("Citibank"), is acting as "Depositary" for the Class C Certificates.

     Credit Suisse First Boston

     Credit Suisse First Boston, part of the Credit Suisse Group, has total consolidated assets of approximately Sfr 453 billion ($315 billion) and total consolidated shareholders' equity of approximately Sfr 11.3 billion ($7.8 billion), in each case as of December 31, 1997. Credit Suisse First Boston's registered head office is in Zurich, Switzerland.

     CSFB has long-term senior unsecured debt ratings of A1 from Moody's and AA from Standard & Poor's and short-term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

     CSFB's New York branch has executive offices at Eleven Madison Avenue, New York, New York 10010, (212) 325-9000. A copy of the Annual Report of CSFB for the year ended December 31, 1997 may be obtained from CSFB by delivery of a written request to its New York branch, Attention: Corporate Affairs.

     Citibank

     Citibank is a wholly-owned subsidiary of Citicorp (a Delaware corporation) and is Citicorp's principal subsidiary. (Citicorp has been a wholly-owned subsidiary of Citigroup Inc., a Delaware holding company formerly known as Travelers Group Inc. ("Travelers"), since October 8, 1998, when Citicorp merged with a wholly-owned subsidiary of Travelers.) As of September 30, 1998, the total assets of Citibank and its consolidated subsidiaries represented more than 80% of the total assets of Citicorp and its consolidated subsidiaries.

     Citibank has long-term unsecured debt ratings of Aa2 from Moody's and AA- from Standard & Poor's and short-term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

     The Consolidated Balance Sheets of Citibank as of December 31, 1997 and as of December 31, 1996 are set forth in the Annual Report and Form 10-K of Citicorp and its subsidiaries for the year ended December 31, 1997 and as of September 30, 1998 and December 31, 1997 are set forth in the Financial Review and Form 10-Q for the quarter ended September 30, 1998. Copies of such reports are available upon request, without charge, by writing or calling Citicorp Corporate Affairs Distribution, 850 Third Avenue, 13th Floor, New York, New York, 10043, (212) 559-0233.


                    DESCRIPTION OF THE ESCROW AGREEMENTS

     The following is a description of the particular terms of the escrow and paying agent agreements (the "Escrow Agreements"). The statements under this caption are summaries only and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Escrow Agreements. The Escrow Agreements relating to the Class A and Class B Certificates were filed with the Commission as exhibits to US Airways' Current Report on Form 8-K on December 29, 1998. The Escrow Agreement relating to the Class C Certificates was filed with the Commission on February 26, 1999 as an exhibit to US Airways' Registration Statement on Form S-4. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated. Five additional Aircraft were delivered after the Initial Delivered Aircraft and the applicable amounts were withdrawn from escrow to finance such Aircraft.

     First Security Bank, National Association, as escrow agent in respect of the Trusts (the "Escrow Agent"), State Street Bank and Trust Company, as paying agent on behalf of the Escrow Agent in respect of each such Trust (the "Paying Agent"), the Trustee of each of the Trusts and the Underwriters (in the case of the Class A and Class B Trusts) or the Initial Purchaser (in the case of the Class C Trust) have entered into a separate Escrow Agreement for the benefit of the Certificateholders of each such Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a "Receiptholder"). That portion of the cash proceeds of the offering of Certificates not paid to the Trustees for the purchase of Equipment Notes relating to Initial Delivered Aircraft was deposited by the Underwriters or the Initial Purchaser, as applicable, on behalf of the Escrow Agent (for the benefit of Receiptholders) with the applicable Depositary as Deposits relating to such Trusts.

     Each Escrow Agent will permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date to such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement. In addition, the Escrow Agent will direct the applicable Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which are non-interest-bearing. The Paying Agent will deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. The Paying Agent will distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate.

     The Escrow Agent has issued one or more escrow receipts ("Escrow Receipts") which will be affixed by the relevant Trustee to each Certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. In connection with the Exchange Offer, each Escrow Receipt attached to an Old Class C Certificate (an "Old Escrow Receipt") will be exchanged for an Escrow Receipt attached to a New Class C Certificate (a "New Escrow Receipt") that will be identical in all material respects to the Old Escrow Receipt. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.


                  DESCRIPTION OF THE LIQUIDITY FACILITIES

     The following is a description of the particular terms of the Liquidity Facilities. The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, each of which was filed with the Commission as an exhibit to US Airways' Current Report on Form 8-K on December 29, 1998. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

General

     The Liquidity Provider has entered into a separate revolving credit agreement with the Subordination Agent (each, a "Liquidity Facility") with respect to the Certificates of each Trust pursuant to which the Liquidity Provider will make one or more advances to the Subordination Agent that will be used solely to pay interest on such Certificates when due, subject to certain limitations. The Liquidity Facility for each Trust is intended to enhance the likelihood of timely receipt by the Certificateholders of such Trust of the interest payable on the Certificates of such Trust at the Stated Interest Rate therefor on up to three consecutive semiannual Regular Distribution Dates. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for a Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although ABN AMRO is the initial Liquidity Provider for each Trust, ABN AMRO may be replaced by one or more other entities with respect to the Trusts under certain circumstances. Therefore, the liquidity providers for the Trusts may differ.

Drawings

     The aggregate amount available under the Liquidity Facilities for each Trust at January 30, 2000, the first Regular Distribution Date after the scheduled Delivery Period Termination Date, assuming that Equipment Notes in the maximum principal amount with respect to all Aircraft are acquired by the Trusts and that all interest and principal due on or prior to January 30, 2000, is paid, is $37,656,437, $8,961,341, and $14,461,742, respectively.

     Except as otherwise provided below, the Liquidity Facility for each Trust enables the Subordination Agent to make interest drawings ("Interest Drawings") thereunder on any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under a Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The "Maximum Available Commitment" at any time under each Liquidity Facility is an amount equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility will be zero.

     "Required Amount" means, for any day and with respect to any Trust, the sum of the aggregate amount of interest, calculated at the Stated Interest Rate applicable to the Certificates issued by such Trust, that would be payable on such Certificates on each of the three successive semiannual Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated based on the Pool Balance for such Class on such day and without regard to payments of principal on such Certificates.

     The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6) In addition, the Liquidity Facility with respect to each Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust. The Liquidity Facility with respect to the Class C Trust does not cover amounts payable by US Airways as liquidated damages under the Registration Agreement.

     Each payment by the Liquidity Provider will reduce by the same amount the Maximum Available Commitment under such Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings under a Liquidity Facility, upon reimbursement of the Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility will be reinstated to an amount not to exceed the then Required Amount of such Liquidity Facility; provided, however, that such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. Following the reduction of the Pool Balance for the applicable Trust, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced from time to time to an amount equal to the Required Amount for such Trust. (Liquidity Facilities, Section 2.04(a))

     "Performing Equipment Note" means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that if a bankruptcy proceeding is commenced involving US Airways under the U.S. Bankruptcy Code, (a) any payment default existing during the 60-day period under Section 1110(a)(1)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code) (the "Section 1110 Period") will not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or US Airways refuses to assume or agree to perform its obligations under the Lease related to such Equipment Note (in the case of a Leased Aircraft) or under the Owned Aircraft Indenture related to such Equipment Note (in the case of an Owned Aircraft), and (b) any payment default occurring after the date of the order of relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) of the U.S. Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period. (Intercreditor Agreement, Section 1.1)

     If at any time the short-term unsecured debt rating of the Liquidity Provider for any Trust then issued by either Rating Agency is lower than the Threshold Rating applicable to such Trust, the Liquidity Facility provided by such Liquidity Provider may be replaced by a Replacement Facility. If such Liquidity Facility is not replaced with a Replacement Facility within 10 days after notice of the downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the "Downgrade Drawing"). The Subordination Agent will deposit the proceeds of any Downgrade Drawing in a cash collateral account (the "Cash Collateral Account") for such Class of Certificates and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c))

     A "Replacement Facility" for any Liquidity Facility means an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Certificates of such Trust (at the Stated Interest Rate for such Trust, and without regard to expected future principal payments) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by a person (or persons) having unsecured short-term debt ratings issued by both Rating Agencies that are equal to or higher than the Threshold Rating for the relevant Class. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as "Controlling Party") under the Intercreditor Agreement as the replaced initial Liquidity Provider.

     "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1+ by Standard & Poor's, in the case of the Class A Liquidity Provider, and the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's, in the case of the Class B Liquidity Provider and the Class C Liquidity Provider.

     The Liquidity Facility for each Trust provides that the relevant Liquidity Provider's obligations thereunder will expire on the earliest of:

     o   364 days after the Issuance Date.

     o The date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full.

     o The date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility.

     o The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "--Liquidity Events of Default").

     o The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

     o The date on which the Liquidity Provider honors a Downgrade Drawing, a Non-Extension Drawing or a Final Drawing. (Liquidity Facilities, Sections 1.01 and 2.04(b)).

Each Liquidity Facility provides that the scheduled expiration date thereof may be extended for additional 364-day periods by mutual agreement.

     The Intercreditor Agreement provides for the replacement of any Liquidity Facility for any Trust if it is scheduled to expire earlier than 15 days after the Final Maturity Date for the Certificates of such Trust if such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent will draw its then Maximum Available Commitment (the "Non-Extension Drawing"). The Subordination Agent will deposit the proceeds of the Non-Extension Drawing in the Cash Collateral Account for the related Class of Certificates as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement,
Section 3.6(d))

     Subject to certain limitations, US Airways may, at its option, arrange for a Replacement Facility at any time to replace any Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence). In addition, any Liquidity Provider may, at its option, arrange for a Replacement Facility (i) to replace a non-extended Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility or (ii) after the short-term unsecured debt rating of the Liquidity Provider is downgraded below the applicable Threshold Rating (Intercreditor Agreement, Section 3.6(c) and (e)). If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(f))

     Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the applicable Liquidity Provider, the Subordination Agent will request a final drawing ("Final Drawing") under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of such Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i))

Reimbursement of Drawings

     The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor.

     Interest Drawings and Final Drawings

     Amounts drawn by reason of an Interest Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of each such drawing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 2.00% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 2.00% per annum. In the case of the Final Drawing, however, the Subordination Agent may (x) convert the Final Drawing into a drawing bearing interest at the Base Rate plus 2.00% per annum on the last day of an Interest Period for such Drawing or (y) elect to maintain the Final Drawing as a drawing bearing interest at the Base Rate plus 2.00% per annum.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum is at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one quarter of one percent (0.25%) per annum.

     "LIBOR" means, with respect to any interest period, (i) the rate per annum appearing on display page 3750 (British Bankers Association--LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the LIBOR Advance to which such interest period is to apply and for a period comparable to such interest period.

     Downgrade Drawings and Non-Extension Drawings

     The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

     o Such amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

     o Any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

     o   The balance of such amount will be invested in Eligible Investments.

     Any Downgrade Drawing or Non-Extension Drawing under any of the Liquidity Facilities, other than any portion thereof applied to the payment of interest on the Certificates, will bear interest as follows: (x) for any Non-Extension Drawing at a rate equal to LIBOR for the applicable Interest Period plus 0.45% per annum; and (y) for any Downgrade Drawing at a rate equal to LIBOR for the applicable Interest Period plus (i) 0.45% per annum for the first year after such drawing and (ii) 1.00% per annum thereafter in the case of the Class A Liquidity Facility or 0.75% per annum thereafter in the case of the Class B and Class C Liquidity Facilities.

Liquidity Events of Default

     Events of Default under each Liquidity Facility (each, a "Liquidity Event of Default") consist of:

     o The acceleration of all the Equipment Notes (provided, that if such acceleration occurs during the Delivery Period, the aggregate principal amount thereof exceeds $300 million).

     o Certain bankruptcy or similar events involving US Airways. (Liquidity Facilities, Section 1.01)

     If any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a "Termination
Notice"). The Termination Notice will have the following consequences:

     o The related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

     o The Subordination Agent will promptly request, and the applicable Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

     o Any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

     o All amounts owing to the applicable Liquidity Provider automatically will be accelerated.

     Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement--Priority of Distributions." (Liquidity Facilities,
Section 6.01) Upon the circumstances described below under "Description of the Intercreditor Agreement--Intercreditor Rights--Controlling Party," a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

Liquidity Provider

     The initial liquidity provider (the "Liquidity Provider") is ABN AMRO Bank N.V., a bank organized under the laws of the Netherlands, acting through its Chicago branch ("ABN AMRO"). ABN AMRO Bank N.V. has short-term debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.


                 DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following is a description of the particular terms of the Intercreditor Agreement. The statements under the caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Intercreditor Agreement, which was filed with the Commission as an exhibit to US Airways' Current Report on Form 8-K on December 29, 1998.

Intercreditor Rights

     General

     The Intercreditor Agreement is among each Trustee, the Liquidity Provider and the Subordination Agent (the "Intercreditor Agreement"). The Equipment Notes will be registered in the name of the Subordination Agent or its nominee as agent and trustee for the applicable Trustee solely for the purpose of facilitating the enforcement of the other provisions of the Intercreditor Agreement.

     Controlling Party

     With respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action under such Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant) has occurred and is continuing under such Indenture. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes. (Intercreditor Agreement, Section 2.6(a))

     At any time an Indenture Default has occurred and is continuing under an Indenture (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant), the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under the related Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. (Intercreditor Agreement, Section 2.6(a)) Notwithstanding the foregoing, no amendment, modification, consent or waiver will, without the consent of each Liquidity Provider, reduce the amount of rent, supplemental rent or termination values payable by US Airways under any Lease or reduce the amount of principal or interest payable by US Airways under any Equipment Note issued under any Owned Aircraft Indenture. (Intercreditor Agreement, Section 9.1(b)). See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

     The "Controlling Party" will be:

     o   The Class A Trustee.

     o Upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee.

     o Upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee.

     o Under certain circumstances, and notwithstanding the foregoing, the Liquidity Providers holding a majority in interest of unreimbursed Liquidity Obligations, as discussed in the next paragraph. (Intercreditor Agreement, Section 2.6(b))

     At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes have been accelerated (provided that if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $300 million), the Liquidity Providers holding a majority in interest of the unreimbursed Liquidity Obligations will have the right to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.6(c))

     For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) are deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, will exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6(b)) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes--Remedies."

     "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable, if any, on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of such Final Distributions (Intercreditor Agreement, Section 1.1).

     Sale of Equipment Notes or Aircraft

     Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party will be entitled to accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of US Airways, without the consent of each Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. In addition, with respect to any Leased Aircraft, the amount and payment dates of rentals payable by US Airways under the Lease for such Leased Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by US Airways under such Lease before giving effect to such adjustment. (Intercreditor Agreement, Section 4.1)

     "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (x) 75% of the Appraised Current Market Value of such Aircraft and (y) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon. (Intercreditor Agreement, Section 1.1)

Priority of Distributions

     Before a Triggering Event

     So long as no Triggering Event has occurred, the payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

     o to the Liquidity Provider to the extent required to pay the Liquidity Expenses;

     o to the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations;

     o to the Liquidity Provider to the extent required to pay or reimburse the Liquidity Provider for the Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses) and/or, if applicable, to replenish each Cash Collateral Account up to the Required Amount;

     o to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates;

     o to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates;

     o to the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates; and

     o to the Subordination Agent and each Trustee for the payment of certain fees and expenses.

     "Liquidity Expenses" means the Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities.

     "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Liquidity Providers under the Liquidity Facilities or certain other agreements.

     "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the difference between:

         (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust); and

         (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust). (Intercreditor Agreement, Section 1.1)

     For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

     For purposes of determining the priority of distributions on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture, clause (1) of the definition of Expected Distributions is deemed to read as follows: "(1) accrued, due and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) together with (without duplication) accrued and unpaid interest on a portion of such Certificates equal to the outstanding principal amount of the Equipment Notes being redeemed, purchased or prepaid (immediately prior to such Redemption, purchase or prepayment)."

     After a Triggering Event

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

     o to the Subordination Agent, any Trustee, any Certificateholder and the Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or any Trustee or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or any Trust Indenture Estate (collectively, the "Administration Expenses");

     o to the Liquidity Provider to the extent required to pay the Liquidity Expenses;

     o to the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations;

    o to the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and/or, if applicable, with respect to any particular Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default has occurred and is continuing under such Liquidity Facility or (y) a Final Drawing has occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable);

     o to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

     o to the Class A Trustee to the extent required to pay Adjusted Expected Distributions on the Class A Certificates;

     o to the Class B Trustee to the extent required to pay Adjusted Expected Distributions on the Class B Certificates; and

     o to the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates.

     "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the greater of:

     (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and
(iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust), and

     (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits for such Class of Certificates) other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement, over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals, clause (B) will not apply.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means (i) the sum of the applicable LTV Collateral Amounts for each Aircraft, minus (ii) the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes.

     "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Lease, in the case of a Leased Aircraft, or relevant Indenture, in the case of an Owned Aircraft, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

     "LTV Ratio" means for the Class A Certificates 40.5%, for the Class B Certificates 51.0% and for the Class C Certificates 67.0%. (Intercreditor Agreement, Section 1.1)

     "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft. After a Triggering Event occurs and any Equipment Note becomes a NonPerforming Equipment Note, the Subordination Agent will obtain LTV Appraisals of the Aircraft securing such Equipment Note as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party has the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

     "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     "Non-Performing Equipment Note" means an Equipment Note that is not a Performing Equipment Note.

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein.

The Subordination Agent

     State Street Bank and Trust Company is the "Subordination Agent" under the Intercreditor Agreement. US Airways and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)


               DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

     The Aircraft consist of 17 Airbus A319 aircraft, and six Airbus A320 aircraft (the "Aircraft"), nine of which have been delivered by the manufacturer to US Airways and the remaining 14 of which are scheduled for delivery from March 1999 to July 1999 (the "Delivery Period"). The Aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

     The Airbus A319 and Airbus A320 aircraft both are capable of flying from US Airways' major Northeast United States hubs to its West Coast markets. The seating capacity of the A319 aircraft is approximately 120 passengers. The engine type utilized on the Airbus A319 aircraft will be CFM International, Inc. CFM-56-5. The seating capacity of the Airbus A320 aircraft is approximately 142 passengers. The engine type utilized on the Airbus A320 aircraft will be CFM International, Inc. CFM-56-5.

The Appraisals

     The table below sets forth the appraised base values of the Aircraft, as determined by AVITAS, Inc. ("AVITAS"), AvSolutions, Inc.
("AvSolutions"), and Morton Beyer and Agnew, Inc. ("MBA"), independent aircraft appraisal and consulting firms (the "Appraisers").


                               Expected   Manufacturer's   Scheduled
                             Registration   Serial         Delivery           Appraised Base Value
Aircraft Type                  Number       Number          Month*        AVITAS   AvSolutions   MBA
-------------                ------------- ------------    -----------    ------   -----------   ---

Airbus A319..................  N700UW        0885     October 15, 1998  37,700,000 38,140,000 37,060,000
Airbus A319..................  N701UW        0890     October 20, 1998  37,700,000 38,140,000 37,060,000
Airbus A319..................  N702UW        0896     November 2, 1998  37,700,000 38,140,000 37,130,000
Airbus A319..................  N703UW        0904     November 10, 1998 37,700,000 38,140,000 37,130,000
Airbus A319..................  N704US        0922     December 14, 1998 37,700,000 38,140,000 37,210,000
Airbus A319..................  N705UW        0929     December 17, 1998 37,700,000 38,140,000 37,210,000
Airbus A320..................  N101UW        0936     January 29, 1999  44,600,000 44,390,000 42,970,000
Airbus A319..................  N706US        0946     January 22, 1999  38,700,000 38,420,000 37,280,000
Airbus A319..................  N707UW        0949     January 29, 1999  38,700,000 38,420,000 37,280,000
Airbus A319..................  N708UW        0972     March 1999        38,700,000 38,420,000 37,360,000
Airbus A319..................  N709UW        0997     March 1999        38,700,000 38,420,000 37,430,000
Airbus A320..................  N102UW        0844     May 1999          45,300,000 44,710,000 43,320,000
Airbus A320..................  N103US        0861     May 1999          45,300,000 44,710,000 43,320,000
Airbus A319..................  N710UW        1019     May 1999          39,300,000 38,700,000 37,590,000
Airbus A320..................  N104UW        0863     June 1999         45,300,000 44,710,000 43,410,000
Airbus A320..................  N105UW        0868     June 1999         45,300,000 44,710,000 43,410,000
Airbus A319..................  N711UW        1033     June 1999         39,300,000 38,700,000 37,660,000
Airbus A319..................  N712US        1038     June 1999         39,300,000 38,700,000 37,660,000
Airbus A320..................  N106US        1044     July 1999         46,000,000 45,030,000 43,500,000
Airbus A319..................  N713UW        1040     July 1999         39,800,000 38,980,000 37,740,000
Airbus A319..................  N714US        1046     July 1999         39,800,000 38,980,000 37,740,000
Airbus A319..................  N715UW        1051     July 1999         39,800,000 38,980,000 37,740,000
Airbus A319..................  N716UW        1055     July 1999         39,800,000 38,980,000 37,740,000


* The actual delivery dates for the first nine aircraft are set forth. The actual delivery date for any other Aircraft may be subject to delay or acceleration. See "--Deliveries of Aircraft."

     For purposes of the foregoing chart, AVITAS, AvSolutions and MBA were asked to provide their respective opinion as to the appraised base value of each Aircraft as of November 16, 1998 and projected as of the scheduled delivery month of each such Aircraft. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisers and may not reflect current market conditions that could affect the fair market value of the Aircraft. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this Prospectus as Appendix II. For the definition of appraised base value and a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries.

     An appraisal is only an estimate of value, is not indicative of the price at which an aircraft may be purchased from the manufacturer and should not be relied upon as a measure of realizable value; the proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. The value of the Aircraft upon the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates.

Deliveries of Aircraft

     Nine Aircraft have been delivered and the remaining Aircraft are scheduled for delivery from March 1999 through July 1999 under a purchase agreement between US Airways Group and AVSA. See the table under "--The Appraisals" for the scheduled month of delivery of each Aircraft. Under such purchase agreement, delivery of an Aircraft may be delayed due to "Excusable Delay," which is defined to include delays in delivery or failure to deliver or perform due to causes reasonably beyond Airbus' or any associated contractor's control or not occasioned by Airbus' or any associated contractor's fault, misconduct or negligence. US Airways cannot predict whether adjustments in such schedule will be required.

     The Note Purchase Agreement provides that the Delivery Period will expire on October 31, 1999.

     If delivery of any Aircraft is delayed by more than 30 days after the month scheduled for delivery or beyond October 31, 1999, US Airways has the right to replace such Aircraft with a Substitute Aircraft, subject to certain conditions. See "--Substitute Aircraft." If delivery of any Aircraft is delayed beyond the Delivery Period Termination Date and US Airways does not exercise its right to replace such Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon and, in certain circumstances, a Deposit Make-Whole Premium with respect to the Class A and the Class B Certificates. See "Description of the Deposit Agreements--Unused Deposits."

Substitute Aircraft

     If the delivery date for any Aircraft is delayed (i) more than 30 days after the month scheduled for delivery, or (ii) beyond October 31, 1999, US Airways may identify for delivery a substitute aircraft (each, a "Substitute Aircraft") therefor meeting the following conditions:

     o a Substitute Aircraft must be the same model (either A319 or A320) as the Aircraft for which delivery was delayed and manufactured after October 1, 1998.

     o US Airways will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates.


                     DESCRIPTION OF THE EQUIPMENT NOTES

     The following is a description of the terms of the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the trust agreements under which the Owner Trustees act on behalf of the Owner Participants (the "Trust Agreements") and the Note Purchase Agreement. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the Trust Agreements and the Note Purchase Agreement. The documents relating to the Class A and Class B Certificates were filed with the Commission as exhibits to US Airways' Current Report on form 8-K on December 29, 1998. The documents relating to the Class C Certificates were filed with the Commission on February 26, 1999 as exhibits to US Airways' Registration Statement on Form S-4. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Participation Agreement and the Trust Agreement that may be applicable to each Aircraft.

General

     The Equipment Notes will be issued in three series: the "Series A Equipment Notes," the "Series B Equipment Notes" and the "Series C Equipment Notes," (together the "Equipment Notes") with respect to each Aircraft. The Equipment Notes with respect to each Leased Aircraft will be issued under a separate Leased Aircraft Indenture between First Security Bank, National Association, as Owner Trustee of a trust for the benefit of the owner participant that will be the beneficial owner of such Aircraft (the "Owner Participant"), and State Street Bank and Trust Company, as Leased Aircraft Trustee. The Equipment Notes with respect to each Owned Aircraft will be issued under a separate Owned Aircraft Indenture between US Airways and State Street Bank and Trust Company, as Owned Aircraft Trustee. US Airways currently intends for all 23 of the Aircraft to be Leased Aircraft. The Indentures will not provide for defeasance, or discharge upon deposit of cash or certain obligations of the United States.

     The related Owner Trustee will lease each Leased Aircraft to US Airways pursuant to a separate Lease between such Owner Trustee and US Airways with respect to such Leased Aircraft. Under each Lease, US Airways will be obligated to make or cause to be made rental and other payments to the related Leased Aircraft Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments required to be made on the Equipment Notes issued with respect to such Leased Aircraft. The Equipment Notes issued with respect to the Leased Aircraft are not, however, direct obligations of, or guaranteed by, US Airways. US Airways' rental obligations under each Lease and US Airways' obligations under the Equipment Notes issued with respect to each Owned Aircraft will be general obligations of US Airways.

Subordination

     Series B Equipment Notes issued in respect of an Aircraft will be subordinated in right of payment to Series A Equipment Notes issued in respect of such Aircraft; Series C Equipment Notes issued in respect of such Aircraft will be subordinated in right of payment to such Series B Equipment Notes. (Leased Aircraft Indentures, Section 2.15; Owned Aircraft Indentures, Section 2.15) On each Equipment Note payment date, (i) payments of interest and principal due on Series A Equipment Notes issued in respect of an Aircraft will be made prior to payments of interest and principal due on Series B Equipment Notes issued in respect of such Aircraft; and (ii) payments of interest and principal due on Series B Equipment Notes issued in respect of an Aircraft will be made prior to payments of interest and principal due on Series C Equipment Notes issued in respect of such Aircraft. (Leased Aircraft Indentures, Article III; Owned Aircraft Indentures, Article III)

Principal and Interest Payments

     Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust on the dates and at the rate per annum set forth in "Description of the Certificates--Payments and Distributions" until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

     Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on January 30, and July 30, of each year, commencing on the first such date to occur after initial issuance thereof. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal, Make-Whole Premium and interest on such Series of Equipment Notes will bear interest at a rate equal to at least 1.00% per annum over the applicable rate on such Series of Equipment Notes.

     Scheduled principal payments on the Equipment Notes will be made on January 30 and July 30 in certain years, commencing on July 30, 1999 in the case of the Class A Certificates, January 30, 2000 in the case of the Class B Certificates and January 30, 2006 in the case of the Class C Certificates. See "Description of the Certificates--Pool Factors" for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

     The final payment made under each Equipment Note will be in an amount sufficient to discharge in full the unpaid principal amount, Make-Whole Premium (if any) and to the extent permitted by law, interest and any other amounts payable but unpaid.

     If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled payment date and without any additional interest.

     In certain circumstances, US Airways may be obligated under the Registration Agreement to pay liquidated damages to the Class C Trust for distribution to Holders of Class C Certificates. US Airways will pay any such liquidated damages to the Class C Trust for distribution to each Holder affected thereby as "Class C Special Deposit Payments" under the Participation Agreement (which will be an amount equal to the Deposits held in respect of the Class C Trust multiplied by the Multiplier) and as "Class C Special Indemnity Payments" under the Note Purchase Agreement (which will be an amount equal to the aggregate amount of Series C Equipment Notes held by the Class C Trust multiplied by the Multiplier ). (Participation Agreement, 6(d); Note Purchase Agreement, 5(a)) Liquidated damages paid by US Airways to the Class C Trust are not subject to the Intercreditor Agreement and, accordingly, are not subordinated to the payment of principal and interest on the Class A and Class B Certificates. Liquidated damages payable by US Airways, if any, will not be covered by the Class C Liquidity Facility.

Redemption

     If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by US Airways under the related Lease (in the case of a Leased Aircraft) or under the related Owned Aircraft Indenture (in the case of an Owned Aircraft), the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon, to the date of redemption and other amounts payable to the holders of the Equipment Notes under the applicable Indenture and Participation Agreement, but without premium, on a Special Distribution Date. (Indentures, Section 2.10(a)) If US Airways exercises its right to terminate a Lease under its voluntary termination, early buyout or burdensome buyout options under such Lease, the Equipment Notes relating to the applicable Leased Aircraft will be redeemed (unless US Airways elects to assume the Equipment Notes on a full recourse basis), in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. (Leased Aircraft Indentures, Section 2.10(b)) See "--The Leases--Lease Termination."

     All, but not less than all, of the Equipment Notes issued with respect to a Leased Aircraft may be redeemed prior to maturity with the consent of US Airways, and all of the Equipment Notes issued with respect to the Owned Aircraft may be redeemed in whole prior to maturity at any time at the option of US Airways, in each case at a price equal to 100% of the unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, plus, a Make-Whole Premium. (Indentures, Section 2.11) If notice of such a redemption is given in connection with a refinancing of Equipment Notes with respect to a Leased Aircraft, such notice may be revoked not later than three days prior to the proposed redemption date. (Leased Aircraft Indentures, Section 2.12).

     If, with respect to a Leased Aircraft, (i) one or more Lease Events of Default have occurred and are continuing or (ii) the Equipment Notes with respect to such Aircraft have been accelerated or the Leased Aircraft Trustee with respect to such Equipment Notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease or if certain events occur in a bankruptcy proceeding involving US Airways, then in each case all, but not less than all, of the Equipment Notes issued with respect to such Leased Aircraft may be purchased by the related Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of purchase, but without any premium (provided that a Make-Whole Premium is payable if such Equipment Notes are to be purchased pursuant to clause (i) when a Lease Event of Default has occurred and has been continuing for less than 180 days). (Leased Aircraft Indentures, Section 2.14) US Airways as owner of the Owned Aircraft has no comparable right under the Owned Aircraft Indentures to purchase the Equipment Notes under such circumstances. (Leased Aircraft Indenture, Section 2.14)

     "Make-Whole Premium" means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Lessee and reasonably acceptable to the relevant Loan Trustees and related Owner Participants) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each payment on a semiannual basis from each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination.

     For purposes of determining the Make-Whole Premium and the Deposit Make-Whole Premium, "Treasury Yield" means, at the time of determination with respect to any Equipment Note, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

     "Average Life Date" for any Equipment Note to be redeemed means the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. "Remaining Weighted Average Life" of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying
(i) the amount of each then remaining installment of principal of such Equipment Note, including the payment due on the maturity date of such Equipment Note, by (ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (b) the then unpaid principal amount of such Equipment Note. (Indentures, 1.01)

Security

     The Equipment Notes issued with respect to each Aircraft will be secured by a first priority security interest in the Aircraft, the related Lease and all rent thereunder (with respect to Leased Aircraft), as well as all rents, profits and other income of such Aircraft, certain rights under the aircraft purchase agreement between US Airways and an affiliate of the Aircraft manufacturer, all requisition proceeds with respect to such Aircraft, all insurance proceeds with respect to the Aircraft (other than proceeds under third party liability policies and under policies maintained by the Owner Participant), all monies and securities deposited with the related Loan Trustee, and all proceeds of the foregoing. (Indentures, Granting Clause) Unless an Indenture Default with respect to an Aircraft has occurred and is continuing, the related Loan Trustee may not exercise the Owner Trustee's rights under the related Lease except such Owner Trustee's right to receive rent. The assignment by the Owner Trustee to the Loan Trustee of its rights under the related Lease excludes the rights of the Owner Trustee and the Owner Participant relating to the indemnification by US Airways for certain matters, certain insurance proceeds payable to the Owner Trustee in its individual and trust capacities and to the Owner Participant under liability insurance maintained by US Airways under the Lease or by the Owner Trustee or such Owner Participant, and certain reimbursement payments made by US Airways to the Owner Trustee and the Owner Participant. (Indenture, Granting Clause)

     The Equipment Notes will not be cross-collateralized and, consequently, the Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft, replacement aircraft (as described in " --The Leases--Events of Loss") or the Leases related thereto. There will not be any cross-default provisions in the Indentures or Leases and, consequently, events resulting in an event of default under any particular Indenture or Lease may or may not result in an event of default occurring under any other Indenture or Lease. If the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining Aircraft.

     Although the Equipment Notes are not obligations of, or guaranteed by, US Airways, the amounts unconditionally payable by US Airways for lease of the Aircraft will be sufficient to pay in full when due all amounts required to be paid on the Equipment Notes. See "Description of the Equipment Notes -- General."

Loan to Value Ratios of Equipment Notes

     The following tables set forth illustrative loan to Aircraft value ratios for the Equipment Notes issued in respect of Aircraft as of the July Regular Distribution Dates that occur after the scheduled date of original issuance of such Equipment Notes, assuming that the Equipment Notes in the maximum principal amount are issued in respect of each such Aircraft. The following tables apply both to Leased Aircraft and Owned Aircraft. These examples were utilized by US Airways in preparing the Assumed Amortization Schedule, although the amortization schedule for the Equipment Notes issued with respect to an Aircraft may vary from such assumed schedule so long as it complies with the Mandatory Economic Terms. Accordingly, the schedules set forth below may not be applicable in the case of any particular Aircraft. See "Description of the Certificates--Pool Factors." The LTV was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes.

     The following tables are based on the assumption (the "Depreciation Assumption") that the value of each Aircraft set forth opposite the initial Regular Distribution Date included in each table depreciates by 3% of the initial appraised value per year until the fifteenth year after the year of delivery of such Aircraft and by 4% of the initial appraised value per year for the next five years. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the tables should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.



                                  Airbus Model A319-100                        Airbus Model A320-200
                          -------------------------------------         --------------------------------------

                          Equipment                      Loan          Equipment                         Loan
                            Note         Assumed          to              Note           Assumed          to
                         Outstanding    Aircraft        Value         Outstanding       Aircraft         Value
Date                       Balance        Value         Ratio           Balance           Value          Ratio
----                       -------        -----         -----           -------           -----          -----
                         (Millions)    (Millions)                      (Millions)      (Millions)

              >
January 30, 2000.....  $   22.90     $  36.50           62.7%        $    28.62       $  43.99          65.1%
July 30, 2000........      22.74        35.38           64.3              28.62          42.67          67.1
July 30, 2001........      22.19        34.25           64.8              27.92          41.35          67.5
July 30, 2002........      21.42        33.12           64.7              27.15          40.03          67.8
July 30, 2003........      20.63        31.99           64.5              26.34          38.71          68.0
July 30, 2004........      19.77        30.86           64.1              25.46          37.39          68.1
July 30, 2005........      18.86        29.73           63.4              24.53          36.07          68.0
July 30, 2006........      17.88        28.60           62.5              23.53          34.75          67.7
July 30, 2007........      16.84        27.47           61.3              22.46          33.43          67.2
July 30, 2008........      15.72        26.34           59.7              21.41          32.11          66.7
July 30, 2009........      14.75        25.21           58.5              20.65          30.79          67.1
July 30, 2010........      13.65        24.09           56.7              19.34          29.47          65.6
July 30, 2011........      12.61        22.96           54.9              18.08          28.15          64.2
July 30, 2012........      11.49        21.83           52.7              15.22          26.83          56.7
July 30, 2013........       9.42        20.70           45.5              12.81          25.51          50.2
July 30, 2014........       5.40        19.19           28.1              10.33          24.19          42.7
July 30, 2015........       5.40        17.69           30.5               7.67          22.43          34.2
July 30, 2016........       5.40        16.18           33.4               5.00          20.67          24.2
July 30, 2017........       2.21        14.68           15.0               1.96          18.91          10.3


Limitation of Liability

     The Equipment Notes issued with respect to the Leased Aircraft are not direct obligations of, or guaranteed by, US Airways, any Owner Participant or the Leased Aircraft Trustees or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Leased Aircraft Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Leased Aircraft Trustees for any amounts payable under the Equipment Notes or, except as provided in each Leased Aircraft Indenture, for any liability under such Leased Aircraft Indenture. All payments of principal, of premium, if any, and interest on the Equipment Notes issued with respect to any Leased Aircraft (other than payments made in connection with an optional redemption or purchase of Equipment Notes issued with respect to a Leased Aircraft by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Leased Aircraft or the income and proceeds received by the related Leased Aircraft Trustee therefrom (including rent payable by US Airways under the Lease with respect to such Leased Aircraft).

     The Equipment Notes issued with respect to any Owned Aircraft will be direct obligations of US Airways.

     Except as otherwise provided in the Indentures, no Owner Trustee or Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Leased Aircraft Indentures or the Equipment Notes to the Leased Aircraft Trustees or to any holder of any Equipment Note.

Indenture Defaults, Notice and Waiver

     Indenture Defaults under each Indenture include: (a) in the case of a Leased Aircraft Indenture, the occurrence of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee to the Indenture Trustee that such failure will constitute an Indenture Default), (b) the failure by the related Owner Trustee (other than as a result of a Lease Default or Lease Event of Default) in the case of a Leased Aircraft Indenture, or US Airways, in the case of an Owned Aircraft Indenture, to pay any interest or principal or premium, if any, when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than 10 Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, 10 Business Days after the relevant Owner Trustee or Owner Participant receives written demand from the related Loan Trustee or holder of an Equipment Note, (c) the failure by the related Owner Participant or the related Owner Trustee (in its individual capacity), in the case of a Leased Aircraft Indenture, or US Airways, in the case of an Owned Aircraft Indenture, to discharge certain liens that continue after notice and specified cure periods, (d) any representation or warranty made by the related Owner Trustee or Owner Participant in such Indenture, the related Participation Agreement, or certain related documents furnished to the Loan Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect when made in any material respect that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods, (e) failure by the related Owner Trustee or Owner Participant (in the case if Leased Aircraft) or US Airways (in the case of Owned Aircraft) to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods, (f) the registration of the related Aircraft ceasing to be effective as a result of the Owner Participant (in the case of a Leased Aircraft) or US Airways (in the case of an Owned Aircraft) not being a citizen of the United States, as defined in the Transportation Code (subject to a cure period), or (g) the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant (in the case of a Leased Aircraft) or US Airways (in the case of the Owned Aircraft). (Indentures, Section 4.02) There will not be any cross-default provisions in the Indentures or in the Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease.

     If US Airways fails to make any semiannual basic rental payment due under any Lease, within a specified period after such failure the applicable Owner Trustee may furnish to the Leased Aircraft Trustee the amount due on the Equipment Notes issued with respect to the related Leased Aircraft, together with any interest thereon on account of the delayed payment thereof, in which event the Leased Aircraft Trustee and the holders of outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment, unless such Owner Trustee has previously cured each of the three immediately preceding semiannual basic rental payment defaults or the Owner Trustee has cured an aggregate of six previous semiannual basic rental payment defaults. The applicable Owner Trustee also may cure any other default by US Airways in the performance of its obligations under any Lease that can be cured by the payment of money. (Leased Aircraft Indenture, Section 4.03)

     The holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding on such date issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive, together under certain circumstances with the applicable Owner Trustee and applicable Owner Participant, any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Indentures, Section 4.08)

Remedies

     Each Indenture provides that if an Indenture Default occurs and is continuing, the related Loan Trustee may, and upon receipt of written demand from the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture will, subject to the applicable Owner Participant's or Owner Trustee's right to cure in the case of Leased Aircraft Indentures, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (without the Make-Whole Premium). The holders of a majority in principal amount of Equipment Notes outstanding under such Indenture may rescind any such declaration at any time before the judgment or decree for the payment of the money so due is entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal and interest on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and events which with the giving of notice or lapse of time or both would become Indenture Defaults under such Indenture have been cured or waived. (Indentures, Section 4.04(b))

     Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if, in the case of a Leased Aircraft, the corresponding Lease has been declared in default) one or more of the remedies under such Indenture or such Lease with respect to the Aircraft subject to such Lease. If a Lease Event of Default has occurred and is continuing under the corresponding Lease in the case of Leased Aircraft Indentures, the related Loan Trustee's right to exercise remedies under such Indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the remedies under the Lease to terminate the Lease (in the event that it is not commercially reasonable to take possession of the Aircraft) or take possession of and/or sell the Aircraft; provided that the requirement to exercise such remedies under such Lease does not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days subsequent to an entry for an order for relief or such other period as may be specified in Section 1110(a)(1)(A) of the U.S. Bankruptcy Code (the "Section 1110 Period") (plus an additional period if any resulting from (i) US Airways or its trustee in such proceeding assuming, or agreeing to perform its obligations under, such Lease with the approval of the applicable court, (ii) such Loan Trustee's consent to an extension of such 60-day period, (iii) Lessee's assumption of the Lease during the Section 1110 Period with the approval of the applicable court, or (iv) such Loan Trustee's failure to give any requisite notice). See "--The Leases--Events of Default under the Leases." Such remedies may be exercised by the related Loan Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and US Airways, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including, if a Lease Event of Default has occurred and is continuing, the rights of US Airways under the Lease with respect to such Aircraft. No exercise of any remedies by the related Loan Trustee may affect the rights of US Airways under any Lease unless a Lease Event of Default has occurred and is continuing. The Owned Aircraft Indenture will not contain such limitations on the Loan Trustee's ability to exercise remedies upon an Indenture Event of Default under an Owned Aircraft Indenture. (Indentures, Section 4.04; Leases, Section 15)

     If a bankruptcy proceeding involving US Airways under the U.S. Bankruptcy Code occurs, all of the rights of the Owner Trustee as lessor under a particular Lease will be exercised by the Owner Trustee in accordance with the terms thereof unless (i) during the Section 1110 Period the trustee in such proceeding or US Airways does not assume or agree to perform its obligations under such Lease, (ii) at any time after assuming or agreeing to perform such obligations, such trustee or US Airways ceases to perform such obligations or (iii) the related Loan Trustee takes action, or notifies the Owner Trustee that such Loan Trustee intends to take action, to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy in accordance with the Leased Aircraft Indenture. The Owner Trustee's exercise of such rights shall be subject to certain limitations and, in no event, reduce the amount or change the time of any payment in respect of the Equipment Notes or adversely affect the validity or enforceability of the lien under the Leased Aircraft Indenture by depriving the holder of the Equipment Notes of the benefits thereof.

     If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

     Section 1110 of the U.S. Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected after 60 days after the filing of petition under Chapter 11 of the U.S. Bankruptcy Code by (a) the automatic stay provision of the U.S. Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (b) the provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period, (c) Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) and (d) any power of the bankruptcy court to enjoin a repossession. Section 1110 of the U.S. Bankruptcy Code provides that the right to take possession of an aircraft may not be exercised for 60 days following the date of commencement of the reorganization proceedings and may not be exercised at all after such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), if the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults that are a breach of a provision relating to the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the U.S. (as defined in section 40102 of title 49) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

     Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel to US Airways, has advised the Loan Trustees that, if US Airways were to become a debtor under Chapter 11 of the U.S. Bankruptcy Code, (x) if such Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under each of the Leases, and the Loan Trustee, as assignee of such Owner Trustee's rights under each of the Leases pursuant to each of the related Indentures, would be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the related Aircraft, or (y) if such Aircraft is an Owned Aircraft, the Loan Trustee would be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the related Aircraft, but in each case may not be entitled to such benefits with respect to any replacement of an Aircraft after an Event of Loss in the future. The replacement of any Aircraft is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee's entitlement to benefits of Section 1110 of the U.S. Bankruptcy Code would not be diminished as a result of such replacement. This opinion is subject to certain qualifications and assumptions, including the assumptions that US Airways is and will continue to be a citizen of the U.S. holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. See " --The Leases--Events of Loss." The opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois) does not address the availability of
Section 1110 with respect to the bankruptcy proceedings of any possible sublessee of an Aircraft, or to any possible lessee of an Owned Aircraft if it is leased by US Airways. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "--Indenture Defaults, Notice and Waiver."

     A recent decision, Western Pacific Airlines, Inc. v. GATX (In re Western Pacific Airlines, Inc.), 219 B.R. 305, on rehearing, 221 B.R. 1 (D. Colo. 1998), ruled that Section 1110 of the U.S. Bankruptcy Code does not apply in a case after the trustee timely makes the agreement specified in
Section 1110(a)(1)(A) of the U.S. Bankruptcy Code and timely cures defaults outstanding as of the date of the Chapter 11 petition or that occur during the first sixty days of the case, with the result, among others, that the ability of a lessor to exercise remedies based on a default that occurs after the first 60 days of the Chapter 11 case would be subject to the automatic stay. US Airways has been advised by its counsel, Skadden Arps, Slate, Meagher & Flom (Illinois) to the effect that, and accordingly believes that, this decision construes Section 1110 of the U.S. Bankruptcy Code in a manner that is inconsistent with both the language of Section 1110 of the U.S. Bankruptcy Code and the legislative history explaining the purpose and operation of Section 1110 of the U.S. Bankruptcy Code and accordingly believes that the decision is an incorrect interpretation of
Section 1110 of the U.S. Bankruptcy Code. US Airways has been advised that the decision is currently on appeal, but that the Chapter 11 case of Western Pacific Airlines, Inc. has been converted to a case under Chapter 7, under which Section 1110 of the U.S. Bankruptcy Code by its terms does not apply, and that the parties have filed suggestions of mootness with the Court of Appeals.

     If a bankruptcy, insolvency, receivership or like proceedings is commenced involving an Owner Participant, it is possible that, notwithstanding that the applicable Leased Aircraft is owned by the related Owner Trustee in trust, such Leased Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes may be interrupted and the ability of the related Loan Trustee to exercise its remedies under the related Leased Aircraft Indenture might be restricted, although such Loan Trustee would retain its status as a secured creditor in respect of the related Lease and the related Leased Aircraft.

Modification of Indentures and Leases

     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and any related Lease, Participation Agreement or Trust Agreement may not be amended or modified, except to the extent indicated below.

     Subject to certain limitations, certain provisions of any Leased Aircraft Indenture, and of the Lease, the Participation Agreement, and the Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of any holders of the Equipment Notes outstanding under such Indenture. In the case of each Lease, such provisions include, among others, provisions relating to (i) the return to the related Owner Trustee of the related Leased Aircraft pursuant to the terms of such Lease (except to the extent that such amendment would affect the rights or exercise of remedies under the Lease) and (ii) the renewal of such Lease and the option of US Airways pursuant to the terms of such Lease to terminate the Lease or to purchase the related Leased Aircraft so long as the same would not adversely affect the Note Holders. (Leased Aircraft Indentures, Section 9.01(a)) In addition, any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder. (Indentures, Section 9.01(c))

     Without the consent of each Liquidity Provider and the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or
(c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Indentures, Section 9.01(b))

Indemnification

     US Airways is required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, each Liquidity Provider, the Subordination Agent, the Escrow Agent and each Trustee, but not the holders of Certificates (unless otherwise expressly agreed by US Airways), for certain losses, claims and other matters. US Airways is required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Leased Aircraft.

The Leases and Certain Provisions of Owned Aircraft Indentures

     Each Leased Aircraft will be leased to US Airways by the relevant Owner Trustee under the relevant lease agreement (each, a "Lease"). Each Owned Aircraft will be owned by US Airways.

     Lease Term Rentals and Payments

     Each Leased Aircraft will be leased separately by the relevant Owner Trustee to US Airways for a term commencing on the Delivery Date and expiring on a date not earlier than the latest maturity date of the relevant Equipment Notes issued pursuant to the related Indenture, unless terminated prior to the originally scheduled expiration date as permitted by the applicable Lease. The semiannual basic rent payment under each Lease is payable by US Airways on each related Lease Period Date (or, if such day is not a Business Day, on the next Business Day), and will be assigned by the Owner Trustee to the Loan Trustee under the corresponding Leased Aircraft Indenture to provide the funds necessary to make scheduled payments of principal and interest due from the Owner Trustee on the Equipment Notes issued under such Indenture. In certain cases, the semiannual basic rent payments under the Leases may be adjusted, but each Lease provides that under no circumstances will rent payments by US Airways be less than the scheduled payments on the related Equipment Notes. Any balance of each such semiannual basic rent payment under each Lease, after payment of amounts due on the Equipment Notes issued under the Indenture corresponding to such Lease, will be paid over to the Owner Trustee. (Leases, Section 3)

     "Lease Period Date" means, with respect to each Lease, January 30 or July 30 during the term of such Lease.

     Semiannual payments of interest on the Equipment Notes issued by US Airways under an Owned Aircraft Indenture are payable January 30 and July 30 of each year, commencing on the first such date after issuance thereof. Payments of principal of the Equipment Notes issued by US Airways under an Owned Aircraft Indenture are payable January 30 and July 30 in certain years or in full on final maturity.

     Net Lease; Maintenance

     Under the terms of each Lease, US Airways' obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease." Accordingly, US Airways is obligated under each Lease, among other things and at its expense, to keep each Aircraft duly registered and insured, to pay all costs of operating the Aircraft and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good an operating condition as when delivered to US Airways, ordinary wear and tear excepted, and in such condition as required to maintain the applicable airworthiness certificate for the Aircraft in good standing at all times (other than during temporary periods of storage or during certain periods of permitted maintenance or modification). (Leases, Section 7(a)(1))

     Possession, Sublease and Transfer

     Each Aircraft may be operated by US Airways or, subject to certain restrictions, by certain other persons. Normal interchange, pooling and similar agreements customary in the commercial airline industry with respect to any airframe or engine are permitted. Subleases are also permitted to be entered into with United States entities and foreign entities that have their principal executive office in certain specified countries. (Leases, Section 7(b)(x)) It is uncertain to what extent the relevant Loan Trustee's security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention on the International Recognition of Rights in Aircraft (Geneva
1948) (the "Convention"). Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

     Registration

     US Airways is required to keep each Aircraft duly registered under the Transportation Code with the FAA except (in the case of a Leased Aircraft) if the relevant Owner Trustee or the relevant Owner Participant fails to meet the applicable citizenship requirements, and to record each Lease (in the case of a Leased Aircraft) and Indenture and certain other documents under the Transportation Code. (Leases, Section 7(a)(1); Owned Aircraft Indenture, Section 7.02) Such recordation of the Indenture and certain other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

     So long as no Lease Event of Default exists, US Airways has the right to register the Aircraft subject to such Lease in a country other than the United States at its own expense, subject to certain conditions set forth in the related Participation Agreement. These conditions include a requirement that the lien of the applicable Indenture will continue as a first priority security interest in the applicable Aircraft. (Leases, Section 7(a)(1); Participation Agreements, Section 7(d)). The Owned Aircraft Indentures contain comparable provisions with respect to registration of the Owned Aircraft. (Owned Aircraft Participation Agreement, Section 7(b)).

     Liens

     US Airways is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the related Equipment Notes, US Airways and the Owner Participant and Owner Trustee arising under the applicable Indenture, the Lease (in the case of Leased Aircraft) or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than sixty (60) days or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within sixty (60) days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within sixty (60) days after expiration of such stay; and (iv) any other lien as to which US Airways has provided a bond or other security adequate in the reasonable opinion of the Owner Trustee; provided that in the case of each of the liens described in the foregoing clauses (i) and (ii) such liens and proceedings do not involve any material danger of the sale, forfeiture or loss of such Aircraft or the interest of any Owner Participant therein. (Leases, Section 6; Owned Aircraft Indenture, Section 7.01)

     Replacement of Parts; Alterations

     US Airways is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, destroyed, stolen, seized, confiscated or permanently rendered unfit for use. US Airways or any permitted sublessee has the right, at its own expense, to add further parts and accessories and make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the value, utility or remaining useful life of the related aircraft or engine. (Leases, Sections 8(a) and 8(c); Owned Aircraft Indenture, Sections 7.03(a) and 7.03(c))

     Insurance

     US Airways is required to maintain, at its expense (or at the expense of a permitted lessee, in the case of the Owned Aircraft, or a permitted sublessee in the case of a Leased Aircraft), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount (taking into account any permitted self-insurance) not less than the termination value for the Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. (Leases, Section 11; Owned Aircraft Indenture, Section 7.04)

     In addition, US Airways is obligated to maintain (or cause to be maintained) comprehensive airline liability insurance at its expense, including, without limitation, passenger liability, bodily injury and property damage liability, cargo liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by US Airways of the same type and operating on similar routes as such Aircraft.

     US Airways is also required to maintain war-risk, hijacking or allied perils insurance if it (or any permitted sublessee) operates any Aircraft, airframe or engine in any area of recognized hostilities or if US Airways (or any permitted sublessee) maintains such insurance with respect to other aircraft operated on the same international routes or areas on or in which the Aircraft is operated. (Leases, Section 11; Owned Aircraft Indenture,
Section 7.04)

     US Airways may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the highest replacement value of any single aircraft in US Airways' fleet or 1 1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which US Airways carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case, US Airways may self-insure the Aircraft to such higher level. In addition, US Airways may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. airlines. (Leases, Section 11; Owned Aircraft Indenture, Section 7.04)

     In respect of each Aircraft, US Airways is required to name as additional insured parties the relevant Loan Trustee and holders of the Equipment Notes and (in the case of a Leased Aircraft) the relevant Owner Participant and Owner Trustee, in its individual capacity and as owner of such Aircraft, and the Liquidity Provider under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance will not be invalidated or impaired by any act or omission of US Airways, any permitted sublessees, or any other person. (Leases, Section 11; Owned Aircraft Indenture, Section 7.04)

     Lease Termination

     US Airways may terminate any Lease (i) on any Lease Period Date occurring after the end of the calendar year in which the seventh (7th) anniversary occurred of the date on which such Lease commenced, if it makes a good faith determination that the Aircraft subject to such Lease is obsolete or surplus to US Airways' needs or (ii) on the tenth, thirteenth or sixteenth anniversaries of the date on which the Lease commenced. US Airways is required to give notice of its intention to exercise its right of termination described in this paragraph at least one hundred twenty
(120) days prior to the proposed date of termination, which notice may be withdrawn up to fifteen (15) days prior to such proposed date; provided that US Airways may give only two (2) such termination notices. In such a situation, unless the Owner Trustee elects to retain title to such Aircraft or, in the case of clause (ii) above, US Airways elects to purchase the Aircraft at a purchase price equal to the greater of Termination Value or fair market value, US Airways is required to use commercially reasonable efforts to sell such Aircraft as an agent for such Owner Trustee, and the Owner Trustee will sell such Aircraft on the date of termination to the highest cash bidder. If such sale occurs, the Equipment Notes related thereto are required to be prepaid. If the net proceeds to be received from such sale are less than the "Termination Value" for such Aircraft (which is set forth in a schedule to each Lease), US Airways is required to pay to the applicable Owner Trustee an amount equal to the excess, if any, of the applicable Termination Value for such Aircraft over such net proceeds. If US Airways elects to purchase the Aircraft, either (i) the Equipment Notes related thereto will be prepaid or (ii) subject to receipt of the tax opinion described under "--Renewal and Purchase Options," US Airways will assume such Equipment Notes on a full recourse basis. Upon payment of the Termination Value or, in the case of a purchase by US Airways, the payment of the applicable purchase price, and an amount equal to the Make-Whole Premium, if any, payable on such date of payment, together with certain additional amounts, the lien of the relevant Indenture will be released, the relevant Lease will terminate, and the obligation of US Airways thereafter to make scheduled rent payments under such Lease will cease. (Leases, Section 9; Leased Aircraft Indentures, Section 2.10)

     The Owner Trustee has the option to retain title to the Aircraft if US Airways has given a notice of termination under the Lease. In such event, such Owner Trustee will pay to the applicable Loan Trustee an amount sufficient to prepay the outstanding Equipment Notes issued with respect to such Aircraft (including accrued interest) and the Loan Trustee will be paid the Make-Whole Premium, in which case the lien of the relevant Indenture will be released, the relevant Lease will terminate and the obligation of US Airways thereafter to make scheduled rent payments under such Lease will cease. (Leases, Section 9; Leased Aircraft Indentures,
Section 2.10)

     Events of Loss

     If an "Event of Loss" occurs with respect to the airframe or the airframe and engines of an Aircraft, US Airways must elect within sixty
(60) days after such occurrence either to make payment with respect to such Event of Loss or to replace such airframe and any such engines. Not later than the earlier of (i) the first Business Day following the 120th day following the date of occurrence of such Event of Loss and (ii) an earlier Business Day irrevocably specified fifteen (15) days in advance by notice from US Airways to the Owner Trustee (in the case of a Leased Aircraft) and the Loan Trustee (the "Loss Payment Date"), US Airways must either (i) pay to the applicable Owner Trustee the Termination Value of such Aircraft (or, in the case of an Owned Aircraft, pay to the applicable Loan Trustee the outstanding principal amount of the Equipment Notes relating to such Aircraft plus accrued and unpaid interest thereon), together with certain additional amounts, but, in any case, without any Make-Whole Premium or
(ii) substitute an airframe (or airframe and one or more engines, as the case may be) for the airframe, or airframe and engine(s), that suffered such Event of Loss. (Leases, Section 10(a); Leased Aircraft Indentures,
Section 2.10; Owned Aircraft Indentures, Section 5.06)

     If US Airways elects to replace an airframe (or airframe and one or more engines, as the case may be) that suffered such Event of Loss, it will, in the case of a Leased Aircraft, convey to the related Owner Trustee title to an airframe (or airframe and one or more engines, as the case may be) or, in the case of an Owned Aircraft Indenture, subject such airframe (or airframe and one or more engines) to the lien of the Owned Aircraft Indenture, and such replacement airframe or airframe and engines must be the same model as the airframe or airframe and engines to be replaced or an improved model, with a value, utility and remaining useful life at least equal to the airframe or airframe and engines to be replaced, assuming that such airframe and such engines had been maintained in accordance with the related Lease or Owned Aircraft Indenture, as the case may be. US Airways is also required to provide to the relevant Loan Trustee and (in the case of a Leased Aircraft) the relevant Owner Trustee and Owner Participant reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) such Owner Trustee and Loan Trustee (as assignee of the Owner Trustee's rights and interests under the Lease), will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available. (Leases, Section 10(a); Owned Aircraft Indenture, Section 5.06)

     If US Airways elects not to replace such airframe, or airframe and engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft (in the case of an Owned Aircraft) or the Termination Value for such Aircraft (in the case of a Leased Aircraft), together with all additional amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such Equipment Notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such Equipment Notes, the lien of the Indenture and (in the case of a Leased Aircraft) the Lease relating to such Aircraft will terminate with respect to such Aircraft, the obligation of US Airways thereafter to make the scheduled rent payments (in the case of a Leased Aircraft) or interest and principal payments (in the case of an Owned Aircraft) with respect thereto will cease and (in the case of a Leased Aircraft) the related Owner Trustee will transfer all of its right, title and interest in and to the related Aircraft to US Airways. The Termination Value and other payments made under the Leases by US Airways will be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to the applicable Owner Trustee or to US Airways, as the case may be. (Leases, Section 10; Leased Aircraft Indentures, Section 3.02; Owned Aircraft Indentures, Sections 3.02 and 5.06)

     If an Event of Loss occurs with respect to an engine alone, US Airways will be required to replace such engine within one hundred twenty (120) days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine will be (i) a CFM International Model 56-5 (or improved) type engine or (ii) a CFM engine or another manufacturer's engine suitable for use on the relevant airframe and having a value and utility equal to or greater than a CFM Model 56-5 type engine, assuming that such engine had been maintained in accordance with the Relevant Lease. (Leases, Section 10(b); Owned Aircraft Indenture, Section 5.06(b))

     An Event of Loss with respect to an Aircraft, airframe or any engine means any of the following events with respect to such property:

     o The destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use.

     o Any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

    o Any theft or disappearance of such property for a period of 180 consecutive days or more (or, if earlier, the expiration of the term).

     o The requisition for use of such property by any governmental entity (other than a requisition for use by the U.S. government or any government of registry of the aircraft) for a period exceeding 180 consecutive days (or, if earlier, the expiration of the term).

     o The requisition for use by the U.S. government (or any government of registry of the aircraft) that continues until the 30th day after the last day of the term of the relevant Lease (unless the Owner Trustee has elected not to treat such event as an Event of
         Loss).

    o The condemnation, confiscation, requisition or taking of title to such property for more than 30 days (or, if earlier, the expiration of the term).

    o As a result of any law, rule, regulation, order or other action by the FAA or any governmental body of the government of registry of the aircraft, the use of such property in the normal course of business of air transportation is prohibited for a period of one hundred eighty (180) consecutive days, unless US Airways (or sublessee) has undertaken and is diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by US Airways (or such sublessee), but in any event an Event of Loss will occur if such "grounding" extends for a period of more than three hundred sixty (360) days (or, if earlier, the expiration of the term); provided that no Event of Loss will occur if such "grounding" has been applicable to US Airways' entire fleet of such aircraft and US Airways, prior to the expiration of one year from the prohibition of such use, has conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and is diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, all steps which are necessary or desirable to permit the normal use of such property by US Airways (or such sublessee) but in any event an Event of Loss will occur if such use is prohibited for a period of two (2) consecutive years or such use is prohibited at the expiration of the term.

     o Any divestiture of title to or interest in an engine in connection with pooling or certain other arrangements or any event with respect to an engine that is deemed to be an Event of Loss will be treated as an Event of Loss with respect to such engine. (Leases, Section 10; Owned Aircraft Indenture, Section 5.06)

     Renewal and Purchase Options

     At the end of the term of each Lease after final maturity of the related Equipment Notes and subject to certain conditions, US Airways has certain options to renew such Lease for additional limited periods. In addition, US Airways has the right at the end of the term of each Lease to purchase the Aircraft subject thereto for an amount to be calculated in accordance with the terms of such Lease. (Leases, Section 19)

     In addition, US Airways may have the right to purchase an Aircraft from the applicable Owner Trustee prior to the expiration of the term of such Lease and assume, as direct obligations of US Airways, the Equipment Notes issued with respect to such Aircraft. Such assumption may occur only if, among other things, US Airways has provided an opinion of counsel to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such assumption and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred. (Leases, Section 19(b) and Section 20; Participation Agreements, Section 7(u))

     Events of Default under the Leases

     The following events constitute Lease Events of Default under each
Lease:

     o Failure by US Airways to make any payment of basic rent within five (5) Business Days after the same has become due or Termination Value within ten (10) Business Days after receipt by US Airways of written notice that the same is past due.

     o Failure by US Airways to make a payment of supplemental rent (other than Termination Value) when the same has become due and for thirty (30) days after US Airways' receipt of written demand therefor (provided that failure to pay any amount that is excluded from the lien of the Indenture shall not constitute an event of default unless notice is given by the Owner Participant).

     o Failure by US Airways to carry and maintain insurance on and in respect of the Aircraft, airframe and engines, in accordance with the provisions of such Lease.

    o Failure by US Airways to perform or observe in any material respect any other covenant or agreement to be performed or observed by it under such Lease or the related Participation Agreement or certain other related operative documents (other than the related tax indemnity agreement between US Airways and the Owner Participant), and such failure continuing unremedied for a period of thirty (30) days after written notice of such failure by the applicable Owner Trustee or Loan Trustee unless such failure is capable of being corrected and US Airways is diligently proceeding to correct such failure, in which case there is no Lease Event of Default unless and until such failure continues unremedied for a period of three hundred sixty (360) days after the receipt of such notice.

    o Any representation or warranty made by US Airways in such Lease or the related Participation Agreement or in certain other related operative documents (other than in the related tax indemnity agreement between US Airways and the Owner Participant) proves to have been untrue or inaccurate in any material respect at the time made, such representation or warranty is material at the time in question and the same remains uncured (to the extent of the adverse impact thereof) for more than thirty (30) days after the date of written notice thereof to US Airways.

      o The occurrence of certain voluntary events of bankruptcy, reorganization or insolvency of US Airways or the occurrence of involuntary events of bankruptcy, reorganization or insolvency which continues undismissed, unvacated or unstayed for a period of ninety (90) days. (Leases, Section 14)

     Indenture Events of Default under the Owned Aircraft Indenture are discussed above under "--Indenture Defaults, Notice and Waiver."

     Remedies Exercisable upon Events of Default under the Lease

     If a Lease Event of Default has occurred and is continuing, the applicable Owner Trustee may (or, so long as the Indenture is in effect, the applicable Loan Trustee may, subject to the terms of the Indenture) exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. These remedies include the right to repossess and use or operate such Aircraft, to rescind or terminate such Lease, to sell or re-lease such Aircraft free and clear of US Airway's rights, except as set forth in the Lease, and retain the proceeds, and to require US Airways to pay, as liquidated damages any due and unpaid basic rent plus an amount equal to, at such Owner Trustee's (or, subject to the terms of the relevant Leased Aircraft Indenture, the Leased Aircraft Trustee's) option, either
(i) the excess of the present value of all unpaid rent during the remainder of the term of such Lease over the present value of the fair market rental value of such Aircraft for the remainder of the term of such Lease or, (ii) the excess of the Termination Value of such Aircraft over the fair market sales value of such Aircraft or, if such aircraft has been sold, the net sales proceeds from the sale of such Aircraft. If the Loan Trustee has validly terminated such Lease, the Loan Trustee may not sell or lease or otherwise afford the use of such Aircraft to US Airways or any of its affiliates. (Leased Aircraft Indentures, Section 4.04)

     Transfer of Owner Participant Interests

     Subject to certain restrictions, each Owner Participant may transfer all or any part of its interest in the related Leased Aircraft.
(Participation Agreements, Section 7(k))


           CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes the principal U.S. federal income tax consequences to Certificateholders of the exchange of the Old Class C Certificates for the New Class C Certificates pursuant to the Exchange Offer. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States. This summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. No rulings have been sought from the Internal Revenue Service (the "IRS") with respect to the U.S. federal income tax consequences, discussed below, and no assurances can be given that the IRS will not take contrary positions.

     The exchange of the Old Class C Certificates for the New Class C Certificates pursuant to the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. As a result, no gain or loss will be recognized by a holder of the Old Class C Certificates (with attached Old Escrow Receipts) upon receipt of the New Class C Certificates (with attached New Escrow Receipts). A holder's tax basis in the New Class C Certificates received pursuant to the Exchange Offer will be the same as the holder's tax basis in the Old Class Certificates exchanged therefor and a holder's tax basis in the New Escrow Receipts received pursuant to the Exchange Offer will be the same as the holder's tax basis in the Old Escrow Receipts exchanged therefor. A holder's holding period for the New Class C Certificates received pursuant to the Exchange Offer will include its holding period for the Old Class C Certificates exchanged therefor and a holder's holding period for the New Escrow Receipts received pursuant to the Exchange Offer will include its holding period for the Old Escrow Receipts exchanged therefor.

     Certificateholders should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of exchanging the Old Class C Certificates for the New Class C Certificates and of the ownership and disposition of the New Class C Certificates received pursuant to the Exchange Offer in light of their own particular circumstances.


                            ERISA CONSIDERATIONS

General

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     Under a 1993 decision of the United States Supreme Court, insurance company general accounts in which Plans have invested may themselves be treated as holding Plan assets and deemed subject to ERISA's fiduciary requirements and prohibited transaction rules.

     Any Plan fiduciary which proposes to cause a Plan to acquire any New Class C Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

     Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before acquiring any New Class C Certificates.

Plan Assets Issues

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a New Class C Certificate, the Plan's assets will include both the New Class C Certificate and an undivided interest in each of the underlying assets of the Class C Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in the Class C Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of the Class C Trust are deemed to constitute the assets of a Plan, transactions involving the assets and operations of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code.

Prohibited Transaction Exemptions

     In addition, whether or not the assets of the Class C Trust are deemed to be Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to acquire and hold any New Class C Certificates should consider, among other things, whether such acquisition and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, US Airways and its affiliates, the Owner Participants, the Underwriters, the Trustees, the Escrow Agent, the Depositaries, the Owner Trustees and the Liquidity Provider. Moreover, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. See "Description of the Certificates--Purchase Rights of Certificateholders." Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the New Class C Certificates.

     Each person who acquires or accepts a New Class C Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase such New Class C Certificate or an interest therein or (ii) the purchase and holding of such New Class C Certificate or interest therein are exempt from the prohibited transaction restrictions of ERISA and
Section 4975 of the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.


Special Considerations Applicable to Insurance Company General Accounts

     It should be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the assets of any Plan invested in a separate account, except to the extent provided in the Plan Asset Regulation.

     As of the date hereof, the DOL has issued proposed regulations under
Section 401(c). If the General Account Regulations are adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The proposed regulations should not, however, adversely affect the applicability of PTCE 95-60 to the acquisition of New Class C Certificates by insurance company general accounts.


                            PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Class C Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Class C Certificates. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Class C Certificates received in exchange for Old Class C Certificates where such Old Class C Certificates were acquired as a result of market-making activities or other trading activities. US Airways has agreed that for a period of one hundred eighty (180) days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ___________, 1999, all dealers effecting transactions in the New Class C Certificates may be required to deliver a prospectus.

     US Airways will not receive any proceeds from any sale of New Class C Certificates by broker-dealers. New Class C Certificates received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Class C Certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Class C Certificates. Any broker-dealer that resells New Class C Certificates that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Class C Certificates may be deemed to be an "underwriter" within the meaning of the 1933 Act and any profit on any such resale of New Class C Certificates and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the 1933 Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act.

     For a period of one hundred eighty (180) days after the Expiration Date, US Airways will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. US Airways has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Certificates (including any broker-dealers) against certain liabilities, including liabilities under the 1933 Act.

     The Initial Purchaser may sell the Class C Certificates from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale (if any), at prices related to such prevailing market prices (if any) or at negotiated prices.


                               LEGAL MATTERS

     The validity of the New Class C Certificates is being passed upon for US Airways by Skadden, Arps, Slate, Meagher & Flom LLP and its affiliates.


                                  EXPERTS

     The consolidated financial statements of US Airways, Inc. and its subsidiary as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997 which are included in US Airways' Annual Report on Form 10-K for the year ended December 31, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The references to AVITAS, AvSolutions and MBA, and to their respective appraisal reports, each dated as of November 16, 1998, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.



                             OTHER INFORMATION

Effects of Year 2000

     The Company has or is currently operating computer software applications, systems and products that support important business functions, including reservations, accounting and flight operations systems, that will not properly process dates on or after January 1, 2000 (commonly referred to as the "Year 2000" problem). In order to address this situation, the Company has implemented a plan that addresses the Company's information technology and non-information technology arenas. The Company has two teams of full-time staff in place. One team is coordinating the conversion of the Company's information technology to systems managed by The SABRE Group ("TSG"), including the Year 2000 compliance for those systems, as further described below. A second team, headed by the Company's Chief Information Officer, is coordinating Year 2000 compliance efforts for non-information technology systems. This team has engaged the consulting arm of a "big five" public accounting firm to assist them in their efforts. This team is reviewing the level of the Company's Year 2000 compliance, and recommending such remedial measures as are necessary.

     TSG Year 2000 Project

     The Company has a long-term information technology relationship with TSG pursuant to which it is converting many of its information technology systems to those provided by TSG. TSG has reported that a majority of its primary "host" systems (including systems for reservations, flight operations, and cargo) are already Year 2000 compliant. The balance of TSG's systems to which the Company will be converting are scheduled to be Year 2000 compliant no later than August 1, 1999. TSG has agreed to remediate all non-Year 2000 compliant systems that are covered by the Company's relationship with TSG, but that are not being converted to a TSG system. These remediation efforts are scheduled for completion by August 1, 1999.

     TSG has also informed the Company that it is in the process of communicating with TSG's own third party vendors concerning the Year 2000 compliance of their products and services.

     Company Year 2000 Project

     The Company operates computer software and systems that are not Year 2000 compliant, and that are not covered by the TSG relationship. This includes both information technology and non-information technology systems (such as fax machines, miscellaneous airport devices, and aircraft avionics).

     The Company has completed an inventory of items with possible Year 2000 problems. The Company has prioritized these items and has began to implement a program to assess, remediate and test the non-discretionary systems based on this prioritization. The Company completed the assessment of all mission critical items as of January 31,1999. The Company plans to complete the remediation of all non-discretionary systems by August 31, 1999. The Company is also working with the FAA to ensure full compliance with any FAA Year 2000 requirements.

     The Company has also commenced airport and facility reviews. This entails reviewing the Year 2000 compliance of the systems in those locations over which the Company has little or no control, such as certain flight information displays, elevators, security and other miscellaneous airport devices. The Company completed these reviews as of December 31, 1998. The Company is also participating in Year 2000 review efforts being coordinated on an industry-wide basis by the Airline Transport Association and the International Air Transport Association.

     The Company has identified and prioritized its supplier base, and is commencing formal contact with these vendors to determine their Year 2000 status, and any possible impact on the Company. Approximately 90% of these vendors have been contacted with 65% vendor responses returned. The Company will track these responses and evaluate its long term relationship with these vendors based on the responses it receives.

     Contingency Plans

     Although TSG has notified the Company that it believes that its Year 2000 compliance program is on schedule, there can be no assurance that the compliance program will be completed in a timely manner. The Company expects to remediate or replace all non-compliant internal mission critical non-TSG systems by August 31, 1999. The Company has implemented comprehensive Year 2000 compliance monitoring and risk mitigation programs covering all of its mission critical business partners, including airports and suppliers of goods and services. Despite these efforts, there can be no assurance that the Company's own computer software and systems, those of its suppliers, the airports at which the Company operates, or the air traffic control system managed by the FAA will be made Year 2000 compliant in a timely manner. Any such failures could have a material adverse effect on the business, financial position and results of operations of the Company.

     The Company is establishing contingency plans in the event that any mission critical, non-discretionary system is not Year 2000 compliant by the date required. These plans will entail finding alternative vendors/suppliers who are Year 2000 compliant, purchasing additional products and inventories/supplies, and reverting to manual systems or workarounds, prior to December 31, 1999. In the event that the Company is required to implement a contingency plan, it believes that the result may be significant delays in operations and flight cancellations. In the event that such delays and flight cancellations occur, it is possible, depending on the extent of the delays and cancellations, that there could be a material adverse impact on the Company's results of operations and financial position.

     As of December 31, 1998, aggregate expenses incurred by the Company to become Year 2000 compliant, apart from expenses related to the TSG relationship, have amounted to approximately $2 million. The Company expects to spend an additional $8 million, apart from the TSG relationship, in order to become fully Year 2000 compliant. These amounts are also exclusive of any replacement equipment that may become necessary and have not yet been identified. With respect to the cost of TSG's Year 2000 compliance program, the Company cannot completely quantify the costs for Year 2000 compliance in its information technology systems because such costs have been incorporated into the costs of the broader conversion plan to TSG systems. However, the Company anticipates incurring $32 million in expenses for TSG services which are related solely to Year 2000 compliance efforts on the systems, unrelated to the broader conversion plan. The Company paid TSG $21 million for these services in 1998 and expects to pay an additional $11 million in 1999 for these services. Overall, the Company believes that the cost of becoming Year 2000 compliant is not expected to have a material adverse effect on the business, financial position or results of operations of the Company.


                           AVAILABLE INFORMATION

     US Airways has filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits and schedules, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Certificates offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

     US Airways is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Commission. Such reports and other information, as well as the Registration Statement may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's Internet web site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, reports, proxy statements and other information concerning US Airways may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.


                       REPORTS TO CERTIFICATEHOLDERS

     State Street Bank and Trust Company, in its capacity as Trustee under each of the Trusts, will provide the Certificateholders of each Trust certain periodic reports concerning the distributions made from such Trust. See "Description of the Certificates--Reports to Certificateholders." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No. 1-8442) are hereby incorporated by reference in this Prospectus: (i) US Airways' Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 19, 1998, (ii) US Airways' Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, filed on May 11, 1998, June 30, 1998, filed on August 6, 1998, and September 30, 1998, filed on November 12, 1998 and (iii) US Airways' Current Reports on Form 8-K filed on January 22, February 4, April 22, June 4, July 2, July 22, September 4, October 21, November 24, December 9, and December 29, 1998 and January 21, 1999.

     All documents filed by US Airways pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the exchange of the Certificates exchanged hereby will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or contained in the Prospectus with respect to the Certificates modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     US Airways will provide without charge to any person to whom a copy of this Prospectus has been delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Requests should be directed to US Airways, Inc., 2345 Crystal Drive, Arlington, Virginia 22227, Attn:
Secretary, telephone (703) 872-7000.


                         APPENDIX I--INDEX OF TERMS

                                                                       Page
                                                                       ----
ABN AMRO.................................................................71
Adjusted Expected Distributions..........................................75
Administration Expenses..................................................74
Agent's Message..........................................................37
Aggregate LTV Collateral Amount .........................................76
AIFS.....................................................................20
Airbus...................................................................33
Airbus Financing Commitment..............................................20
Airbus Financing Termination Event . ....................................64
Aircraft.................................................................77
Aircraft Operative Agreements............................................58
Amendment No. 1 to the Registration Agreement............................33
American Airlines........................................................30
Appraised Current Market Value...........................................76
Appraisers...............................................................77
Assumed Aircraft Value...................................................83
Assumed Amortization Schedule............................................48
Assumed Appraised Value..................................................57
Average Life Date........................................................82
AVITAS...................................................................77
AVSA.....................................................................56
AvSolutions..............................................................77
Base Rate................................................................69
Basic Agreement..........................................................44
Book Entry Confirmation..................................................37
Book Entry Transfer Facility.............................................37
Business Day.............................................................47
Cash Collateral Account..................................................68
Cede.....................................................................59
Certificate Account......................................................46
Certificate Owner........................................................59
Certificateholder........................................................44
Certificates..............................................................5
Citibank.................................................................64
Class A Certificates.....................................................43
Class A Trust............................................................44
Class A Trustee..........................................................24
Class B Certificates.....................................................43
Class B Trust............................................................44
Class B Trustee..........................................................24
Class C Certificates......................................................5
Class C Special Deposit Payments.........................................80
Class C Special Indemnity Payments.......................................80
Class C Trust............................................................44
Class C Trustee..........................................................24
Class Exemptions.........................................................97
Code.....................................................................54
Commission...............................................................43
Company...................................................................5
Controlling Party........................................................13
Convention...............................................................89
CSFB.....................................................................64
Current Distribution Date................................................74
CWA......................................................................21
default..................................................................51
Definitive Certificates..................................................61
Delay Period.............................................................34
Delivery Period..........................................................77
Delivery Period Termination Date.........................................63
Deposit..................................................................62
Deposit Account..........................................................62
Deposit Agreements.......................................................62
Deposit Make-Whole Premium...............................................63
Depositary...............................................................64
Depreciation Assumption..................................................83
Distribution Date........................................................46
DOT......................................................................23
Downgrade Drawing........................................................68
DTC......................................................................49
DTC Participants.........................................................60
Eligible Institution.....................................................38
Equipment Notes..........................................................79
ERISA....................................................................95
ERISA Plans..............................................................95
Escrow Agent.............................................................65
Escrow Agreements........................................................65
Escrow Receipts..........................................................66
Event of Loss............................................................91
Exchange Act............................................................101
Exchange Agent...........................................................42
Exchange Offer...........................................................33
Excusable Delay..........................................................78
Expected Distributions...................................................74
Expiration Date..........................................................36
FAA......................................................................23
Final Distributions......................................................72
Final Drawing............................................................69
Final Maturity Date......................................................45
General Account Regulations..............................................97
H.15(519)................................................................82
IAMAW....................................................................21
Indenture Default........................................................50
Indentures...............................................................56
Indirect Participants....................................................60
Initial Delivered Aircraft...............................................56
Initial Purchaser........................................................33
Intercreditor Agreement..................................................71
Interest Drawings........................................................66
IRS......................................................................95
Issuance Date............................................................33
Kennedy................................................................. 23
LaGuardia............................................................... 23
Lease....................................................................88
Lease Event of Default...................................................50
Lease Period Date........................................................88
Leased Aircraft..........................................................56
Leased Aircraft Indenture................................................56
Letter of Transmittal....................................................34
LIBOR....................................................................70
Liquidity Event of Default...............................................70
Liquidity Expenses.......................................................73
Liquidity Facility.......................................................66
Liquidity Obligations....................................................73
Liquidity Provider.......................................................71
Loan Trustee.............................................................24
Loss Payment Date........................................................91
LTV Appraisal............................................................76
LTV Collateral Amount....................................................76
LTV Ratio................................................................76
LTVs.....................................................................11
Make-Whole Premium.......................................................81
Mandatory Document Terms.................................................58
Mandatory Economic Terms.................................................57
Maximum Amount...........................................................63
Maximum Available Commitment.............................................67
MBA......................................................................77
MetroJet.................................................................28
Minimum Sale Price.......................................................73
Moody's..................................................................25
most recent H.l5(5 19)...................................................82
Multiplier...............................................................36
New Class C Certificates.................................................33
New Escrow Receipt.......................................................66
NMB......................................................................21
Non-Extension Drawing....................................................69
Non-Performing Equipment Note ...........................................76
Non-Premium Amount.......................................................64
Note Holders.............................................................58
Note Purchase Agreement..................................................56
Note Purchase Termination Events.........................................56
Notice of Guaranteed Delivery............................................40
NYSE.....................................................................40
O'Hare...................................................................23
Old Class C Certificates.................................................33
Old Escrow Receipt.......................................................66
Owned Aircraft...........................................................56
Owned Aircraft Indenture.................................................56
Owner Participant........................................................79
Owner Trustee............................................................44
Par Redemption Amount....................................................64
Participating Broker-Dealer..............................................34
Participation Agreement..................................................56
Pass Through Trust Agreements............................................44
Paying Agent.............................................................65
Paying Agent Account.....................................................47
Performing Equipment Note................................................67
Plan Asset Regulation....................................................96
Plans....................................................................95
Pool Balance.............................................................47
Pool Factor..............................................................47
Prospectus................................................................1
PTC Event Of Default.....................................................52
PTCE.....................................................................96
Purchase Agreement.......................................................33
Rating Agencies..........................................................25
Reagan National..........................................................23
Receiptholder............................................................65
Registration Default.....................................................35
Registration Agreement...................................................33
Registration Statement..................................................100
Regular Distribution Dates...............................................45
Remaining Weighted Average Life..........................................82
Replacement Facility.....................................................68
Required Amount..........................................................67
Rules....................................................................60
Scheduled Payments.......................................................45
Section 1110 Period..................................................67, 85
Securities Act..........................................................100
Series A Equipment Notes.................................................79
Series B Equipment Notes.................................................79
Series C Equipment Notes.................................................79
Shelf Registration Statement.............................................35
Southwest Airlines.......................................................22
Special Distribution Date................................................46
Special Payment..........................................................46
Special Payments Account.................................................47
Standard & Poor's........................................................25
Stated Interest Rate.....................................................45
Subordination Agent .....................................................76
Substitute Aircraft......................................................78
Termination Notice.......................................................70
Termination Value........................................................91
Threshold Rating.........................................................68
Transportation Code......................................................53
Travelers................................................................65
Treasury Yield...........................................................81
Triggering Event.........................................................52
Trust Agreements.........................................................79
Trust Indenture Act......................................................41
Trust Property...........................................................44
Trust Supplement.........................................................44
Trustee..................................................................44
Trusts...................................................................44
TSG......................................................................99
US Airways...............................................................19
US Airways Express.......................................................30
US Airways Group.........................................................19
US Airways Shuttle.......................................................30



                                 Appraisals

[LOGO OF AVITAS APPEARS HERE]

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  US AIRWAYS, INC.                                          NOVEMBER 16, 1998
-----------------------------------------------------------------------------

INTRODUCTION

AVITAS, Inc. has been retained by US Airways, Inc. (the "Client") to provide its opinion as to the Base Value for seventeen Airbus A3 19 and six A320 aircraft. The subject aircraft are identified and their values are set forth in Figure 1 on page 3.

The values presented in this report assume that this aircraft will be in new, "flyaway" condition and fully certificated for commercial operations. We have further assumed that the subject aircraft will be operated under the air transport regulations of a major nation.

The values presented in this report do not take into consideration fleet sales, attached leases, tax considerations or other factors that might be considered in structuring the terms and conditions of a specific transaction. These factors do not directly affect the value of the aircraft itself but can affect the economics of the transaction. Therefore, the negotiated striking price in an aircraft transaction may take into consideration factors such as the present value of the future lease stream, the terms and conditions of the specific lease agreement and the impact of tax considerations.

DEFINITIONS

AVITAS's value definitions, set forth in full in the appendix at the end of this report, conform to those of the International Society of Transport Aircraft Trading ("ISTAT") adopted in January 1994, and are summarized as follows:

o BASE VALUE is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use." An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing. Base Value typically assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new).


         --------------[GRAPHIC APPEARS HERE]----------------


  WORLD HEADQUARTERS:  1835 Alexander Bell Drive,
  Reston, VA 20191 USA . Telephone: (703) 476-2300
  Fax: (703) 860-5855 Email: info@avitas.com

  AVITAS EUROPE: Palace House, 3 Cathedral St.
  London SEI 9DE . Telephone: 0171-716-6621
  Fax:  0717-357-6873 Email: info@avitas.com

  AVITAS ENGINEERING: 5040 N.W. 7th Street, #900
  Miami, FL 33126 . Telephone: (305)476-9650
  Fax: (305) 476-9915 Email: info@avitas.com



           A DET NORSKE VERITAS COMPANY
----------------------------------------------------------------------------

AIRCRAFT VALUE

AVITAS's opinion as to the value of the subject aircraft is presented below in millions of U.S. dollars.

The Base Value of a new aircraft is the modal price paid by an average operator in a single unit or small lot sale. Actual transaction prices may be either above or below that level due to a number of factors. For example, a launch order or a large fleet order may result in discounts, whereas a single unit sale to a small operator who needs a substantial amount of support may be at or above the list price.

Furthermore, implicit in these values is AVITAS's assumption that the new aircraft will remain with the original operator for at least two years. If a newly delivered aircraft comes onto the market, the seller is at an immediate disadvantage as he is likely to be in competition with the manufacturer who can offer training and support.

  ---------------------------------------------------------------------------
  FIGURE 1
  ---------------------------------------------------------------------------
                              US AIRWAYS, INC.

                           AIRCRAFT DESCRIPTION &
                         SUMMARY OF AIRCRAFT VALUES
  ---------------------------------------------------------------------------
                      AIRCRAFT VALUES IN US$ MILLIONS
  ---------------------------------------------------------------------------
                                                                 Base Value
   No.   Type   Manufacturer     Engine    Date of Delivery    at Delivery
  ---------------------------------------------------------------------------
     1   A319      Airbus      CFM56-5B6        Oct-98      $          37.7
  ---------------------------------------------------------------------------
     2   A319      Airbus      CFM56-5B6        Oct-98                 37.7
  ---------------------------------------------------------------------------
     3   A319      Airbus      CFM56-5B6        Nov-98                 37.7
  ---------------------------------------------------------------------------
     4   A319      Airbus      CFM56-5B6        Nov-98                 37.7
  ---------------------------------------------------------------------------
     5   A319      Airbus      CFM56-5B6        Dec-98                 37.7
  ---------------------------------------------------------------------------
     6   A319      Airbus      CFM56-5B6        Dec-98                 37.7
  ---------------------------------------------------------------------------
     7   A319      Airbus      CFM56-5B6        Jan-99                 38.7
  ---------------------------------------------------------------------------
     8   A319      Airbus      CFM56-5B6        Jan-99                 38.7
  ---------------------------------------------------------------------------
     9   A319      Airbus      CFM56-5B6        Feb-99                 38.7
  ---------------------------------------------------------------------------
    10   A319      Airbus      CFM56-5B6        Mar-99                 38.7
  ---------------------------------------------------------------------------
    11   A319      Airbus      CFM56-5B6        May-99                 39.3
  ---------------------------------------------------------------------------
    12   A319      Airbus      CFM56-5B6        Jun-99                 39.3
  ---------------------------------------------------------------------------
    13   A319      Airbus      CFM56-5B6        Jun-99                 39.3
  ---------------------------------------------------------------------------
    14   A319      Airbus      CFM56-5B6        Jul-99                 39.8
  ---------------------------------------------------------------------------
    15   A319      Airbus      CFM56-5B6        Jul-99                 39.8
  ---------------------------------------------------------------------------
    16   A319      Airbus      CFM56-5B6        Jul-99                 39.8
  ---------------------------------------------------------------------------
    17   A319      Airbus      CFM56-5B6        Jul-99                 39.8
  ---------------------------------------------------------------------------
    18   A320      Airbus      CFM56-5B4        Jan-99                 44.6
  ---------------------------------------------------------------------------
    19   A320      Airbus      CFM56-5B4        May-99                 45.3
  ---------------------------------------------------------------------------
    20   A320      Airbus      CFM56-5B4        May-99                 45.3
  ---------------------------------------------------------------------------
    21   A320      Airbus      CFM56-5B4        Jun-99                 45.3
  ---------------------------------------------------------------------------
    22   A320      Airbus      CFM56-5B4        Jun-99                 45.3
  ---------------------------------------------------------------------------
    23   A320      Airbus      CFM56-5B4        Jul-99                 46.0
  ---------------------------------------------------------------------------


BACKGROUND - AIRBUS A319

The A319 program was launched in June 1993 and the first aircraft of the type was certificated in April 1996. The aircraft seats 124 passengers in a typical two-class configuration or 154 in a maximum configuration. It has a basic range of 2,000 nautical miles with a MTOW of 141,100 pounds and an optional range of 3,000 nautical miles with a MTOW of 149,900 pounds. The aircraft is also available at a higher MTOW of 166,450 pounds as a result of that weight being offered for the A319CJ, the Airbus corporate jet. However, for an airline operator to take advantage of the longer range permitted by a higher weight, the operator would have to trade cargo space in the belly of the aircraft for an additional fuel tank. The A319 has a 12-feet shorter fuselage than the A320, accomplished by removing two fuselage plugs.

The design of this new aircraft is focused on maintaining a high degree of commonality with the A320 and the A321 so that an existing A319 operator could easily transition to its larger versions, where almost all of the major systems of the A319 are exactly the same.

The A319 is available with either CFM56-5A/-5B or IAE V2500-A5 engines and meets the noise abatement requirements outlined in U.S. FAR Part 36, Stage 3, and ICAO Annex 16, Chapter III regulations.


CURRENT MARKET - AIRBUS A319

CURRENT MARKET

AVITAS believes that A319 current market is firm as is the narrowbody market as a whole. With a backlog of 371 firm orders and acceptance in the North American market, the A319 values should remain firm for the foreseeable future.


HISTORIC MARKET DEVELOPMENT

The development of the A319, A320, and A321 characterizes the market strategy of Airbus to build an entire family of aircraft capable of accommodating a wide range of travel demands while maintaining a high degree of commonality. Operators that have a mixed fleet of A319, A320s and A321s will a have greater ability to match capacity to demand, reduce operating cost, increase crew productivity and simplify ground handling. This is shown by the fact that the majority of all current operators of A319 aircraft or with A319 aircraft on order are present A320 customers.


THE OPERATING LEASE MARKET

AVITAS is aware of lease rates for 1996 vintage A319s for $310,000 per month per aircraft on 10-year operating leases with lessor's cost of $34.5 million per aircraft.


AVAILABILITY

AVITAS is not aware of any used aircraft available. This is in line with expectations for such a new aircraft program.


RECENT TRANSACTIONS

With the recent introduction of the A319, a secondary market has yet to develop for this aircraft.


ENGINE CHOICES

The current A319 fleet is powered by CFM56-5A/-5B engines (86%) and IAE V2500- A5 (14%). However, in the broader scope of the A320 family, 63% are operated with CFM engines and 37% with IAE engines.


RECENT FLEET DEVELOPMENTS

In August 1998, British Airways announced its first ever Airbus order for 39 A320s and 20 A319s with V2500 engines and options for 129 aircraft. Deliveries are scheduled from September 1999 through 2004. The aircraft will replace the carrier's 737-200, Fl00, F28 and MD-83 aircraft operated by the carrier and its European subsidiaries.

In June 1998, Air France announced that it has placed orders for 16 A319 aircraft, with deliveries beginning in 2002.

In March 1998, the three Latin American carriers TAM of Brazil, TACA Group and LanChile combined to order 90 A319 and A320 aircraft with options for an additional 89 aircraft. Breakdown of the order between A319 and A320 aircraft was not announced, however the aircraft will be powered by IAE V2500 engines. Also in March, United Airlines signed a firm contract to purchase 10 A319 aircraft for delivery in 2000 and 2001.

Spanish flag carrier Iberia signed a MOU with Airbus in February, 1998 for orders and options of up to nine A319 aircraft as part of a larger deal involving the firm order of 50 A319/A320/A321 aircraft and options for 26 additional aircraft.


CURRENT OPERATOR BASE AND BACKLOG

Presented below is the current fleet and backlog for the A319-100 by operator. Also presented are the A319 by engine type and a presentation of the A319/A320/A321 family current fleet and backlog.


  ---------------------------------------------------------------------------
     FIGURE 2
  ---------------------------------------------------------------------------
                              A319 FLEET DATA
                              as of JUNE 1998
  ---------------------------------------------------------------------------
     Operator                            In Service  Orders  Options  Total
  ---------------------------------------------------------------------------
     AIR CANADA                                  33       -        -     33
  ---------------------------------------------------------------------------
     LUFTHANSA                                   17       2       20     39
  ---------------------------------------------------------------------------
     AIRBUS INDUSTRIE                            10       -        -     10
  ---------------------------------------------------------------------------
     AIR FRANCE                                   9       4        8     21
  ---------------------------------------------------------------------------
     UNITED AIR LINES                             9      25        -     34
  ---------------------------------------------------------------------------
     SWISSAIR                                     8       -        -      8
  ---------------------------------------------------------------------------
     TAP AIR PORTUGAL                             4      12        -     16
  ---------------------------------------------------------------------------
     EUROWINGS                                    3       1        2      6
  ---------------------------------------------------------------------------
     CROATIA AIRLINES                             1       4        6     11
  ---------------------------------------------------------------------------
     AMERICA WEST AIRLINES                        -      22       20     42
  ---------------------------------------------------------------------------
     FINNAIR                                      -       5        5     10
  ---------------------------------------------------------------------------
     GE CAPITAL AVIATION SERVICES INC.            -       2        4      6
  ---------------------------------------------------------------------------
     IBERIA                                       -       -        9      9
  ---------------------------------------------------------------------------
     ILFC                                         -      42        -     42
  ---------------------------------------------------------------------------
     LAN CHILE                                    -      11        9     20
  ---------------------------------------------------------------------------
     NORTHWEST AIRLINES                           -      50      100    150
  ---------------------------------------------------------------------------
     SABENA                                       -      26        -     26
  ---------------------------------------------------------------------------
     SILKAIR                                      -       3        -      3
  ---------------------------------------------------------------------------
     TACA INTERNATIONAL AIRLINES                  -      21       18     39
  ---------------------------------------------------------------------------
     TAM TRANSPORTES AEREOS REGIONAIS             -      25       25     50
  ---------------------------------------------------------------------------
     TUNIS AIR                                    -       3        -      3
  ---------------------------------------------------------------------------
     UNKNOWN OPERATOR                             -       4        -      4
  ---------------------------------------------------------------------------
     US AIRWAYS                                   -     109      276    385
  ---------------------------------------------------------------------------
     Grand Total                                  94     371      502    967
  ---------------------------------------------------------------------------
    Source:  BACK Information Services


  ---------------------------------------------------------------------------
  FIGURE 3
  ---------------------------------------------------------------------------
                    A319 AIRCRAFT BY ENGINE MANUFACTURER

                             AS OF JUNE 1998
  ---------------------------------------------------------------------------
     ENGINE                      IN SERVICE     ORDERS     OPTIONS      TOTAL
  ---------------------------------------------------------------------------
     CFM 56                            81        222         430        733
  ---------------------------------------------------------------------------
     V2500                             13        116          72        201
  ---------------------------------------------------------------------------
     Undecided                          -         33           -         33
  ---------------------------------------------------------------------------
     GRAND TOTAL                       94        371         502        967
  ---------------------------------------------------------------------------
  Source: BACK Information Services


  ---------------------------------------------------------------------------
  FIGURE 4
  ---------------------------------------------------------------------------
                A319/A320/A321 SERIES CURRENT FLEET AND BACKLOG

                              AS OF JUNE 1998
  ---------------------------------------------------------------------------
     MODEL                       IN SERVICE     ORDERS     OPTIONS      TOTAL
  ---------------------------------------------------------------------------
     A319-100                           94        371         502        967
  ---------------------------------------------------------------------------
     A320-100                           18          -           -         18
  ---------------------------------------------------------------------------
     A320-200                          631        344         136      1,111
  ---------------------------------------------------------------------------
     A321-100                           74         34          64        172
  ---------------------------------------------------------------------------
     A321-200                           28         87          34        149
  ---------------------------------------------------------------------------
     GRAND TOTAL                       845        836         736      2,417
  ---------------------------------------------------------------------------
  Source: BACK Information Services


OUTLOOK AND FUTURE ASSET RISK ANALYSIS

The A319 competes with the Boeing 737-500 and -600 which currently have combined 368 aircraft in service and 154 on order.

It is AVITAS's opinion that expansion of the A319's operator base will primarily come from existing A320 operators. Of minor concern is that 12% of the current backlog is held by GE Capital Aviation Services (GECAS) and International Lease Finance Corporation (ILFC) who have likely ordered the aircraft with the flexibility to convert to A320 or A321 aircraft.

BACKGROUND - AIRBUS A320 SERIES

The A320, a Stage 3 compliant short to medium range twin-engine jetliner was launched in 1984 with certification in 1988. The original was the A320-100, of which there are only 18 in service among three operators. The --100 aircraft have no wing center tank which limits the range and payload.

The A320-200 was first flown and delivered in 1988 to Air France and British Caledonian Airways. Its typical configuration includes a two-person cockpit crew with capacity for 150 passengers with high density seating of
179. The A320 has a range of 3,000 nautical miles with 150 passengers and is powered by CFM56-5A/- 5B, V2500-A1/A5 and V2527/E-A5 engines, with thrust ranging from 25,000 pounds to 26,500 pounds. The maximum takeoff weight (MTOW) ranges from 162,000 pounds to 169,750 pounds. A technically advanced aircraft, the A320 includes such design concepts as fly-by-wire flight controls, centralized maintenance reporting system, side stick controllers in the cockpit and the use of composite materials in the major elements of primary structures including the horizontal and vertical stabilizers.

The A320 has a common type rating with the A319 and the A321, which means that they can be operated as one aircraft type and with identical maintenance procedures.

CURRENT MARKET -- AIRBUS A320-200

CURRENT MARKET

AVITAS is of the opinion that the current market for the Airbus A320 series aircraft is firm. This is evidenced by a low level of availability and high demand for the type, which AVITAS attributes to a general resurgence in the Stage 3 narrowbody aircraft market.


HISTORIC MARKET DEVELOPMENT

The A320 market was very soft during the early 1990s with an excess supply of new aircraft being delivered into a depressed market. This was caused not only by bankruptcies of several carriers with A320s on order, but also by the speculative buying of A320s by leasing companies. During 1994 and 1995, the market for the aircraft firmed substantially.


AVAILABILITY

As of September 1998, twelve A320-200s are advertised as available for lease. Transaer International Airways has nine available for 6-12 month ACMI leases. Constellation International Airlines has two available for wet lease. Indigo Aviation is offering one aircraft for sale or lease.


THE OPERATING LEASE MARKET

During the late 1980s, operating lessors, primarily GPA, GATX, ILFC, Kawasaki and Orix placed orders for a significant amount of A320 aircraft for early 1990 deliveries. Unfortunately, the aircraft were delivered during the soft market of the early 1990s and were placed at lease rates that were at times less than $200,000 per month. During the last couple of years, the excess A320 capacity had been placed with riskier credits such as the U.S. start-up Midway Airlines at rates in the $235,000 per month range. Lately, the A320 lease market has strengthened resulting in rentals at the $300,000 per month level or above. AVITAS is aware of several new aircraft leases in the $330,000 range and one 1992 vintage aircraft being negotiated at just below $300,000 per month.


RECENT TRANSACTIONS

Oasis International Leasing acquired six A320s operated by Gulf Air in a sale-leaseback transaction in March 1998. The six aircraft are 1992-1993 vintages and were purchased for an average price of $32.5 million each. In January 1998, TACA took delivery of two new A320-200 aircraft in a sale and leaseback transaction in which the lessor paid $41.14 million for each aircraft. Most of the transactions that have been occurring over the past year have been leases or sales with leases attached.


OPERATOR BASE AND BACKLOG

As of June 1998, there are 631 aircraft in service among 74 operators and 344 on firm order. Displayed below are the ten largest operators and ten largest orderholders for the A320-200.


   --------------------------------------------------------------------------
   FIGURE 5
   --------------------------------------------------------------------------
                       A320-200 TEN LARGEST OPERATORS

                              AS OF JUNE 1998
           OPERATORS                                 AIRCRAFT IN SERVICE
   --------------------------------------------------------------------------
        NORTHWEST AIRLINES                                    56
   --------------------------------------------------------------------------
        AIR FRANCE                                            45
   --------------------------------------------------------------------------
        UNITED AIR LINES                                      44
   --------------------------------------------------------------------------
        AIR CANADA                                            34
   --------------------------------------------------------------------------
        LUFTHANSA                                             33
   --------------------------------------------------------------------------
        AMERICA WEST AIRLINES                                 30
   --------------------------------------------------------------------------
        INDIAN AIRLINES CORPORATION                           30
   --------------------------------------------------------------------------
        IBERIA                                                22
   --------------------------------------------------------------------------
        ALL NIPPON AIRWAYS                                    21
   --------------------------------------------------------------------------
        ANSETT AIRLINES                                       20
   --------------------------------------------------------------------------
   Source: BACK Information Services


   --------------------------------------------------------------------------
   FIGURE 6
   --------------------------------------------------------------------------
                     A320-200 TEN LARGEST ORDERHOLDERS

                              AS OF JUNE 1998
   --------------------------------------------------------------------------
            OPERATOR                             AIRCRAFT ON ORDER
   --------------------------------------------------------------------------
            IBERIA                                              31
   --------------------------------------------------------------------------
            ILFC                                                28
   --------------------------------------------------------------------------
            GECAS                                               25
   --------------------------------------------------------------------------
            UNITED AIRLINES                                     25
   --------------------------------------------------------------------------
            AMERICA WEST AIRLINES                               24
   --------------------------------------------------------------------------
            ALITALIA                                            19
   --------------------------------------------------------------------------
            TACA INTERNATIONAL AIRLINES                         16
   --------------------------------------------------------------------------
            US AIRWAYS                                          15
   --------------------------------------------------------------------------
            TAM TRANSPORTES AEREOS REGIONAIS                    13
   --------------------------------------------------------------------------
            NORTHWEST AIRLINES                                  12
   --------------------------------------------------------------------------
   Source: BACK Information Services


Presented below is the A320 current fleet and backlog by engine type.

   --------------------------------------------------------------------------
   FIGURE 7
   --------------------------------------------------------------------------
                A320-200 CURRENT FLEET & BACKLOG BY ENGINE TYPE

                              AS OF JUNE 1998
   --------------------------------------------------------------------------
     ENGINE TYPE                 IN SERVICE     ORDERS     OPTIONS      TOTAL
   --------------------------------------------------------------------------
     CFM56-5                           384        178          39        601
   --------------------------------------------------------------------------
     V2500                             247        139          95        481
   --------------------------------------------------------------------------
     Unknown                                      27           2         29
   --------------------------------------------------------------------------
     GRAND TOTAL                      631        344         136      1,111
   --------------------------------------------------------------------------
   Source: BACK Information Services


Additionally, combined with the other members of the Airbus narrowbody family, the A319 and A321, the current fleet for the A320 family amounts to 845 aircraft and 836 firm orders.

RECENT FLEET DEVELOPMENTS

In September 1998, GECAS ordered 30 A320 series aircraft and placed options for ten more. The aircraft will be powered by CFM56 engines and will be delivered beginning in spring 2003 and continue through 2006.

In August 1998, British Airways announced its first ever Airbus order for 39 A320s and 20 A319s with V2500 engines and options for 129 aircraft. Deliveries are scheduled from September 1999 through 2004.

The aircraft will replace the carrier's 737-200, F100, F28 and MD-83 aircraft operated by the carrier and its European subsidiaries.

Also in August 1998, Qatar Airways signed a letter of intent to purchase 11 A320 aircraft at a price of $550 million. The first aircraft is due to be delivered in early 2001. The airline will likely have the option to convert orders for A320 aircraft to A321 aircraft with an increase in price.

United Air Lines ordered 22 Airbus aircraft in July 1998. The order includes 12 A320 aircraft and ten A319 aircraft for delivery in 2000 and 2001.

In March this year, the second largest order ever for Airbus was placed jointly by LanChile, the TACA Group and TAM for 90 firm orders and 89 options of the A320 and the A319 aircraft.


OUTLOOK AND FUTURE ASSET RISK ANALYSIS

AVITAS believes that the A320 will continue to be a significant competitor in the 150-seat market well into the future with competition from the Boeing 737-400 and the 737-800 with 30 and 384 firm orders, respectively. The A320 has more range than the 737-400 and slightly higher seat capacity, the 737-800 however, fares better than the --400 with a range capacity of 2,900 nautical miles and increased seat capacity by 17 seats.

Airbus has been enjoying a great deal of success in 1998 with the A320 aircraft; the manufacturer has received several large and strategically important orders. In addition, as of early September 1998, the Asian crisis has left this family of aircraft largely unscathed, as only eight A320 and six A321 aircraft orders have been cancelled.

With a well established population of 631 A320-200 aircraft currently in service among 74 operators, and 344 on firm order scheduled for delivery throughout the year 2005, the future market base for the type is due to expand significantly with residual values remaining firm.


COVENANTS

Unless otherwise noted, the values presented in this report assume an arm's- length, free market transaction for cash between informed, willing and able parties free of any duress to complete the transaction. If a distress sale becomes necessary, a substantial discount may be required to quickly dispose of the equipment.

AVITAS does not have, and does not intend to have, any financial or other interest in the subject aircraft. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the express consent of the Client.

This report represents the opinion of AVITAS and is intended to be advisory only in nature. Therefore, AVITAS assumes no responsibility or legal liability for any action taken, or not taken, by the Client or any other party, with regard to this equipment. By accepting this report, all parties agree that AVITAS shall bear no such responsibility or legal liability including liability for special or consequential damage.


STATEMENT OF INDEPENDENCE

AVITAS hereby states that this valuation report has been independently prepared and fairly represents AVITAS's opinion of the subject aircraft's value.



/s/ Douglas B. Kelly
---------------------------
Douglas B. Kelly
Director -- Asset Valuation



/s/ Kimberly S. Higgins
---------------------------
Kimberly S. Higgins
Market Analyst



                   APPENDIX A - AVITAS VALUE DEFINITIONS
-----------------------------------------------------------------------------

o BASE VALUE is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand and assumes full consideration of its "highest and best use." An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's- length, cash transaction between willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing. Base Value typically assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new).

o MARKET VALUE (or CURRENT MARKET VALUE if the value pertains to the time of the analysis) is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market conditions that are perceived to exist at the time in question. Market Value assumes that the aircraft is valued for its highest, best use, that the parties to the hypothetical transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers. Market Value assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefitting from an above-average maintenance status if it is new or nearly new). Market Value is synonymous with Fair Market Value in that both reflect the state of supply and demand in the market that exists at the time.

o ADJUSTED (CURRENT) MARKET VALUE indicates the Market Value of the aircraft adjusted for the actual technical status and maintenance condition of the aircraft, but still assuming the same market conditions and transaction circumstances as described above.

o DISTRESS VALUE is the appraiser's opinion of the price at which an aircraft could be sold under abnormal conditions, such as an artificially limited marketing time period, the perception of the seller being under duress to sell, an auction, a liquidation, commercial restrictions, legal complications or other such factors that significantly reduce the bargaining leverage of the seller and give the buyer a significant advantage that can translate into heavily discounted actual trading prices. Apart from the fact that the seller is uncommonly motivated, the parties to the transaction are otherwise assumed to be willing, able, prudent and knowledgeable, negotiating under the market conditions that are perceived to exist at the time, not in an idealized balanced market. While Distress Value normally implies that the seller is under some duress, there are occasions when buyers, not sellers, are distressed and, therefore, willing to pay a premium price.

o FUTURE BASE VALUE is the appraiser's forecast of future aircraft value(s) setting forth Base Value(s) as defined above.

o SECURITIZED VALUE OR LEASE - ENCUMBERED VALUE is the appraiser's opinion of the value of an aircraft under lease, given a specified lease payment stream (rents and term), an estimated future residual value at lease termination and an appropriate discount rate. The Securitized Value or Lease - Encumbered Value may be more or less than the appraiser's opinion of Market Value. The appraiser may not be fully aware of the credit risks associated with the parties involved, nor the time-value of money to those parties, nor with possible tax consequences pertaining to the parties involved, nor with all of the provisions of the lease that may pertain to items such as security deposits, purchase options at various dates, term extensions, sub-lease rights, repossession rights, reserve payments and return conditions.


                   APPENDIX B - AVITAS APPRAISAL METHODOLOGY
-----------------------------------------------------------------------------

At AVITAS, we undertake formal periodic value reviews of the approximately ten dozen aircraft types that we regularly track as well as value updates as market events and movements require. The primary value opinions we develop are Market Value, Base Value and Future Base Value. An aircraft's Market Value is the price at which you could sell the aircraft under the market conditions prevailing at the time in question and its Base Value is the theoretical value of the aircraft assuming a balanced market in terms of supply and demand. In reaching our value opinions, we use data on actual market transactions, various analytical techniques, a proprietary forecasting model and our own extensive industry experience. And while Market Value and Base Value embody different value concepts, we are continually cross checking their relationships to determine if our value opinions are reasonable given existing market conditions.

Our broad aviation industry backgrounds are critically important; they add a diversity of viewpoints and a high degree of realism to our value opinions. Our backgrounds include: aircraft design, performance analysis, traffic and yield forecasting, fleet forecasting, aircraft finance, the negotiation of aircraft loans, finance leases and operating leases, problem deal workouts, repossessions, aircraft sales, jetliner manufacturing, maintenance and overhaul activities, econometric modeling and forecasting, market research, and database development.

o MARKET VALUE In determining Current Market Values, we use a blend of techniques and tools. First, through various services and our extensive personal contacts, we collect as much actual transaction data as possible on aircraft sales, leases, financings and scrappings. Our published values assume airframes, engines and landing gear to be halfway through their various overhaul and/or life cycles. Because sales of half-life aircraft rarely occur, and because sales can include spare engines, parts, attached lease streams, tax considerations and other factors, judgment and experience are important in adjusting actual transaction data to represent clean, half- life Market Values. In addition, because over the last several years there have been a large number of aircraft leases, our experience and knowledge of the market is used to make value inferences from lease rentals and terms.

As a supplement to transaction data, and in some cases in the absence of actual market activity, we also use other methods to assist in framing Market Value opinions. We use several analytical tools because we do not believe that there is any one technique which always results in the "right" number. Replacement cost analysis can simply be the cost of a new airplane of the same model or it can be used where it is possible to reproduce an aircraft. It is often helpful in framing the upper limit of an aircraft's value, particularly for modified or upgraded aircraft. Examples would be a passenger aircraft such as the 747-100 which can be converted into freighter configuration or a Stage 2 airplane which can be hushkitted to Stage 3 compliance. Value in use or income analysis is another technique in which an aircraft's earning capacity over time is determined and the present value of those earnings is calculated. Because different operators have different costs, yields and hurdle rates of return, this technique can yield a range of values. Therefore, the appraiser must use his judgment to determine what value in that range represents a Market Value representative of the overall marketplace. Another powerful tool which we use is should-cost analysis, which is a blend of replacement cost and value in use analysis. This technique is used when there is little or no market data on a particular airplane type but there is on similar or competing types. By analyzing the economic and operational profiles of competing aircraft, the appraiser is able to impute what the aircraft in question should cost to position it competitively.

Once we have formulated our own internal Market Value opinions, we present them to a small, select group of outside aviation experts - individuals in the fields of -aircraft manufacturing, sales, remarketing, financing and forecasting who we know well and regard very highly - for their review and frank comments. We consider this "reality check," which often results in further value refinements, to be a critical part of our value process in that it helps us combat "ivory tower syndrome."

o BASE VALUE The determination of Base Value, an aircraft's balanced market, long term value, is a highly subjective matter, one in which even the most skilled appraisers may have widely divergent views. We use three main tools in developing Base Values. First, we use our own research, judgment and perceptions of each aircraft type's long term competitive strengths and weaknesses vis-a-vis both competing aircraft types and the marketplace as a whole. Second, we utilize a transaction-based computer forecasting model developed by a former AVITAS director and refined over the years. Based on thousands of actual market transactions, the model sets forth a series of value curves which describe the value behaviors of aircraft under different circumstances. Third, we do a final reality check by comparing our opinion of an aircraft's Base Value to our opinion of its Current Market Value and current marketplace conditions.

We analyze each aircraft model to determine its historic, current and projected competitive position with respect to similar aircraft types in terms of mission capability (i.e., what are the aircraft's capabilities and to what extent does the market require those capabilities), economic profile and market penetration. As a result of weighing those factors, we assign a numerical "strength" to each aircraft for each year of its economic life, where Strength 10 represents the strongest value performance and Strength 1 the weakest. The model then takes those strength factors and translates them into the aircraft's Base and Future Base Values based on its actual replacement cost (or theoretical replacement cost if it is no longer in production). After Base Values have been calculated, we compare them to our Current Market Value opinions as a calibration check of the computer model. In the infrequent case where the marketplace for that aircraft is in balance, Base Value and Current Market Value should be the same. In most cases, though, we must subjectively compare Base Value with Current Market Value to see if we believe the relationship is reasonable. This may highlight where Base Value inputs require further refinements. Because of the dynamics of the aircraft marketplace and our continuing recalibration, Base Value opinions are not static.




                                                                AvSOLUTIONS


                                                November 16, 1998


Mr. Jeffery McDougle
US Airways, Inc.
2345 Crystal Drive
Arlington, Virginia 22227


Dear Mr. McDougle:

     AvSOLUTIONS is pleased to provide this opinion on the base value, as of October 1998, of seventeen Airbus Industrie A319 aircraft and six Airbus Industrie A320-200 aircraft (the aircraft). The Airbus A319 aircraft are powered by CFM International CFM56-5B6/P engines and the Airbus A320-200 aircraft are powered by CFM International CFM56-5B4/P engines. The total of twenty-three aircraft will be delivered new to US Airways, Inc. from the fourth quarter of 1998 through the third quarter of 1999. A listing of the particular aircraft is provided as attachment 1 of this document.

     Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE
----------

     Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledge parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

CURRENT FAIR MARKET VALUE
-------------------------

     According to the International Society of Transport Aircraft Trading's (ISTAT) definition of Fair Market Value (FMV), to which AvSOLUTIONS subscribes, the quoted FMV is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The fair market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash equivalent consideration, and given an adequate amount of time for effective market exposure to perspective buyers, which AvSOLUTIONS considers to be ten to eighteen months.

                7518-B Diplomat Drive, Manassas, Virginia 20109
                    Telephone 703-330-0461 Fax 703-330-0581

APPRAISAL METHODOLOGY
---------------------

     The method employed by AvSOLUTIONS to appraise the current and future values of aircraft and the associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

     To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross- sectional data is then postulated and compared with reported market values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

     The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the current value of an aircraft in one category, it is possible to estimate the current values of all aircraft in that category.

     The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.

     The variability of the data used by AvSOLUTIONS to determine the current and future market values implies that the actual value realized will fall within a range of values. Therefore, if a contemplated value falls within the specified confidence range, AvSOLUTIONS cannot reject the hypothesis that it is a reasonable representation of the current market situation.

LIMITING CONDITIONS AND ASSUMPTIONS
-----------------------------------

     In order to conduct this valuation, AvSOLUTIONS is solely relying on information as supplied by US Airways, Inc. or Morgan Stanley, and from data within AvSOLUTIONS' own database. In determining the base value of the subject aircraft, the following assumptions have been researched and determined:

1. AvSOLUTIONS has not inspected these aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

2. The aircraft will be delivered new to US Airways, Inc. between the fourth quarter of 1998 and the third quarter of 1999.

3. The aircraft will be certified, maintained and operated under United States Federal Aviation Regulation (FAR) part 121.

4. All mandatory inspections and Airworthiness Directives have been complied with.

5. The aircraft have no damage history.

6. The aircraft are in good condition.

7. AvSOLUTIONS considers the economic useful life of these aircraft to be at least 32 years.


       Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base value of each aircraft is as listed in attachment 1.

STATEMENT OF INDEPENDENCE
-------------------------

     This appraisal report represents the opinion of AvSOLUTIONS, and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the subject aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the Client's express consent.

     Aviation Solutions Inc. (AvSOLUTIONS) hereby states that this valuation report has been independently prepared and fairly represents the subject aircraft and AvSOLUTIONS' opinion of their values. Aviation Solutions Inc. (AvSOLUTIONS) further states that it has no present or contemplated future interest or association with the subject aircraft.



Signed,


/s/ Bryant Lynch
Bryant Lynch

Manager, Commercial Appraisals



                                ATTACHMENT 1
                          EETC COLLATERAL SUMMARY
=============================================================================
 AIRCRAFT NO.    AIRCRAFT      DELIVERY     ENGINES      MTOW    BASE VALUE
                                MO/YR                  (POUNDS)
-----------------------------------------------------------------------------
     1         Airbus A319     Oct-1998   CFM56-5B6/P  166,450   $38,140,000
-----------------------------------------------------------------------------
     2         Airbus A319     Oct-1998   CFM56-5B6/P  166,450   $38,140,000
-----------------------------------------------------------------------------
     3         Airbus A319     Nov-1998   CFM56-5B6/P  166,450   $38,140,000
-----------------------------------------------------------------------------
     4         Airbus A319     Nov-1998   CFM56-5B6/P  166,450   $38,140,000
-----------------------------------------------------------------------------
     5         Airbus A319     Dec-1998   CFM56-5B6/P  166,450   $38,140,000
-----------------------------------------------------------------------------
     6         Airbus A319     Dec-1998   CFM56-5B6/P  166,450   $38,140,000
-----------------------------------------------------------------------------
     7         Airbus A319     Jan-1999   CFM56-5B6/P  166,450   $38,420,000
-----------------------------------------------------------------------------
     8         Airbus A319     Jan-1999   CFM56-5B6/P  166,450   $38,420,000
-----------------------------------------------------------------------------
     9         Airbus A319     Feb-1999   CFM56-5B6/P  166,450   $38,420,000
-----------------------------------------------------------------------------
    10         Airbus A319     Mar-1999   CFM56-5B6/P  166,450   $38,420,000
-----------------------------------------------------------------------------
    11         Airbus A319     May-1999   CFM56-5B6/P  166,450   $38,700,000
-----------------------------------------------------------------------------
    12         Airbus A319     Jun-1999   CFM56-5B6/P  166,450   $38,700,000
-----------------------------------------------------------------------------
    13         Airbus A319     Jun-1999   CFM56-5B6/P  166,450   $38,700,000
-----------------------------------------------------------------------------
    14         Airbus A319     Jul-1999   CFM56-5B6/P  166,450   $38,980,000
-----------------------------------------------------------------------------
    15         Airbus A319     Jul-1999   CEM56-5B6/P  166,450   $38,980,000
-----------------------------------------------------------------------------
    16         Airbus A319     Jul-1999   CFM56-5B6/P  166,450   $38,980,000
-----------------------------------------------------------------------------
    17         Airbus A319     Jul-1999   CFM56-5B6/P  166,450   $38,980,000
-----------------------------------------------------------------------------
     18      Airbus A320-200    Jan-1999  CFM56-5B4/P  169,750   $44,390,000
-----------------------------------------------------------------------------
     19      Airbus A320-200    May-1999  CFM56-5B4/P  169,750   $44,710,000
-----------------------------------------------------------------------------
     20      Airbus A320-200    May-1999  CFM56-5B4/P  169,750   $44,710,000
-----------------------------------------------------------------------------
     21      Airbus A320-200    Jun-1999  CFM56-5B4/P  169,750   $44,710,000
-----------------------------------------------------------------------------
     22      Airbus A320-200    Jun-1999  CFM56-5B4/P  169,750   $44,710,000
-----------------------------------------------------------------------------
     23      Airbus A320-200    Jul-1999  CFM56-5B4/P  169,750   $45,030,000
-----------------------------------------------------------------------------




                            MORTEN BEYER & AGNEW
                              --------------------
                          AVIATION CONSULTING FIRM


                     Appraisal of (17) Airbus A319-100,
                           (6) A320-200 Aircraft


                               PREPARED FOR:

                              US Airways, Inc



                             NOVEMBER 16, 1998



          Washington, D.C.                             London

       8180 Greensboro Drive                    Lahinch 62, Lashmere

            Suite 1000                                Copthorne

       McLean, Virginia 22102                        West Sussex

        Phone +703 847 6598                     Phone +44 1342 716248

         Fax +703 734 1474                       Fax +44 1342 718967




                    [This Page Intentionally Left Blank]



-----------------------------------------------------------------------------
I.    INTRODUCTION AND EXECUTIVE SUMMARY
-----------------------------------------------------------------------------

Morten Beyer and Agnew, Inc. (MBA), has been retained by US Airways, Inc to determine the Base Value (BV) of 23 aircraft, delivered new over the next 11 months. The aircraft are further identified in Section III of this report.


In performing this valuation we did not inspect the aircraft or their maintenance documentation, and we relied solely on information provided to us by Morgan Stanley. Based on the information set forth further in this report, it is our opinion that the BV of the total value of aircraft in this portfolio is $895,950,000 with their respective individual values noted in Section III.


MBA uses the definition of certain terms, such as Current Market Value
(CMV) and Base Value (BV), as promulgated by the International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, appraisers, brokers, and others who have a vested interest in the commercial aviation industry.


ISTAT defines CMV as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Market Value (MV) assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.


The ISTAT definition of Base Value (BV) states that market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.


-----------------------------------------------------------------------------
II.   CURRENT MARKET CONDITIONS
-----------------------------------------------------------------------------

                               ---------------------------------
[GRAPHIC OF AN                 Airbus A319/ A320
 AIRPLANE APPEARS HERE]        ---------------------------------


The A320 series has been a remarkably successful competitor on the world market, offering newer technology and greater interior comfort than its Boeing 737 rivals. While Boeing has now developed nine different versions of the B-737 in three series (100/200, 300/400/500, and now 600/700/800/900) Airbus is still producing only its three models. The A320 program got its biggest boost late last year with US Airways commitment to standardize its entire narrowbody fleet around the A319/320/321 over the next decade as well as the TACA-Latin American commitment for more than
100. British Airways has since hopped onboard with a huge order (129) that further erodes Boeing's hold on the segment.


The float of these aircraft is very small, and few transactions have taken place. We expect that it will be several more years before there are any significant retirements, and that any aircraft offered will be sold at 100 percent of Base Value. While we have eliminated the value premium for these aircraft due to the general softening of the market, the A320 series has a firm hold on an increasing share of the market.


               -----------------------------------------------------
               *Aircraft Availability as of 10/98 for sale/lease
               -----------------------------------------------------
                A319                  0
               -----------------------------------------------------
                A320            3 - Wet Lease Only
               -----------------------------------------------------
               *  Information provided by BACK Information Services


-----------------------------------------------------------------------------
IV.   VALUATION
-----------------------------------------------------------------------------
Aircraft               Date of Mfr.    Registration #       * Base Value
                                                              ($000,000)
-----------------------------------------------------------------------------
A319-100                  10/98           N700UW                 37.06
                    ---------------------------------------------------------
                          10/98           N7O1UW                 37.06
                    ---------------------------------------------------------
                          11/98           N7O2UW                 37.13
                    ---------------------------------------------------------
                          11/98           N7O3UW                 37.13
                    ---------------------------------------------------------
                          12/98           N704US                 37.21
                    ---------------------------------------------------------
                          12/98           N7O5UW                 37.21
                    ---------------------------------------------------------
                          1/99            N7O6UW                 37.28
                    ---------------------------------------------------------
                          1/99            N7O7UW                 37.28
                    ---------------------------------------------------------
                          2/99            N7O8UW                 37.36
                    ---------------------------------------------------------
                          3/99            N7O9UW                 37.43
                    ---------------------------------------------------------
                          5/99            N71OUW                 37.59
                    ---------------------------------------------------------
                          6/99            N711UW                 37.66
                    ---------------------------------------------------------
                          6/99            N712UW                 37.66
                    ---------------------------------------------------------
                          7/99            N713UW                 37.74
                    ---------------------------------------------------------
                          7/99            N714US                 37.74
                    ---------------------------------------------------------
                          7/99            N715UW                 37.74
                    ---------------------------------------------------------
                          7/99            N716UW                 37.74
-----------------------------------------------------------------------------
A320-200                  1/99            N1O1UW                 42.97
                    ---------------------------------------------------------
                          5/99            N1O2UW                 43.32
                    ---------------------------------------------------------
                          5/99            N1O3US                 43.32
                    ---------------------------------------------------------
                          6/99            N1O4UW                 43.41
                    ---------------------------------------------------------
                          6/99            N1O5UW                 43.41
                    ---------------------------------------------------------
                          7/99            N1O6US                 43.50
-----------------------------------------------------------------------------
Total                                                     $895,950,000
-----------------------------------------------------------------------------
* Base Value includes adjustment for additional MTOW.


In developing the BV of these aircraft, MBA did not inspect the aircraft or its historical maintenance documentation. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of an aircraft when more detailed information is not available. The principal assumptions are as follows (for each aircraft):

     1. The aircraft is delivered new.
     2. The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of new delivery unless otherwise specified.
     3. The specifications of the aircraft are those most common for an aircraft of this type new delivery.
     4. The aircraft is in a standard airline configuration. 5. Its modification status is comparable to that most common for an aircraft of its type and vintage.
     6. No accounting was made for lease obligations or terms of ownership.


-----------------------------------------------------------------------------
V.    COVENANTS
-----------------------------------------------------------------------------

This report has been prepared for the exclusive use of U.S. Airways/Morgan Stanley and shall not be provided to other parties by MBA without the express consent of U.S. Airways/Morgan Stanley.


MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.


This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by U.S. Airways/Morgan Stanley or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.


                              PREPARED BY:


                              /s/ Bryson P. Monteleone

                              BRYSON P. MONTELEONE
                              Manager of Operations


                              REVIEWED BY:


                              /s/ Morten S. Beyer

                              Morten S. Beyer
                              Chairman and CEO
                              ISTAT Certified Fellow Appraiser




                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

            The Company's Restated Certificate of Incorporation and Bylaws provide that the Company will indemnify its directors, officers and employees, and will have the power to indemnify its other agents, to the full extent permitted by the General Corporation Law of the State of Delaware (the "GCL"), as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide on June 29, 1989). As of the date of the Prospectus,
Section 145 of the GCL, forming a part of this Registration Statement, provides as follows:

            "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

            "(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            "(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

            "(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

            "(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

            "(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

            "(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

            "(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

            "(i) For purposes of this section, references to 'other enterprises' shall include employee benefit plans; references to 'fines' shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to 'serving at the request of the corporation' shall include any services as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation' as referred to in this section.

            "(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            "(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

            The Company maintains directors' and officers' liability insurance.

Item 21.  Exhibits and Financial Statement Schedules

            (a) Reference is made to the Exhibit Index which immediately precedes the exhibits filed with this Registration Statement, which is incorporated herein by reference.

            (b) Not Applicable.

            (c) Not Applicable.

Item 22.  Undertakings

            (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

            (c) The undersigned registrant hereby undertakes to supply by means of a posteffective amendment all information concerning a transaction, and the Company being acquired involved therein, if any, that was not the subject of and included in the registration statement when it became effective.

            (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arlington, State of Virginia, on February 26, 1999.


                                    US AIRWAYS, INC.


                                    By: /s/ Rakesh Gangwal
                                        -------------------------------
                                        Rakesh Gangwal, Director, President
                                        and Chief Executive Officer


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on February 26, 1999.


By:  /s/ Stephen M. Wolf
     --------------------------------------
     Stephen M. Wolf, Director and Chairman


By:  /s/ Rakesh Gangwal
     --------------------------------------
     Rakesh Gangwal, Director, President
     and Chief Executive Officer
     (Principal Executive Officer)


By:  /s/ Thomas A. Mutryn
     --------------------------------------
     Thomas A. Mutryn
     Senior Vice President - Finance and
     Chief Financial Officer (Principal
     Financial Officer and Accounting
     Officer)


By:             *
     --------------------------------------
     Mathias J. DeVito, Director


By:             *
     --------------------------------------
     Peter M. George, Director


By:             *
     --------------------------------------
     George J. W. Goodman, Director


By:             *
     --------------------------------------
     John W. Harris, Director


By:             *
     --------------------------------------
     Edward A. Horrigan, Jr., Director


By:             *
     --------------------------------------
     Robert L. Johnson, Director


By:              *
     --------------------------------------
     Robert LeBuhn, Director


By:              *
     --------------------------------------
     John G. Medlin, Jr., Director


By:              *
     --------------------------------------
     Hanne M. Merriman, Director


By:              *
     --------------------------------------
     Raymond W. Smith, Director

------------------

By:  /s/ Thomas A. Mutryn
     --------------------------------------
     Thomas A. Mutryn, Attorney-In-Fact


*    Signed pursuant to power of attorney filed herewith.




                               EXHIBIT INDEX


Exhibit No.                   Description of Exhibit
-----------                   ----------------------

4.1 Purchase Agreement, dated December 14, 1998, between US Airways, Inc. and Airbus Industrie Financial Services+

4.2 Registration Agreement, dated December 14, 1998, among US Airways, Inc., Airbus Industrie Financial Services and State Street Bank and Trust Company+

4.3 Amendment No. 1 to the Registration Agreement, dated January 20, 1999, among US Airways, Inc., Airbus Industrie Financial Services and State Street Bank and Trust Company+

4.4 Pass Through Trust Agreement, dated December 4, 1998, between State Street Bank and Trust Company, as Pass Through Trustee, and US Airways, Inc.+

4.5 Pass Through Trust Supplement No. 1998-1C, dated December 14, 1998, between State Street Bank and Trust Company, as Pass Through Trustee, and US Airways, Inc.+

4.6 Deposit Agreement (Class C), dated December 14, 1998, between First Security Bank, National Association, as Escrow Agent, and Citibank, N.A., as Class C Depositary+

4.7 Revolving Credit Agreement (Class C), dated December 14, 1998, between State Street Bank and Trust Company, as Subordination Agent, and ABN AMRO Bank N.V., as Liquidity Provider*

4.8 Intercreditor Agreement, dated December 14, 1998, between State Street Bank and Trust Company, as Pass Through Trustee and as Subordination Agent, and ABN AMRO Bank N.V., as Liquidity Provider*

4.9 Escrow and Paying Agent Agreement (Class C), dated December 14, 1998, among First Security Bank, National Association, as Escrow Agent, Airbus Industrie Financial Services and State Street Bank and Trust Company, as Class C Trustee and as Paying Agent+

4.10 Note Purchase Agreement, dated December 14, 1998, among US Airways, Inc., State Street Bank and Trust Company, as Pass Through Trustee, Subordination Agent, and as Paying Agent, and First Security Bank, National Association, as Escrow Agent*

4.11 Exhibit A-1 to Note Purchase Agreement-- Form of Leased Aircraft Participation Agreement*

4.12              Exhibit A-2 to Note Purchase Agreement-- Form of Lease*

4.13              Exhibit A-3 to Note Purchase Agreement-- Form of Leased
                  Aircraft Indenture*

4.14 Exhibit A-4 to Note Purchase Agreement-- Form of Aircraft Purchase Agreement Assignment*

4.15 Exhibit A-5 to Note Purchase Agreement-- Form of Leased Aircraft Trust Agreement*

4.16 Exhibit C-1 to Note Purchase Agreement-- Form of Owned Aircraft Participation Agreement*

4.17              Exhibit C-2 to Note Purchase Agreement-- Form of Owned
                  Aircraft Indenture*

4.18              Old Class C Global Certificate+

4.19              Form of New Class C Global Certificate+

5.1               Opinion of Skadden, Arps, Slate, Meagher & Flom LLP+

10.1 Airbus A330/A340 Purchase Agreement, dated November 24, 1998, by and between AVSA S.A.R.L. and US Airways Group , Inc.**

12.1              Statements re computation of ratios+

23.1              Consent of KPMG LLP+

23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 5.1)+

23.3              Consent of AVITAS, Inc.+

23.4              Consent of AvSolutions, Inc.+

23.5              Consent of Morton Beyer and Agnew, Inc.+

24.1              Powers of Attorney+

25.1 Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of Trustee***

99.1              Form of Letter of Transmittal for the New Class C
                  Certificates+

99.2              Form of Notice of Guaranteed Delivery for the New Class C
                  Certificates+

--------------
+        Filed herewith.

* Incorporated by reference to US Airways' Current Report on Form 8-K filed with the Securities and Exchange Commission on December 29, 1998.

**       To be filed as an amendment.

*** Incorporated by reference to US Airways' Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 28, 1998.